As filed with the Securities and Exchange Commission on August 8, 2003.
                                                 Registration No. 333-
  ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                    7359                    23-2679963
      (State or other    (Primary Standard Industrial      (I.R.S. Employer
      jurisdiction of    Classification Code Number)      Identification No.)
     incorporation or
     organization)

                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                              USA Technologies, Inc.
                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
                                  (610) 989-0340
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                                    Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                          2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300

                       -----------------------------------

     Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

 ==============================================================================
                         CALCULATION OF REGISTRATION FEE
  -----------------------------------------------------------------------------

Title of each
class of                             Proposed        Proposed
Securities       Amount              Maximum         Maximum        Amount of
to be            to be               Offering Price  Aggregate      Registration
Registered       Registered          Per Unit(6)     Offering Price Fee
----------      ------------        ---------------  -------------  ------------
Common Stock,
no par value     9,000,000 shares(1)    $ .40          $ 3,600,000    $  291.24
                 5,000,000 shares(2)    $ .40          $ 2,000,000    $  161.80
                 2,500,000 shares(3)    $ .40          $ 1,000,000    $   80.90
                 5,149,748 shares(4)    $ .40          $ 2,059,899    $  166.64
                85,601,130 shares(5)    $ .40          $34,240,452    $2,770.05
                                                       -----------    ----------
Total          107,250,878 shares                      $42,900,351    $3,470.63
                                                       ===========    ==========

(1) Represents 9,000,000 shares underlying warrants granted to La Jolla Cove Investors, Inc.
(2) Represents 4,000,000 shares underlying warrants granted to and 1,000,000 shares issued to Steve Illes.
(3)  Represents 2,500,000 shares issued to Providence Asset Management.
(4) Represents 2,574,874 shares issued to, and 2,574,874 shares underlying warrants granted to, the holders of our senior notes who elected to receive these securities in lieu of cash interest payments due for the calendar quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003.
(5) Represents shares issued to the investors in our 2003-A private placement offering.
(6) Pursuant to Rule 457(c), the registration fee has been calculated at the average of the bid and asked price within 5 days prior to the date of the filing of the registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                             USA TECHNOLOGIES, INC.
                      107,250,878 shares of Common Stock

                                  THE OFFERING

     The resale of up to 107,250,878 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

     Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on August 5, 2003 was $.40 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY
  IF YOU CAN AFFORD A COMPLETE LOSS. Please refer to Risk Factors beginning on
                                     Page 9

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is August 8,  2003.

 TABLE OF CONTENTS

Prospectus Summary  . . . . . . . . . . . . . .   5
Risk Factors  . . . . . . . . . . . . . . . . .   9
Use of Proceeds . . . . . . . . . . . . . . . .  16
Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations . . . . . . . . . . . . . .  . . 17
Business  . . . . . . . . . . . . . . . . . . . .33
Management . . . . . . . . . . . . . . . . . .  .40
Principal Shareholders . . . . . . . . . . . . . 51
Certain Transactions   . . . . . . . . . . . . . 56
Selling Shareholders  . . . . . . . . . . . .  . 57
Market for Common Stock . . . . . . . . . . . .  72
Description of Securities . . . . . . . . . . .  76
Plan of Distribution  . . . . . . . . . . . . .  82
Legal Matters  . . . . . . . . . .. . . . . . .  83
Experts  . . . . . . . . . . . . . . . . . . .   83
Financial Statements  . . . . . . . . . .. . . .F-1

                               PROSPECTUS SUMMARY


OUR COMPANY

     USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company is a developer and supplier of cashless payment and control network systems and provider of related services. The Company's patented technologies include networked cashless transaction solutions and point of purchases devices. In May 2002, the Company completed the acquisition of Stitch Networks Corporation, a Delaware corporation ("Stitch"), and operates Stitch as a wholly owned subsidiary of the Company. Stitch also is a developer and supplier of cashless payment and control network technologies.

OUR BUSINESS

     The Company's point of purchase device, called e-Port or TransAct, facilitates the monitor and control, the cashless payment of product and/or services and the collection of sales and inventory data for the host equipment it is connected to or embedded in. Examples of host equipment include copiers, faxes, personal computers, printers, vending machines and kiosks. Our customers connect these devices to a network, developed and operated by the Company, which further facilitates the control and monitoring, the settlement of cashless payments and the reporting of sales and inventory data collected at the point of purchase. The Company's systems support multiple cashless payments methods, such as payments via credit/debit cards, smart cards, Radio Frequency Identification
(RFID), Personal Identification Numbers (PINs), and cellular telephones.

     Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control services and network. Service fees for access to the Company's equipment and network are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company's vending machines upon purchase and acceptance by the vending customer.

OUR MARKET

     The Company has focused on the Vending, Kiosk and Office Equipment industries in which to sell its networked, cashless payment systems, and has developed product offerings in each of these channels. The Company markets and sells its product and services directly to the owner, operator of the equipment and/or to equipment distributors and resellers established in each of the respective markets.

     Vending/Kiosk: The Company offers several variations of e-Port to the vending or kiosk industry such as an audit only device and an audit device coupled with cashless payment capabilities. Audit only devices allow the operator of the vending machine to remotely monitor the sales, inventory and diagnostic information of the machine it is embedded into. In addition, our point of purchase device allows the operator of the machine to offer their customers an alternative payment method to cash when purchasing product. All the information obtained at the vending machine is transferred back to our network and made available to the operator via the Internet or email.

     Office Equipment: The TransAct can be sold separately and connected to office equipment already owned by the purchaser or it can be coupled with office equipment sold by the Company. The combined TransAct and office equipment product is called the Business Express and is sold to hotels wishing to provide their guests with 24x7x365 access to business center services. The same benefits of remote sales and inventory data monitoring, as described above, are available from the TransAct or Business Express product.

     At March 31, 2003 the Company had a total of 1,753 TransActs and e-Ports installed at various hotels, vending machines, and amusement theme parks located throughout the United States and Canada.


Research and Development Costs

     The Company continuously pursues new product offerings related to our existing technology and accordingly invests resources and capital in research and development. For the years ended June 30, 2002 and 2001, and for the nine months ended March 31, 2003, the Company expensed approximately $1,187,000, $1,260,000, and $1,274,000, respectively for the development of our proprietary technology and is reflected in general and administrative expense in the accompanying consolidated financial statements.

ABOUT OUR OFFERING


     Our selling shareholders are as of the date of this prospectus as follows:

     *    holders of 91,676,004 shares

     * holders of unexercised warrants which if exercised would represent 15,574,874 shares (based upon the price of our shares of $.40 on August 5, 2003, all of these warrants have exercise prices less than this share price)

     Based upon the shares outstanding as of March 31, 2003 of 131,880,995, if all of these warrants are exercised and all of the shares now held by the selling shareholders are considered issued as of that date, we would have 239,131,873 shares outstanding.

     These shares would be offered by our selling shareholders at the market price at the time of resale. Our selling shareholders may also sell their shares to other investors in a transaction not on the open market. There is no requirement that our selling shareholders sell their shares pursuant to this prospectus.

     We will not receive any of the proceeds raised by the offering. We would receive proceeds from the exercise by the selling shareholders of the warrants or options referred to above.

                                  RISK FACTORS

     An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.



     1. We have a history of losses since inception and if we continue to incur losses the price of our shares can be expected to fall.

     We have experienced losses since inception. We expect to continue to incur losses for the foreseeable future as we expend substantial resources on sales, marketing, and research and development of our products. From our inception through March 31, 2003, our cumulative losses are $65.8 million. For our fiscal years ended June 30, 2001 and 2002, and for the nine months ended March 31, 2003, we have incurred net losses of $10,956,244, $17,314,807, and $12,542,898, respectively. If we continue to incur losses, the price of our common stock can be expected to fall.

     2. Our existence is dependent on our ability to raise capital which may not be available.

     There is currently limited experience upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. We expect to raise funds in the future through sales of our debt or equity securities until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. We are currently using funds in our operations on a monthly basis of approximately $700,000 and would require funds from the sales of securities of approximately $8,400,000 to fund our operations for the next twelve months. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

     3. We received an opinion from our auditor which raises substantial doubt about our ability to continue as a going concern.

     Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2002 consolidated financial statements indicating that as of June 30, 2002, there is substantial doubt about our ability to continue as a going concern. We will require additional funds in the future, and there can be no assurance that any independent auditors` report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers, suppliers and potential investors, and therefore could have a material adverse effect on our business, financial condition and results of operations.

     4. We depend on our key personnel and if they would leave us, our business could be adversely affected.

     We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

     o     they have specialized knowledge about our company and operations;
     o     they have specialized skills that are important to our operations;
           or
     o     they would be particularly difficult to replace.

     We have entered into an employment agreement with Mr. Jensen that expires in June 30, 2004. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

     We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

     5. USA`s dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

     A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.

     To date, we have pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States

Government granted us seventeen patents as of April 12, 2003. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:

     o    any of the remaining patent applications will be granted to us;
     o we will develop additional products that are patentable or do not infringe the patents of others;
     o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;
     o any patents issued to us will not be challenged, invalidated or circumvented by others; or
     o    any of our products would not infringe the patents of others.

     If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

     6. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

     Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

     o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";
     o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and
     o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA`s Business Express(R).

     Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

     7. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business and delay achievement of our business plan.

     We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). We have contracted with IBM to host our network in a secure, 24/7 environment to ensure reliability of our network services. If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

     8. We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

     The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.

     In addition, our articles of incorporation prohibit the declaration of any dividends on the common stock unless and until all unpaid and accumulated dividends on the Series A preferred stock have been declared and paid. Through March 31, 2003, the unpaid and cumulative dividends on the series A preferred stock equal $5,953,187. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share at the option of the shareholder. Through March 31, 2003, $2,621,924 of unpaid and cumulative dividends on the Series A preferred stock were converted into 282,369 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

     9.   We may fail to gain widespread  market  acceptance of our products and
          not  generate   sufficient   revenues  or  profit  margins  to  become
          successful.

     On March 31, 2003, we have an installed base of only 1,753 TransActs and e-Ports at commercial locations and revenues have been limited . There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the TransActs and e-Ports at enough locations or sell equipment utilizing our network to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the network may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor`s locations. In addition, there can be no assurance that our products could evolve or be improved to meet the future needs of the market place.

     10. The lack of an established trading market may make it difficult to transfer our stock and you may not be able to sell your shares on our trading market.

     Our common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

     11. There are rules governing low-priced stocks that may make it more difficult for you to resell your shares.

     Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

     Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC`s regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

     - make a suitability determination prior to selling penny stock to the purchaser;
     -    receive the purchaser`s written consent to the transaction; and
     -    provide certain written disclosures to the purchaser.
     - These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

     12. The substantial market overhang of our shares and registered resales under this prospectus will tend to depress the market price of our shares.

     The substantial number of our shares currently eligible for sale in the open market will tend to depress the market price of our shares. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities". As of March 31, 2003, these shares consisted of the following:

- 131,880,995 shares of common stock
- 527,832 shares of preferred stock
- 42,384,288 shares underlying options and warrants; and
- 57,036,743 shares underlying our convertible senior notes


     13. Sales of shares eligible for future sale from exercise of warrants and options could depress the market price of our common stock.

     We presently have issued and outstanding options to purchase 3,317,485 shares of our common stock and warrants to purchase 39,066,803 shares. The shares underlying all of these options and warrants have been registered and may be freely sold upon issuance. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

     14. Our subsidiary Stitch Networks is currently in default on a bank loan which may affect our liquidity and our ability to raise capital.

     Since May 13, 2003, our subsidiary, Stitch Networks has been in default under a bank loan in the amount of approximately $167,000 for non-payment of this amount to the bank. To date, the bank has not taken any legal action to collect the amount due. The obligation due to the bank is secured by the accounts receivable of Stitch Networks. The continuing failure of Stitch to pay the bank could affect our ability to raise equity capital in the future. In addition, when Stitch is required to repay the amount due, the funds required to repay the bank would adversely affect our liquidity.

     15. We are obligated to make substantial principal and interest payments to the holders of the senior notes which may not be available or would use our available working capital.

     As of the date hereof we have approximately $1,563,500 of unsecured senior notes due on December 31, 2003, approximately $1,314,108 of unsecured senior notes due on December 31, 2004, approximately $3,891,150 of unsecured notes due on December 31, 2005, approximately $3,335,500 of unsecured notes due on December 31, 2006, and approximately $3,363,396 of unsecured notes due on December 31, 2007. These notes accrue cash interest at the rate of twelve percent (12%) per year. We are required to make quarterly interest payments totaling approximately $412,000, or $1,648,000 each year.

     Until the senior notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

     Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

     We anticipate that the senior notes will be paid from cash from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity. The payment of the interest and principal on these notes would utilize our available working capital which would not be available for other purposes.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sales of our common stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock begins on page 63 of this prospectus. We will, however, receive proceeds from the exercise of any warrants by the selling shareholders.

     As of the date of this prospectus, we would receive $1,814,974 of proceeds from the exercise of all these warrants at the stated exercise price. Because all of these options and warrants have exercise prices of less than $.21 per share, all of these warrants are in the money as of the date of this prospectus.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


CRITICAL  ACCOUNTING  POLICIES

GENERAL

     The  preparation of  consolidated  financial  statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the policies and estimates related to revenue recognition, capitalized software; long-lived assets, goodwill and other intangible assets, and investments represent our critical accounting policies and estimates. Future results may differ from our estimates under different assumptions or conditions.


REVENUE RECOGNITION

     Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control services and network. Service fees for access to the Company's equipment and network are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company's vending machines upon purchase and acceptance by the vending customer.

SOFTWARE  DEVELOPMENT  COSTS

     The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commence when the product becomes available for general release to customers. Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. Amortization of such costs commences when the product becomes available for general release to it customers. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

     The Company evaluates the net realizable value of capitalized software development costs based on the estimated future gross revenues of related products reduced by the estimated costs of completing such products and of performing maintenance and customer support, if applicable. When the Company's gross revenues are significantly less than our estimates, the net realizable value of our capitalized software would be impaired and such capitalizable costs are charged to expense in the period known. During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and network during the fourth quarter by performing a net realizable value analysis as described above. As a result of this analysis, the Company wrote down to its net realizable value $2,663,000 of software development costs.

IMPAIRMENT OF LONG LIVED ASSETS

     Prior to July 1, 2002, in accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company reviewed its property and equipment and unamortized intangible assets whenever events or changes in circumstances indicated that the carrying amount of such assets may not be recoverable. The Company estimated the future cash flows expected to result from operations and if the sum of the expected undiscounted future cash flows was less than the carrying amount of the long-lived asset, the Company recognized an impairment loss by reducing the unamortized cost of the long-lived asset to its estimated fair value. If the Company's estimate of undiscounted future cash flows were less than the carrying amount of the long-lived asset, the carrying value of the asset would be impaired.

     The FASB recently issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", that is applicable to the Company for its fiscal year ended June 30, 2003. Statement No. 144 supercedes Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. The provisions of this Standard were adopted by the Company on July 1, 2002 and did not have a significant effect on the Company`s financial position or results of operations.

GOODWILL AND INTANGIBLE ASSETS

     In June 2001, the FASB issued Statements No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the non amortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 were applicable for the Company effective July 1, 2001.

     Under Statement No. 142 the Company tested goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed in Statement No. 142. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the Company with its net book value (or carrying amount), including goodwill. If the fair value of the Company exceeds its carrying amount, goodwill is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of the Company exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the Company's goodwill with the carrying amount of that goodwill. If the carrying amount of the Company's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. Determining the fair value of the Company under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a the Company (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. Similarly, estimates and assumptions are used in determining the fair value of other intangible assets. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. To assist in the process of determining goodwill impairment, the Company performed an internal valuation and estimated fair value using a discounted cash flow analysis. This approach uses significant estimates and assumptions which include projected future cash flows (including timing), discount rate reflecting the risk inherent in future cash flows and a perpetual growth rate.

     The Company completed the required transitional impairment test of goodwill as of July 1, 2002, as prescribed in Statement No. 142, during the quarter ended December 31, 2002, using a discounted cash flow analysis. The Company concluded that there was no impairment to record as a result of this test. The Company will perform the impairment tests required under Statement No. 142 on an annual basis unless other indicators are present.

INVESTMENT

     The Company's investment relates to its investment in the Jubilee Investment Trust, PLC (Jubilee), a United Kingdom investment trust whose shares trade on the London Stock Exchange. The investment in Jubilee has been accounted for as "available for sale" in accordance with Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Available for sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of stockholders' equity in other comprehensive income (loss). A judgmental aspect of accounting for investments involves determining whether an other-than- temporary decline in value of the investment has been sustained. If it has been determined that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings. Such evaluation is dependent on the specific facts and circumstances. Factors that are considered by the Company each quarter in determining whether an other-than-temporary decline in value has occurred include: the market value of the security in relation to its cost basis; the financial condition of the investee; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment. In evaluating the factors above for available-for-sale securities, management presumes a decline in value to be other-than-temporary if the quoted market price of the security is below the investment's cost basis for a period of six months or more. However, the presumption of an other-than-temporary decline in these instances may be overcome if there is persuasive evidence indicating that the decline is temporary in nature (e.g., strong operating performance of investee, historical volatility of investee, etc.).

FORWARD  LOOKING  STATEMENTS

     This Form SB-2 contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company`s actual results to differ materially from those projected, include, for example (i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations or to fund development and marketing of its products (vii) the ability of the Company to obtain approval of its pending patent applications; or (viii) the ability of the Company to satisfy its accounts payable and accrued liabilities. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company`s expectations will be met.

INTRODUCTION

     The Company had a net loss during the years ended June 30, 2002 and 2001, and for the nine months ended March 31, 2003 of $17,314,807, $10,956,244, and $12,542,898, respectively, and anticipates incurring operating losses for the remainder of fiscal 2003.

RESULTS  OF  OPERATIONS

NINE MONTHS ENDED MARCH 31, 2003:

     The nine month period ended March 31, 2003 resulted in a net operating loss of $12,542,898 compared to a net loss of $8,182,495 for the comparable period in the prior fiscal year. Losses are projected to continue until sufficient revenue is generated from equipment, product sales and service and transaction fees from the Company's proprietary technology.

     Revenues for the nine month period ended March 31, 2003 were $2,233,330, an increase of $1,115,059 or 100% from the nine month period ended March 31, 2002. This increase in revenues is primarily due to the product revenues and service and transaction fees relating to Stitch Networks Corporation, which accounted for approximately $895,000 of the revenue increase. The remaining increase was due to equipment sales of e-Port and Business Express. The Company is continually increasing its sales efforts to sell e-Ports and its Business Express products.

     Overall, operating expenses for the nine month period ended March 31, 2003 were $11,468,740, representing a $3,149,088 or 38% increase over the prior period. The significant increases in each category were as follows:

     The increase of $1,445,368 or 236% in cost of sales is due primarily to the inclusion of amortization of software development costs of $873,828 in cost of sales as well as the cost of product relating to sales of Stitch Networks
Corporation. The remaining increase in cost of sales is attributable to the increase in e-Port sales.

     The increase in general and administrative expenses was $642,972 or 15%. This increase is due to changes in the following expenses: product development increase of $848,000 for work on the network; telephone expense increase of $255,000 primarily due to Stitch Network operations; legal expense increase of $188,000 for corporate activity required to grow and maintain our business; insurance increase of $86,000 primarily for director and officer coverage; consulting and promotion expense decrease of $639,000 for reduced corporate and investor relations services. We have continued to utilize consultants for general business activities, including network services, and have attempted whenever possible to pay for these services on a non cash basis through the issuance of debt and equity instruments.

     Compensation expense decreased $388,818 or 12% from the comparable nine month period last year. This decrease is due to a decrease in bonus expenses during the nine months ended March 31, 2003 versus the nine months ended March 31, 2002.

     Depreciation and amortization expense increased by $490,214 for the nine month period ending March 31, 2003, which is directly attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition.

     The Company incurred a charge during the nine months ended March 31, 2003 relating to the modification of debt terms for certain 1999 and 2000 Senior Notes in the amount of $959,352. There was no such comparable charge during the same period in the prior year. This charge relates to the unamortized debt discount remaining for the Senior Notes maturing in December 2003 and December 2004 whose conversion and maturity terms were modified. The Company offered these note modifications (e.g. extended maturity dates), and recognized the related non-cash charge to operations in order to manage short-term cash flows.

     Interest expense increased by $2,327,866, due to the greater debt carried by the Company to finance its operations. A significant portion of interest expense is the amortization of non-cash debt discount.

FISCAL  YEAR  ENDED  JUNE  30,  2002:

     For the fiscal year ended June 30, 2002, the Company had a net loss of $17,314,807. The loss applicable to common shares of $18,137,368 or $0.50 loss per common share (basic and diluted) was derived by adding the $17,314,807 net loss, the $822,561 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 35,994,157.

     Revenues for the fiscal year ended June 30, 2002 were $1,682,701, an increase of $231,699 or 16% from the prior year. This increase in revenues is directly attributable to the acquisition of Stitch Networks Corporation, which accounted for $210,068 of the increase. Other revenues remained flat with the prior year, as the Company`s sales efforts, focused mainly on the customer acceptance of the e-Port and through June 30, 2002 and 2001, have not produced significant revenues due to limited market acceptance which was less than that anticipated by the Company. The Company is continually increasing its sales efforts to sell e-Ports as well as its Business Express products.

     Overall, operating expenses for the fiscal year ended June 30, 2002 were $16,999,478, representing a $7,378,803 or 77% increase over the prior year. This increase is due to the increases of $3,098,688 or 380% in cost of sales, $2,361,637 or 42% in general and administrative expenses, $1,687,886 or 57% in compensation expense, and $230,592 or 71% in depreciation and amortization expense. The significant increases in each category are as follows:

     The increase of $3,098,688 and 380% in cost of sales is due primarily to the inclusion of amortization of software development costs and the cost of product relating to Stitch Networks Corporation. In fiscal 2002, the Company recorded software amortization of approximately $2.9 million, including an impairment charge of approximately $2,663,000, in cost of sales as required by generally accepted accounting principles. During the fourth quarter of fiscal year 2002, the Company determined that the estimated future revenues less costs to complete and dispose the enhanced e-Port client product was zero, and therefore recorded this impairment charge to reflect software development costs at their net realizable value. The remaining increase in cost of sales is attributable to the increase in sales, primarily related to the Stitch revenues in fiscal 2002.

     The majority of the increase in general and administrative expenses of $2,361,637 or 42% is due primarily to the increase in non-cash (securities) compensation in the amount of $555,482 paid to our investment banker, increase in the non-cash (securities) compensation paid to our public relations consultants in the amount of $1,601,915, and the increase in non-cash (securities) compensation in the amount of $657,238 paid to our other business consultants. Although these expenses did not result in increased revenues during the fiscal year, we believe that increased revenues may occur in the future. Our investment banker provided us with various financial advisory services during the fiscal year, including identifying strategic acquisition opportunities. Our public relations consultants assisted us to attempt to introduce the Company and its products as well as communicate with our shareholders. Our other business consultants assisted us during the fiscal year with technical development of and advice in connection with our network and e-Port products. The increases in our general and administrative expenses were offset by a substantial decrease in legal expenses of $992,181, primarily associated with termination of the MBE litigation, which was settled in fiscal year 2001.

     The increase in compensation expense of $1,687,886 or 57% from the previous year is mainly attributable to an increase in stock bonus expense to Company officers and employees of $1,248,545, which was non-cash expense. The stock bonuses were issued in order to adequately compensate and attempt to retain the Company`s management team intact. Corporate salaries increased $342,921 or 113%, due to increased headcount by 16% during the year, primarily due to the addition of Stitch Network`s personnel during the last one and one half months of 2002.

     Depreciation and amortization expense of $440,238 increased by $230,592, which is directly attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition.

     Other income and expense increased by $895,459, primarily as a result of the non-cash amortization to interest expense relating to the debt discount and beneficial conversion features on the Company`s Senior Notes.

FISCAL  YEAR  ENDED  JUNE  30,  2001:

     For the fiscal year ended June 30, 2001, the Company had a net loss of $10,956,244. The loss applicable to common shares of $11,792,785 or $.70 loss per common share (basic and diluted) was derived by adding the $10,956,244 net loss, the $836,541 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 16,731,999.

     Revenues for the fiscal year ended June 30, 2001 were $1,451,002, a decrease of $603,339 or 29% from the prior year, primarily due to a decrease of $745,000 or 55% in equipment and installation sales of our higher priced Business Express and Business Express Limited Service Series (LSS). Offsetting this decrease were increases in the sale of the Company`s standalone TransAct control system of $129,000 or 462% and the initial sales of the non-media e-Port control system of $19,000 or 100%.

     Operating expenses for the fiscal year ended June 30, 2001 were $9,620,675, representing a $746,333 or 8% increase over the prior year. The primary contributors to these increases were compensation expense and general and administrative expense offset by reductions in cost of sales, as detailed below.

     The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000. Such amount has been reported as a (non-cash) extraordinary item in the fiscal year 2001 statement of operations.

     Cost of sales decreased by $442,555 from the prior year, primarily reflecting the decrease in the Business Express and Business Express LSS centers sold. General and administrative expenses of $5,628,014 increased by $626,182 or 13%. This increase was due to increased product development costs of $450,000, public relations expenses of $188,000, license expense for DoubleClick Adserver software of $120,000, market research expenses of $88,000, trade show and related travel expenses of $74,000, offset by a decrease in legal expenses of $238,000, primarily associated with the MBE litigation which has been settled in fiscal year 2001.

     Compensation expense was $2,966,776, an increase of $463,611 or 19% from the previous year. The increase was due to an increase in executive bonus expense of $234,000 or 66%, of which $201,000 was non-cash. Additional increases in salaries and related employee benefits of $169,000 or 9%, are due to increased personnel activities in all areas of the Company and an increase of $51,000 in the matching 401K Company contributions instituted in July 2000. The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000.

     Depreciation expense of $209,646 increased by $99,095, which is directly attributable to the increased depreciable asset base.

     Other income and expense decreased by $481,909, primarily as a result of the extension of the amortization period of the debt discount due to the exchange of certain 1999 Senior Notes into 2000 Senior Notes, which is a non-cash expense.

     In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) required companies to adopt a new methodology for computing the beneficial conversion feature of convertible securities, which is to be applied retroactively for commitments entered into on or after May 20, 1999. Accordingly, a one-time, non-cash charge of $821,000 has been recorded for the cumulative effect of accounting change as required under the guidance provided by the EITF.

New Accounting Pronouncements

     In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement No. 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. As Statement No. 142 is effective for fiscal years beginning after December 15, 2001, the Company will adopt the Statement on July 1, 2002. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the nonamortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 are applicable for the Company effective July 1, 2001.

     Under Statement No. 142 the Company will test goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed in Statement No. 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2002 in the second quarter of fiscal year 2003. If the first test indicates a potential impairment, the second phase will be completed to calculate any actual impairment. Any impairment charge resulting from these transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in the first quarter of fiscal year 2003. The Company completed the transitional test of goodwill as of July 1, 2002, as prescribed in Statement No. 142, during the quarter ended December 31, 2002, using a discounted cash flow analysis. The Company concluded that there was no impairment to record as a result of this test. The Company will perform the impairment tests required under Statement No. 142 on an annual basis unless other indicators are present.

     The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB`s new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard will be adopted by the Company on July 1, 2002 and are not expected to have a significant effect on the Company`s financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations - -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption of SFAS No. 145, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods that does not meet the criteria of APB Opinion No. 30 for such classification should be reclassified to conform with the provisions of SFAS No. 145. Accordingly, the $863,000 extraordinary loss on the 2001 exchange of debt (Note 10), has been reclassified as a loss from continuing operations during fiscal year 2001 in the accompanying consolidated financial statements.


PLAN  OF  OPERATIONS

     At March 31, 2003 we had a total of 1,753 TransActs and e-Ports at various hotels, vending machines and amusement theme parks located throughout the United States and Canada.

     During the nine months ended March 31, 2003, revenues generated from equipment sales of Business Express and related hospitality offerings were approximately $544,000. These revenues were a result of USA`s sales of the equipment with various hotel chains, directly and through distributors.

     In May 2002,  we acquired  Stitch to  increase  product  offerings  and the related revenues. These revenues would include product revenues based on purchases of cameras and film and the related monthly service fees. Additionally, certain Stitch personnel which the Company believed would enhance its business were also acquired. Since we acquired Stitch, we have eliminated a substantial number of former Stitch employees, are in the process of combining technologies, consolidating facilities and reducing duplicative operating expenses. We are also attempting to reduce our operating expenses incurred in connection with the ongoing Stitch business operations.


     During the nine months ended March 31, 2003, the costs incurred in the ongoing maintenance of our network were reduced by approximately $500,000. The costs saved in eliminating the Stitch employees were approximately $500,000 per year.

     In March 2002, the Company signed an agreement with MEI (Mars Electronics), a world leader in the manufacturing of electronic coin mechanisms and dollar bill acceptors for the vending industry. MEI has agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. Commercial availability is planned for spring 2003 and through the date of this prospectus no revenues have been generated from this arrangement.

     Recently, the Company completed development of an e-Port application using hotel room keys, and 40 vending machines are now operating with such technology at the 1,400 room Gaylord Palms Resort Hotel in Orlando, Florida. Through the date of the prospectus, approximately $14,000 of reveneues have been generated through these equipment sales.

     The Company`s Vending Machines for the Kodak Program are purchased from Dixie Narco and the film and cameras are purchased directly from Eastman Kodak Company. Product revenues through the nine months ended March 31, 2003 were approximately $358,000. In May 2003, the company notified the parties to the Kodak Agreement that Maytag Corporation and Dixie-Narco had breached the Kodak Agreement by failing to perform their various obligations thereunder. Dixie-Narco and Maytag Corporation have denied breaching the Kodak Agreement, and the parties are presently attempting to negotiate a settlement of this matter.

     In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company which is a supplier of microprocessors to the retail point of sale industry. The agreement allows the Company`s proprietary network software (USAlive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a fee from the licensing of each such chip. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip. As of the date of this prospectus, no products have been available for commercial use and accordingly, no revenues have been generated.

     In laundry, American Sales Inc. (ASI) signed a five year agreement to purchase units of Stitch`s e-Suds laundry solution for their university locations in the Midwest, with initial installations to begin in the summer of 2002. The agreement provides that if ASI purchases at least 9,000 units over the contract period, then ASI shall have exclusive rights to the units in Ohio, Kentucky, Indiana, Michigan and Marshall University. Through the date of this prospectus ASI has not purchased any units.

     On July 11, 2003, USA purchased substantially all of the operating assets of Bayview Technology Group, LLC ("Bayview"), a Colorado limited liability company, pursuant to an asset purchase agreement. Bayview designs and manufactures energy conservation devices for the vending industry. The operating assets consist primarily of the patents and other intellectual property relating to such devices and customer accounts. As a result of the Bayview transaction, we acquired a complementary product in the vending industry.

     The purchase price for Bayview"s assets was 20,000,000 shares of restricted Common Stock of USA issued to Bayview, and a cash payment made by USA in the amount of $631,247 to a creditor of Bayview (paid from USA's working capital). The purchase price was determined as a result of an arms length negotiation between Bayview and USA. To the best knowledge of USA, neither USA, any affiliate, director, officer nor associate of any director or officer of USA had any material relationship with Bayview prior to the transaction. We also agreed to issue 170,000 shares to an individual as an introduction fee.

     Bayview has agreed not to sell any of the common stock until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common stock of USA. USA has agreed to use its best efforts to register all of the stock for resale by Bayview under the Securities Act of 1933, as amended, for a period of one year (from July 11, 2004 through July 11, 2005).

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the fiscal year ended June 30, 2002, the Company completed several financing transactions. Net proceeds of $3,912,765 were realized from private placement offerings of Common Stock including the exercise of Common Stock Purchase Warrants and Options, and net proceeds of $3,944,233 were realized from private placement offerings of Senior Notes. As of June 30, 2002, the Company had a working capital deficit of $4,607,486, which included cash and cash equivalents of $557,970 and inventory of $877,814.

     During the fiscal year ended June 30, 2002, net cash of $6,133,766 was used by operating activities, primarily due to the net loss of $17,314,807 offset by a non-cash charge of $4,532,533 for Common Stock, options and warrants issued for services; $3,032,479 of non cash amortization primarily to record an impairment charge of $2,663,000 to reduce such software development costs to fair value; and $1,513,118 of non-cash amortization of the debt discount relating to the Senior Notes. During the fiscal year ended June 30, 2002, net cash used in investing activities was $63,459 principally due to the increase in software development costs of $2,238,771 relating to the e-Port and associated network, offset by the cash acquired in the Stitch acquisition. The net cash provided by financing activities of $5,937,625 was attributable primarily to net proceeds generated from the issuance of Common Stock through private placements, exercise of Common Stock Purchase Warrants, and net proceeds generated through the issuance of 2001 and 2002 Senior Notes, as described in the prior paragraph, offset by the paydown during June 2002 of $2,165,000 of debt assumed in the Stitch acquisition.

     In June 2002, the Company commenced a private placement offering (the 2002-A offering) of up to $4,000,000 of Convertible Senior Notes (later increased to $4,300,000). The offering consists of up to 400 units at $10,000, convertible into Common Shares at $.20 per share. Each noteholder initially was to receive 20,000 Common Stock warrants for each unit purchased. However, subsequent to June 30, 2002, the offering was amended to replace the warrants with 20,000 shares of Common Stock for each unit. The offering is exempt from the registration requirements of the Act pursuant to Section 4(2) and Rule 506 thereunder and is being offered and sold only to accredited investors. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock. The offering terminated October 31, 2002 with total subscriptions of $4.284 million received prior to any shareholder conversion. Mr. Jensen and Mr. Herbert have each subscribed for $100,000 into this offering, as compensation for services rendered and to be rendered.

     During August 2001, the Company issued to La Jolla Cove Investors a $225,000 (increased by $100,000 on June 18, 2002) Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. La Jolla is limited to no more than 5% of the investment that is convertible during any month. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the

Debenture. At June 30, 2002, there were $243,000 Convertible Debentures outstanding with a due date extended (by Agreement on June 18, 2002) to August 2, 2004. Subsequent to June 30, 2002 and through March 31, 2003, La Jolla converted $51,000 of Debentures into 495,421 shares of Common Stock and exercised Warrants to purchase 4,954,210 shares of Common Stock. Total proceeds for the warrants were $510,000, for which the Company received cash proceeds of $350,000 and utilized a previously received deposit of $160,000. Subsequent to March 31, 2003 and through June 2, 2003, La Jolla converted the remaining
$8,465,380   principal  balance  of  the  debenture.   In  connection  with  the
conversions we issued warrants to La Jolla to purchase an aggregate of 10,718,060 shares, 8,465,380 of which were exercisable at $.1008 per share and 2,252,680 of which were exercisable at $.0708 per share. During May 2003, La Jolla exercised all of the warrants exercisable at $.0708 per share for an aggregate exercise price of $159,489.74.

     In connection with the Stitch acquisition (Note 3 to the Consolidated Financial Statements), the Company assumed long term debt of $3,976,000 which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002. All but $225,000 of these working capital loans bear interest at a variable rate based on the bank`s prime rate. These loans are secured by the assets of Stitch. At June 30, 2002 $275,000 of working capital loans are outstanding of which $225,000, bears interest at 6.75%, was payable on July 8, 2002 and $50,000 was payable on demand. Subsequent to June 30, 2002 and through February 21, 2003, the Company has made payments to the bank totaling $ 66,939. The outstanding balance as of March 31, 2003 is approximately $ 167,000. On July 26, 2002, August 29, 2002 and September 27, 2002, October 31, 2002, February 3, 2003 and February 19, 2003, the bank agreed to extend the due date of these notes until September 1, 2002, October 1, 2002, November 1, 2002, December 1, 2002, March 1, 2003 and March 17, 2003, respectively. In connection with these extensions, the Company paid $3,000 of fees to the bank. The Company is currently in default under this loan.

     Also as a result of the Stitch acquisition, the Company incurred increased operating costs. For the nine month period ended March 31, 2003, this increase was approximately $900,000. As discussed above, we are attempting to reduce these increased operating expenses.

     At June 30, 2002 the Company also has a $1.5 million borrowing facility available (the Facility) to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings are made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to June 30, 2002, the Company has not borrowed any additional funds under this facility.

     A summary of outstanding debt obligations of the Company at March 31, 2003 is as follows:
                                                         March 31
                                                           2003
                                                       ------------
                                                        (Unaudited)
                Bank facility                          $   964,665
                Working capital loans                      166,765
                IBM inventory financing                      5,403
                Capital lease obligations                   20,196
                                                       ------------
                                                         1,157,029
                Less current portion                       782,405
                                                       ------------
                                                        $  374,624
                                                       ============

     During the remainder of fiscal 2003, the Company anticipates expensing additional expenditures of approximately $0.5 million for enhancements to its software development on its network.

     The Company has incurred losses of $17.3 million, $11.0 million, and $12.5 million during each of the fiscal years ending June 30, 2002 and 2001, and for the nine months ended March 31, 2003, respectively, and cumulative losses from inception through March 31, 2003 amounting to $65.8 million. At March 31, 2003 the Company`s working capital deficit is $4,904,450. The Company will require additional debt or equity financing for its operations which may not be readily available. These factors raise substantial doubt about the Company`s ability to continue as a going concern. The Company`s independent auditors have included an explanatory paragraph in their report on the Company`s June 30, 2002 consolidated financial statements. The Company believes that the funds available at June 30, 2002 combined with events that have occurred to date and are anticipated to occur including the anticipated revenues to be generated during fiscal year 2003, the potential capital to be raised from the exercise of the Common Stock Purchase Warrants, the funds anticipated to be received in current and future private placements, and the ability to reduce anticipated expenditures, will allow the Company to continue as a going concern.

     During the 2002 fiscal year the Company used cash of approximately $500,000 per month in its operations. During the nine months ended March 31, 2003 the Company used cash of approximately $700,000 per month in its operations and continues to use $700,000 per month of cash in operations subsequent to March 31, 2003. This increase is due to approximately $90,000 increase in monthly costs for payroll and operating expenses related to the May 2002 Stitch acquisition and an increase of approximatly $110,000 in monthly payroll and services cost rendered to the Company (substantially all of which had been paid through the issuance of securities by the Company in the 2002 fiscal year).

     Our subsidiary, Stitch, is currently in default on a working capital loan acquired in connection with the Stitch acquisition with a current outstanding balance of $167,000. If we cannot negotiate a satisfactory payment arrangements with the bank, we intend to pay off this debt in full from working capital. The equipment line of credit acquired in the Stitch acquisition has an outstanding balance of $965,000 at March 31, 2003. The Company is current on its payment terms for this line of credit agreement.

     Our working capital deficit at March 31, 2003 was $4,904,450. At March 31, 2003 accounts payable was approximately $4.4 million of which $2.5 million is outstanding greater than 90 days. The Company works with its vendors on a continuous basis to reduce the outstanding payable balances. The significant amount of our working capital deficit has had the effect of increasing the immediacy of timing of our capital needs. In addition, the time and attention given by management to satisfying our working capital deficit detracts from management`s pursuit of development and sales of our products.

     In March 2003 the Company granted to the holders of the Senior Notes due on December 31, 2003 and December 31, 2004 the right to extend the maturity date to December 31, 2006 and December 31, 2007, respectively, in exchange for the the reduction of the conversion rate on these notes from $1.25 and $.40 per share to $.20 per share. Management anticipates that substantially all of the note holders will accept this change and, accordingly the Company does not believe it will require any substantial amounts of cash to fund these obligations at their maturity at December 31, 2003. As of July 25, 2003, $3,470,500 million of the 2003 Notes have been extended to December 31, 2006 and $3,328,392 of the 2004 Senior Notes have been extended to December 31, 2007.

     Our working capital deficit as of May 31, 2003 was $1,538,359 representing a substantial decrease of approximately $3.4 million from our working capital deficit at March 31, 2003. During this two month period we raised capital through equity offerings and we were able to pay many of our past due accounts payable. In addition, during this period, the holders of approximately $400,000 of our notes due December 31, 2003 agreed to extend the maturity dates of these notes until December 31, 2006 (in exchange for the reduction in the conversion rate of the notes). Our cash position on May 31, 2003 was approximately $2,000,000 as compared to our cash position of approximately $573,000 on March 31, 2003.

     We currently have limited cash resources and liquidity, and must continue to raise funds through sales of our securities in order to continue business operations. For the 2003 calendar year, the Company anticipates that it would require cash of $8.4 million for funding of business operations ($700,000 per month) and $9.8 million to pay all of our accrued and unpaid liabilities as of March 31, 2003 (consisting of $4.4 million of accounts payable, $2.0 of senior notes, net, $2.6 million of accrued expenses, and $.8 million of current obligations under long-term debt) for a total funding requirement of $18.2 million.

     After subtracting $1.5 million of certain current assets as of March 31, 2003 (consisting of cash, accounts receivable and inventory), the extension of the maturity date of $300,000 senior notes and the $7 million raised by us through June 30, 2003 from the sale of shares and exercise of our noteholder warrants, we anticipate our additional cash needs for the 2003 calendar year to be $9.4 million.

     Of this $9.4 million amount, we anticipate raising $3.6 million from the existing in the money warrants. The balance of $5.8 million is anticipated to be raised by us from the sales of additional securities during the remainder of the calendar year. To the extent that less warrants are exercised than anticipated, we would have to sell additional securities. The funds required to be raised through the sales of additional securities would be reduced by the cash, if any, generated from our operations during the calendar year, and the continued reductions, if any, in our operating costs associated with the Stitch business operations. To the extent that we are unable to generate sufficient cash as outlined above, we intend to pay our current operating expenses and will attempt to continue to negotiate with our past due creditors.

COMMITMENTS

     The Company leased its principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $14,000 plus utilities and operating expenses. The lease expired on June 30, 2002, and subsequently the Company had leased these facilities on a month to month basis. The Company vacated this facility in July 2003. During July 2003, the Company entered into a lease through December 31, 2008 for 12,864 square feet of space in Malvern, PA for its principal executive office at $16,000 per month. With the acquisition of Stitch Networks, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company is consolidating facilities, and therefore has vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 3 to the Consolidated Financial Statements). The Company is attempting to secure a tenant to sublease the space for the duration of the lease and is in default under the lease since August, 2002. Subsequent to June 30, 2002, the Company also signed a lease for 16.5 months for $4,000 per month for additional space in Malvern, PA for business activities.

Other Events

     During September 2002, the Company issued to an investor, Yomi Rodig, 2,000,000 shares of its restricted Common Stock at $.12 per share generating gross proceeds of $240,000. This investor also received a warrant to purchase up to 2,000,000 shares of restricted Common Stock of the Company at $.10 per share at any time on or before November 30, 2002 (subsequently extended to May 31, 2003) and if all such warrants are exercised, the investor was granted another warrant to purchase up to 2,000,000 shares of Common Stock at $.10 per share expiring May 31, 2003. These warrants have expired. We have agreed to register for resale these shares for a period of one year from the date of this prospectus.

     Subsequent to June 30, 2002 and through October 31, 2002 the Company issued $3.84 million of 2002-A Senior Notes. A total of $1,329,800 of these Senior Notes were issued to certain officers, directors and consultants of the Company in exchange for services to be performed. Of this amount, a total of $678,000 are reflected as prepaid services at March 31, 2003.

     During October 2002, the Company issued to an investor, Alpha Capital Aktiengesellschaft, 1,500,000 shares of its restricted Common Stock at $.10 per share generating net proceeds of $123,000. The investor also received a warrant to purchase up to 750,000 shares of restricted Common Stock of the Company at an exercise price of $0.15 per share exercisable at anytime for five years. On the seventh business day after the date of this prospectus, the investor has agreed to purchase an additional 1,500,000 shares of restricted Common Stock at $.10 per share and receive another warrant to purchase up to 750,000 shares of restricted Common Stock at the then closing price exercisable for 5 years. We have agreed to register for resale these shares and the shares underlying the warrants until November 2005. The Company paid a finder`s fee of $15,000 to Libra Finance, S.A. in connection with the investment.

     During October 2002, the Company issued to an investor, Kazi Management VI, Inc., 3,571,429 shares of its restricted Common Stock at $.07 per share generating net proceeds of $244,925. This investor also received a warrant to purchase up to 7,142,858 shares of restricted Common Stock of the Company at $.07 per share at any time on or before October 26, 2007, and a warrant to purchase up to 7,142,858 shares of Common Stock at $.07 per share and up to 5,000,000 shares at $.10 per share over a one year period. None of these warrants have been exercised as of December 31, 2002. We have agreed to register for resale these shares as well as the shares underlying the warrants for a period of five years.

     During October 2002 the Company`s Board of Directors also approved that for the quarterly interest payment made by the Company on the 12% Convertible Senior Notes (for September 30, 2002, December 31, 2002 and March 31, 2003 ), at the option of the note holder, the interest payment due can be used to purchase shares of the Company`s Common Stock at a rate of $.20 per share. For each share purchased, the note holder shall receive a warrant to purchase one share of the Company`s Common Stock at $.20 per share exercisable at any time prior to June 30, 2004. During the three and nine months ended March 31, 2003, 530,818 and 1,653,766 shares respectively, were issued for payment of the quarterly interest payment and 530,818 and 1,653,766 warrants to purchase Common Stock were issued to the note holders, respectively. The fair value of the warrants issued of approximately $128,200 was determined using the Black Scholes Valuation Model.

     During October 2002, the Company agreed to issue 1,480,000 shares of its Common Stock to certain of its employees and consultants at $.16 per share. Such shares were issued for services to be performed in subsequent periods. At March 31, 2003, $236,800 is reflected in prepaid services for the services that have not been performed as of March 31, 2003.

     During October 2002, the Company granted to all of the holders of the 12% Convertible Senior Notes, 10,306,026 Common Stock warrants to purchase Common Stock at $.10 per share. The total number of the warrants issued was that number of shares equal to 75% of the dollar amount of the Senior notes held by the note holders. The warrants are exercisable through November 30, 2002 (subsequently extended through April 30, 2003). Upon the exercise of this warrant by the Senior note holder, the Company granted an identical number of warrants to that note holder with an exercise price of $0.10 per share exercisable through April 30, 2003. Through March 31, 2003, the note holders exercised a total of 5,458,759 Common Stock warrants of the originally granted warrants of the 10,306,026 warrants initially granted, generating gross proceeds to the Company of $545,876. An additional 5,458,759 warrants were granted upon the exercise of the initial warrant to these note holders at March 31, 2003. Of these additional March 2003 warrants, 793,893 were exercised as of March 31, 2003, generating gross proceeds to the Company of $79,389. Subsequent to March 31, 2003 and through June 30, 2003, 7,773,153 of the Common Stock warrants, were exercised at $.10 per share by the 12% Senior Note Holders generating gross proceeds of $777,315.

     During August 2001, the Company issued to an investment company a 9.75% $225,000 Convertible Debenture maturing August 2003. On June 18, 2002, the Debenture was increased by $100,000, the maturity date extended to August 2004, and the conversion rate was lowered. Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 72% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. The investment company is limited to no more than 5% of the investment that is convertible during any month, on a cumulative basis. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, the investment company shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company will issue to the investment company warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture at the same conversion price as the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. During the nine months ended March 31, 2003, the investment company converted $51,000, of the Debenture resulting in the issuance of 495,421 shares of Common Stock, and exercised related warrants for 4,954,210 shares, resulting in gross proceeds of $561,000 during the nine months ended March 31, 2003. The investment company has paid the Company $120,000 towards a future exercise of Common Stock warrants which has been reflected in deposits at March 31, 2003.

     In February 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust, made an equity investment in USA Technologies at U.S. $0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$3,000,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies a U.S.$3,000,000 equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The Company intends to attempt to sell the Jubilee shares from time to time in order to generate cash. In addition, the Jubilee shares would be available to pledge as collateral for a loan. We transferred 131,000 of our Jubilee shares to our investment bankers, Technology Partners (Holdings) LLC, in payment for services rendered in the Jubilee transaction.

     The shares issued to Jubilee by USA Technologies are not registered under the Securities Act of 1933, as amended. The Jubilee shares issued to USA Technologies are admitted to listing on the London Stock Exchange under the symbol JIT. At the present time, there is not an established trading market for Jubilee shares. USA Technologies has agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003, and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. USA Technologies has agreed to use its best efforts to file an appropriate Registration Statement with the Securities and Exchange Commission no later than June 30, 2003 registering all of the shares issued to Jubilee for resale under the Act and to use its best efforts to keep such registration statement effective for a period of three years.

     In November 2002 and through August 7, 2003, the Company issued an aggregate of 85,601,130 shares to accredited investors at $.10 per share for a total of $8,560,113. Of the $8,560,113, $8,345,674 were for cash proceeds and $214,439 were for services rendered or to be rendered. The offer and sale of the shares was exempt from registration under Rule 506 promulgated under the Act. We have agreed to register the shares under the Act for resale at our cost and expense for a period of 1 year. In connection with this offering we paid commissions of $64,000 to Sloan Securities, Inc., a broker-dealer.

     In March 2003, we issued warrants to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows: 3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus; and 3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act. The shares underlying these warrants are covered by this prospectus.

     In April 2003, we issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

     During April 2003, we issued to Steve Illes, an accredited investor an aggregate of 1,000,000 shares for $.10 per share and issued to him warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003. The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act. We have agreed to register the shares and the shares underlying the warrants for resale under the Act for a period of one year. These shares and the shares underlying these warrants are covered by this prospectus.

     During May 2003, we issued to Providence Investment Management, an accredited investor, an aggregate of 2,500,000 shares for $.10 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. We have agreed to register the shares for resale under the Act for a period of one year. These shares are covered by this prospectus.

                                    BUSINESS

     USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. Currently, the Company`s core business is its cashless payment and control network. The equipment component of the network is e-Port, or TransAct , and any associated equipment such as copiers, computers or vending machines. When sold to hotels, the TransAct plus office equipment is called the Business ExpressR. The e-Port or TransAct allows a consumer to use a credit card to make a purchase from host equipment such as copiers, computers or vending machines and gathers information about sales and operations of the host equipment. The e-Port currently targets the vending industry. USA Technologies has historically generated some revenues from the direct sale of this equipment. A second source of revenues is generated from product sales from our Kodak vending machines. Transaction processing revenue is recognized upon the usage of the Company`s cashless payment and control network. Service fees for access to the Company`s equipment and network services are recognized on a monthly basis.

     The network component provides the auditing and financial services, and results in service and transaction revenues. The auditing feature would capture supply chain data (units sold, what sold, price of units sold) and other machine information, and send the information back to either a customer`s network or to the USA network for reporting. The financial feature includes acting as a `super merchant` for our customers - thereby helping them to avoid getting certified with credit card processors to do unattended transactions; and providing refunds, payments, and reporting of the credit card transactions. This component generates monthly network service fees, plus transaction processing fees from the retention of a portion of the monies generated from all credit card transactions conducted through its cashless payment and control network.

     As of June 30, 2002, the Company had a total installed base of 1,309 control systems, primarily 727 Business Express control systems, 168 Business Express Limited Service (LSS) control systems, and 229 standalone TransAct control systems located at 394 hospitality locations throughout the United States and Canada. In addition, there were 157 e-Port control systems located at vending locations in the United States and 323 Kodak vending machines. At March 31, 2003, the Company had a total of 1,753 terminals shipped and installed at various hotels, vending machines, amusement parks, retail locations and business/industry locations throughout the United States and Canada.



Our cashless payment and control network operates as follows:

-    The consumer swipes a credit card through the e-Port or TransAct system.
-    The e-Port or TransAct transmits the request to the credit card processor.
-    The e-Port or TransAct activates the equipment for use by the consumer.
- Once the consumer finishes using the e-Port or TransAct, the control system transmits a record of the transaction to the credit card processor.
- The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor`s charge (i.e. transaction fees), to us.
- Finally, we forward money (check or electronic) to each customer representing its share of the proceeds.


     For the years ended June 30, 2002 and 2001, and for the nine months ended March 31, 2003, the Company has expensed approximately $1,187,000, $1,260,000 and $1,274,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company`s employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2002 the Company had capitalized approximately $5.3 million for the services of IBM, to program the enhancements to the Company`s proprietary "USAlive" server network and to the e-Port (TM) client. During the fourth quarter of fiscal 2002, the e-Port (TM) product and related network became available for general release to the Company`s customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port (TM) product and network and, accordingly, during the fourth quarter of fiscal 2002, the Company recorded an impairment charge of approximately $2.7 million to reflect the software development costs at its net realizable value. See Note 2 to the Consolidated Financial Statements.

CASHLESS  PAYMENT  PROCESSING

     Each of the Company`s cashless control systems records and transmits all transaction data to the Company, which then forwards it to the credit card processor and related system involving the banks and the credit card companies such as Visa, MasterCard and American Express. Based on the transaction data, the payment for services rendered or product purchased is then electronically transferred to the Company`s bank (less various financial charges). The Company then forwards to the location its agreed upon share of the funds, through check or EFT. In hospitality, if the Company has sold the business center equipment to the location, the portion retained by the Company is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In the Kodak program, charges for product have been negotiated to give Stitch a reasonable margin. In addition the Company charges a fixed monthly management fee which is generally $20-$25 per control system for existing hospitality locations.

PRODUCT  LINES

THE  E-PORT (TM)  FOR  VENDING

     In general, our wireless vending service enables:

     - cashless transactions including credit cards, smart cards, student Ids, PDAs and cell phones;

     - real-time access to monitor inventory, sales, audit (cash and credit) and machine maintenance via the internet from any PC;

     - the potential of an added revenue stream with the LCD color touch screen for displaying interactive advertising and content.

     With the acquisition of Stitch Networks, the Company has acquired vending business with Eastman Kodak. This consists of locating specially designed Kodak vending machines in high profile venues across the United States such as amusement parks, zoos, and sports stadiums. The vending machines dispense disposable cameras and associated film. This agreement will terminate December
31, 2003, and after this date we will continue to receive revenues from the approximately 286 placements.

     The e-Port (TM) allows a consumer to use a credit card or other forms of cashless payment to make a purchase, and also gathers information about sales and operations of the host equipment. Additional capabilities can include internet connectivity and wireless communications. With some additional effort, capability for public access electronic commerce and advertising is possible.

THE  BUSINESS  EXPRESS (R) FOR  HOTELS

     The hotel/motel hospitality industry has become more competitive as chains increase efforts to attract the most profitable customer: the business traveler or conference attendee, who accounts for the majority of hotel occupancy, stays longer and spends more per visit than the leisure traveler. For these reasons, hotels have become responsive to the needs of the business traveler. The Business Express enables a hotel to address some of these needs, while offering the possibility of generating incremental revenue.

     The Business Express utilizes the Company`s existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product in a functional kiosk type workstation. All devices are cashless, therefore eliminating the need for an attendant normally required to provide such services.

          Our  hotel  service  enables:

     -    cashless  transactions  using credit cards and room cards for payment;
     -    access  to  unattended 24/7 business center services for hotel guests;
     - access to vending machines for hotel guests with the use of their room card.

E-SUDS (TM)  FOR  LAUNDRY

     With  the  acquisition  of  Stitch  Networks,   the  Company  has  acquired
additional product line enhancements. One such enhancement is our university laundry services which enable:

     - students to go on-line and check the availability of laundry machines and receive email or a page when their laundry cycles are complete;

     - students to charge the cost of their laundry to their credit card or student account;

     - laundry operators to access inventory, sales, audit and maintenance via the internet from any PC;

     - laundry operators to benefit from additional revenue through the sale of detergent automatically added to the wash cycle.

MARKETING

     As of March 31, 2003, the Company was marketing and selling its products through its full time staff consisting of six people. The Company is primarily focused on the vending, hospitality, office equipment and laundry industries.

     In the vending industry, the e-Port (TM) is being purchased by soft drink bottlers and independent vending operators throughout the USA and Canada. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements with the top ten Coke and Pepsi bottlers, and Dr. Pepper. The initial installations of e-Port (TM)s are already complete for a number of bottlers. Three of the premier national independent vending operators, Compass, ARAMARK and Sodexho, have already installed e-Port (TM) in various locations. One major vending operator, International Vending Management, has signed a contract with the Company although nominal revenues have resulted to date from this contract.

     In March 2002, the Company signed an agreement with MEI (Mars Electronics), who agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. By contract, MEI has committed to buy a minimum of 10,000 unit of the USA product over the course of 24 month agreement or pay the Company $4.00 per unit for any shortfall. As of the date of this prospectus, no revenues have been generated from this contract.

     The Company continues to work with the top vending machine manufacturers in order to incorporate our e-Port (TM) technology into vending machines at the factory (OEM); and with authorized resellers. In the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The addition of e-Port (TM) technology for vending machines located in hotels now offers a "one-stop shopping" experience to hotels who also have or are considering purchasing a USA business center. In laundry, American Sales Inc. (ASI) signed a five year agreement to purchase units of Stitch`s e-Suds laundry solution for their university locations in the Midwest. Through the date of this prospectus, no units have been purchased by ASI.

     In October, 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company which is the largest supplier of microprocessors to the retail point of sale industry. The agreement allows the Company`s proprietary network software (USAlive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a license fee. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip procurement. As of the date of this prospectus, no products have been available for commercial use and accordingly, no revenues have been generated.

     The Company`s e-Port (TM) can be manufactured for us by an independent contract manufacturer, RadiSys. Product orders to RadiSys are governed by the Design and Manufacturing Agreement signed in June, 2000. In March, 2001, a manufacturing agreement between the Company and Masterwork Electronics was signed, to provide the Company with additional manufacturing capability for e-Port (TM).

     The Company anticipates obtaining the other components of its business center (computers, printers, fax and copy machines) through Decision One and CDW. Orders are regularly placed for expected orders weeks in advance.

COMPETITION

     We are aware of three competitors who offer unattended business centers in the hospitality industry in competition with the Business Express. We believe that our products (currently located in 400 locations) are in approximately seventy-five percent of the locations currently utilizing unattended business centers. We are aware of one competitor in regards to our e-Port control systems for use in the beverage vending industry. There are at the present time very few installations of this product.

     In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with our e-port control systems targeted to the beverage vending industry. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company`s Business Express , and the locations may not order the Business Express , or if ordered, the hotel guest may not use it.


PATENTS,  TRADEMARKS  AND  PROPRIETARY  INFORMATION

     The Company received federal registration approval of its trademarks Business Express , C3X, TransAct , and Public PC, and has applied for federal registration of its trademarks Copy Express and e-Port (TM). Through its wholly owned subsidiary, Stitch Networks, the Company has secured three trademarks: eVend.Net, eSuds.Net and Stitch Networks.

     Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company`s technology.

     Through April 2, 2003, seventeen United States patents have been issued to us:

          o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";

          o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card
Encoding/Dispensing Machine";

          o     U.S. Patent No. D423,474 entitled "Dataport";

          o     U.S. Patent No. D415,742 entitled  "Laptop Dataport Enclosure";

          o     U.S. Patent No. D418,878 entitled "Sign Holder";

          o U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";

          o     U.S.  Patent  No.  D428,047  entitled   "Electronic   Commerce
                Terminal Enclosure";

          o     U.S.  Patent  No.  D428,444  entitled   "Electronic   Commerce
                Terminal Enclosure for a Vending Machine";

          o U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for Processing Electronic Transactions";

          o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine";

          o     U.S.  Patent  No.  D437,890  entitled   "Electronic   Commerce
                Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine";

          o     U.S.  Patent  No.  D441,401  entitled   "Electronic   Commerce
                Terminal Enclosure with Brackets";

          o U.S. Patent No. 6,321,985 entitled "System and Method for Networking and Controlling Vending Machines";

          o U.S. Patent NO. 6,505,095 entitled "System for Providing Remote Audit, Cashless Payment, and Interactive Transaction Capabilities in a Vending Machine" (Stitch);

          o U.S. Patent No. 6,389,337 entitled "Transacting e-commerce and Conducting e-business Related to Identifying and Procuring Automotive Service and Vehicle Replacement Parts" (Stitch);

          o     U.S.  Patent  No.  6,021,626  entitled  "Forming,   Packaging,
                Storing, Displaying and Selling Clothing Articles"; and

          o U.S. Patent No. 6,152,845 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine".

     In addition, two foreign patents, Canadian Patent No. D87998 entitled "Sign Holder" and Canadian Patent No. D91645 entitled "Laptop Data Port Enclosure" have been issued to USA. The Company has 39 patents pending and 22 patents have received notices of allowance as of April 2, 2003.

     The Company believes that the U.S. patent No. 6,505,095 entitled "System for providing remote audit, cashless payment, and interactive transaction capabilities in a vending machine" is very important in protecting its intellectual property used in its e-Port control system targeted to the vending industry. The patent expires in July 2021.

Employees


     On March 31, 2003, we had 31 full-time employees.


Properties


     We leased our principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $14,000 plus utilities and operating expenses. The lease expired on June 30, 2002, and subsequently, the Company had leased these facilities on a month-to-month basis. The Company vacated this facility in July 2003. During July 2003, the Company entered into a lease through December 31, 2008 for 12,864 square feet of space in Malvern, PA for its principal executive office at $16,000 per month. With the acquisition of Stitch Networks, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company is consolidating facilities, and therefore Stich has vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 3 to the Consolidated Financial Statements). The Company is attempting to secure a tenant to sublease the space for the duration of the lease and Stitch is in default under the lease since August, 2002. During the quarter ended September 30, 2002, the Company also signed a lease for 16.5 months at $4,000 per month for additional space in Malvern, PA for business activities.

Where to get more information

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC`s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC`s Washington, D.C. office at prescribed rates.


     Our filings may also be accessed through the SEC`s web site (http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355,
Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).


     We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

     Our Directors and executive officers, on the date of this Prospectus, together with their ages and business backgrounds were as follows.


          Name                      Age       Position(s) Held
          ----                      ---       ----------------
George R. Jensen, Jr.               54       Chief Executive Officer,
                                             Chairman of the Board of Directors
Stephen P. Herbert                  40       President, Director
Haven Brock Kolls, Jr.              37       Vice President - Research and
                                             Development
David M. DeMedio                    32       Chief Financial Officer
William W. Sellers (1)(2)           80       Director
William L. Van Alen, Jr. (1)(2)     67       Director
Steven Katz (1)                     52       Director
Douglas M. Lurio (2)                46       Director


(1) Member of Compensation Committee
(2) Member of Audit Committee

     Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

     George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

     Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

     Haven Brock Kolls, Jr., joined USA on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

     David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller and become Chief Financial Officer effective July 1, 2003. In the Summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the companies turnkey banking services and maintaining and developing relationships with credit card processors and card associations. From 1996 to March 1999, prior to joining the company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its' accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant.

     William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

     William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

     Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz`s prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

     Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

     The employment agreements of Leland P. Maxwell (former Chief Financial Officer of USA) and Michael K. Lawlor (former Vice President - Marketing and Sales) expired on June 30, 2003.

     During June 2003,  Kenneth C. Boyle resigned as a Director of USA and Edwin
R. Boynton resigned as a Director of USA.

Executive Compensation


     The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2000, June 30, 2001 and June 30, 2002 to each of the executive officers and employee of the Company named below.

                     SUMMARY  COMPENSATION  TABLE

                                  Fiscal
Name  and  Principal  Position    Year              Annual  Compensation            Long  Term  Compensation
------------------------------    ------            ----------------------          ------------------------------------------------
                                           Salary    Bonus    Other Annual          Restricted Stock   Securities Underlying
                                                     (1)      Compensation          Awards             Options (4)
                                  ------   -----     -----    -------------------   ----------------   -----------------------------

George R. Jensen, Jr.,            2002     $135,000  $288,000         $80,000 (3)      --              320,000
Chief Executive Officer           2001     $135,000  $140,000         --               --              300,000
                                  2000     $117,500  $ 80,000         --               --              180,000
----------------------------------------------------------------------------------------------------   -----------------------------
Stephen P. Herbert,               2002     $125,000  $270,000         $80,000 (3)      --              300,000
President                         2001     $125,000  $134,40          --               --               80,000
                                  2000     $107,500  $174,000         --               --               45,000
----------------------------------------------------------------------------------------------------   -----------------------------
Leland P. Maxwell, Chief          2002     $110,308  $151,200         --               --              130,000
Financial Officer, Treasurer(5)   2001     $108,000  $44,240          --               --               50,000
                                  2000     $ 99,000  $29,000          --               --               15,000
----------------------------------------------------------------------------------------------------   -----------------------------
H. Brock Kolls, Senior Vice       2002     $125,769  $180,000         $50,000 (3)      --              250,000
President, Research &             2001     $120,000  $ 97,440         --               --               80,000
Development                       2000     $105,000  $124,000         --               --               30,000
----------------------------------------------------------------------------------------------------   -----------------------------
Michael K. Lawlor, Senior         2002     $103,846  $151,200         --               --              130,000
Vice President, Sales and         2001     $100,000  $ 38,640         --               --               50,000
Marketing(5)                      2000     $ 83,200  $ 45,500         $43,000 (2)      --               20,000
----------------------------------------------------------------------------------------------------   -----------------------------
Adele H. Hepburn                  2002     $ 91,000  $472,609         --               --              500,000
Director of Public Relations      2001     $ 91,000  $171,700         --               --                 --
                                  2000     $ 91,000  $147,800         --               --                 --
----------------------------------------------------------------------------------------------------   -----------------------------

(1) For fiscal year 2000, represents shares of Common Stock issued to the executive officers during the fiscal year valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission. For fiscal year 2001, represents shares of Common Stock issued to the executive officers during the fiscal year valued at $1.12 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes $1,265 sales commission. For fiscal year 2002, represents shares of Common Stock issued to the executive officers valued at $.45 per share, which was the market value on the date of grant (Mr. Jensen-640,000 shares; Mr. Herbert-600,000 shares; Mr. Kolls-400,000 shares; Mr. Maxwell- 260,000 shares; and Mr. Lawlor-260,000 shares). For Mr. Maxwell and Mr. Lawlor in 2002, the bonus also includes 90,000 shares of Common Stock valued at $.38, which was the market price on the day of grant. This stock was awarded to reimburse them for tax payments incurred as a result of the award of a previous bonus. For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non cash compensation, as follows: 435,334 shares of Common Stock at $.60; 384,334 shares at $.10; and a $108,834 2001 - D 12% Senior Notes due December 31, 2003.

(2) Represents cash payment by the Company of relocation expenses.

(3) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus.

(4) In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February, 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert
- - 40,000 options; Michael Lawlor - 3,750 options; George Jensen - 200,000 options. In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003. Effective December 31, 2002, all of the outstanding options (whether vested or un vested) then held by each of Messrs. Jensen, Herbert, Kolls, Maxwell, Sellers, Van Alen, Katz, Lurio and Boynton were voluntarily canceled by each of the foregoing individuals.


(5) Employed by the Company through June 30, 2003.


     The following table sets forth information regarding stock options granted during the fiscal year 2002 to the executive officers of the Company and an employee named below:


             OPTION  GRANTS  DURING  FISCAL  YEAR  ENDED  JUNE  30,  2002

Name                    Number  of               Percent  of          Exercise          Expiration
                        Securities               Total Options        Price             Date
                        Underlying               Granted to           Per
                        Options                  Employees in         Share($)
                        Granted(#)               Fiscal Year (%)
------------------------------------------------------------------------------------------------------------
George R. Jensen, Jr.   320,000(1)               9.6                   $.40             June 30, 2003

------------------------------------------------------------------------------------------------------------
Stephen P. Herbert      300,000(1)               9.0                   $.40             June 30, 2003
------------------------------------------------------------------------------------------------------------
Leland P. Maxwell(2)    130,000(1)               3.9                   $.40             June 30, 2003
------------------------------------------------------------------------------------------------------------
H. Brock Kolls           50,000                  1.5                   $.40             April 15, 2005
                        200,000(1)               6.0                   $.40             June 30, 2003
------------------------------------------------------------------------------------------------------------
Michael K. Lawlor(2)    130,000(1)               3.9                   $.40             June 30, 2003
------------------------------------------------------------------------------------------------------------
Adele H. Hepburn        200,000                  6.0                   $.70             June 30,2003
                        300,000                  9.0                   $.40             November 23, 2003
------------------------------------------------------------------------------------------------------------

(1) Represents shares issued by the Company during January 2002 in satisfaction of options issued in November 2001 at no cost to the named executive officer. The shares have been valued at $.45 per share, the price on the date of issuance. The value of these shares has been included in the Summary Compensation Table set forth above.


(2) Employed by the Company through June 30, 2003.


 TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2002 AND YEAR END VALUES

     This table gives information for options exercised by each of the named executive officers in fiscal year 2002, and the number of options held by these executive officers and an employee at fiscal year end.


                                                             Number  of
                                                             Securities          Value  of
                                                             Underlying          Unexercised
                                                             Unexercised         In-the  -Money
                                                             Options  at         Options  at
                                                             FY-End  (#)         FY-End($)
                       Shares Acquired                       Exercisable/        Exercisable/
Name                   On Exercise (#)   Value Realized ($)  Unexersisabble      Unexercisable
----------------------------------------------------------------------------------------------------------
George R. Jensen, Jr.  320,000(1)                   144,000  446,666/              0
                                                             33,334
----------------------------------------------------------------------------------------------------------
Stephen P. Herbert     300,000(1)                   135,000  263,334/              0
                                                             26,666
----------------------------------------------------------------------------------------------------------
Leland P. Maxwell(2)   130,000(1)                    58,500  103,334/              0
                                                             16,666
----------------------------------------------------------------------------------------------------------
H. Brock Kolls         200,000(1)                    90,000  273,334/              0
                                                             26,666
----------------------------------------------------------------------------------------------------------
Michael K. Lawlor(2)   130,000(1)                    58,500  83,334/               0
                                                             16,666
----------------------------------------------------------------------------------------------------------
Adele H. Hepburn           0                           0     577,000/              0
                                                             0
----------------------------------------------------------------------------------------------------------

(1) Represents shares issued by the Company during January 2002 in satisfaction of options issued in November 2001 at no cost to the named executive officer. The shares have been valued at $.45 per share, the price on the date of issuance. The value of these shares has been included in the Summary Compensation Table set forth above.


(2) Employed by the Company through June 30, 2003.


EXECUTIVE  EMPLOYMENT  AGREEMENTS

     The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $180,000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

     The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations ("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

     The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the
Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

     The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen`s employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common

Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

     The Company has entered into an employment agreement with Mr. Herbert which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $165,000 per year. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to USA.

     Mr. Kolls has entered into an employment agreement with the Company which expires on June 30, 2004, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $150,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter.

     Ms. Hepburn has entered into an employment agreement with the Company which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Hepburn or the Company. The agreement provides for an annual base salary of $91,000 per year. Ms. Hepburn is also entitled to receive such bonus or bonuses as the Board of Directors may award to her. The Agreement requires Ms. Hepburn to devote her full time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

     The employment agreements of Messrs. Maxwell and Lawlor expired on June 30, 2003.

DIRECTOR  COMPENSATION
COMPENSATION  OF  DIRECTORS


     Members of the Board of Directors receive cash and equity compensation for serving on the Board of Directors.


     In April 2002, the Company granted to each of the five outside Directors (Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton) options to purchase up to 100,000 shares of Common Stock at $.40 per share as compensation for serving the one-year term which commenced March 21, 2002. The options are fully vested and are exercisable at any time prior to April 12, 2005. Commencing on July 1, 2002 and at any and all times through June 30, 2003, each Director has been granted the right, without the payment of the per share exercise price of such options, to receive up to 50,000 shares represented by those options. In September 2002, Edwin P. Boynton elected to receive 50,000 shares in lieu of the above options.

     In February 2001, the Company granted a total of 300,000 options to purchase Common Stock at $1.00 per share to each of the then outside members of the Board (Messrs. Sellers, Van Alen, Smith, Katz, Lurio, and Boynton). Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 vested on June 30, 2002. The options are exercisable at any time within five years following the vesting.

     The Company has agreed to use its best efforts to register for resale all of the Common Stock underlying the above options under the Securities Act of 1933, as amended ("Act"), at the Company`s cost and expense. All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in Section 423 thereunder.

     On December 31, 2002, each of Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton voluntarily canceled all of the outstanding options then held by them.


     During June 2003, we paid $50,000 to each of Messrs. Sellers, Van Alen, and Katz for their services as Directors during the 2003 fiscal year. As a condition of the cash payment, each of these Directors agreed to purchase from the Company 500,000 shares of common stock at $.10 per share.

PRINCIPAL SHAREHOLDERS

COMMON  STOCK

     The following table sets forth, as of December 31, 2002, the beneficial ownership of the Common Stock of each of the Company`s directors and executive officers, the other employee named in the Summary Compensation Table set forth below, as well as by the Company`s directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number  of  Shares
     Name  and  Address               of  Common  Stock           Percent
     of  Beneficial  Owner            Beneficially  Owned(1)     of  Class(2)
     -------------------              ---------------------      ------------
George  R.  Jensen,  Jr.                       759,000(3)                  *
517  Legion  Road
West  Chester,  Pennsylvania  19382

Stephen  P.  Herbert                           486,050(4)                  *
536  West  Beach  Tree  Lane
Strafford,  Pennsylvania  19087

Haven  Brock  Kolls,  Jr.                      104,725(5)                  *
1573  Potter  Drive
Pottstown,  PA  19464

Leland  P.  Maxwell                            277,050                     *
401  Dartmouth  Road
Bryn  Mawr,  Pennsylvania  19010

Michael  K.  Lawlor                            407,050(6)                  *
131  Lisa  Drive
Paoli,  PA  19301

Edwin  R.  Boynton                             327,887(7)                  *
104  Leighton  Drive
Bryn  Mawr,  Pennsylvania  19010

Douglas  M.  Lurio                             257,213(8)                  *
2005  Market  Street,  Suite  2340
Philadelphia,  Pennsylvania  19103

William  W.  Sellers                           912,108(9)                  *
394  East  Church  Road
King  of  Prussia,  Pennsylvania  19406

William  L.  Van  Alen,  Jr.                   274,005(10)                 *
Cornerstone  Entertainment,  Inc.
P.O.  Box  727
Edgemont,  Pennsylvania  19028

Kenneth  C.  Boyle                             126,188  (11)               *
403  West  Fourth  Street  North
Newton,  Iowa  50208

Adele  H.  Hepburn
208  St.  Georges  Road
Ardmore, Pennsylvania 19003                    2,316,983(12)           1.19%

Kazi  Management  VI,  Inc.
30  Dronningens  Gade,  Suite  B  30
St.  Thomas,  Virgin  Islands  00802           22,857,145(13)          11.7%

All  Directors  and  Executive  Officers
As  a  Group  (11  persons)                    3,931,276(14)           2.02%

---------
 *Less  than  one  percent  (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of December 31, 2002, are deemed to be beneficially owned for purposes hereof.

(2) On December 31, 2002 there were 99,096,167 shares of Common Stock and 529,132 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of December 31, 2002 (or within 60-days thereof) have been converted into shares of Common Stock, that all Common Stock Purchase Warrants have been exercised, that all of the Senior Notes have been converted into shares of Common Stock, that all of the Convertible Debentures have been converted and related Warrants have been exercised into shares of Common Stock, and that all of the accrued and unpaid dividends on the Preferred Stock have been converted into shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 189,767,761 shares of Common Stock issued and outstanding.


(3) Includes 438,000 shares issuable upon conversion of Senior Notes, 86,000 shares of Common Stock beneficially owned by his spouse and 135,000 shares issuable upon exercise of warrants. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements".


(4) Includes 1,000 shares of Common Stock beneficially owned by his child.

(5) Includes 16,500 shares of Common Stock owned by his spouse, 24,000 shares issuable to his spouse upon conversion of her Senior Note, and 22,500 shares issuable upon exercise of warrants held by his spouse.

(6) Includes 130,000 shares beneficially owned by his spouse.

(7) Includes 8,100 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock. Includes 47,250 shares issuable upon conversion of Senior Notes and 24,375 shares issuable upon exercise of warrants. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends in the Series A Preferred Stock.

(8) Includes 42,213 shares of Common Stock held jointly with Mr. Lurio`s spouse, 99,000 shares issuable upon conversion of Senior Notes and 33,750 shares issuable upon exercise of warrants.

(9) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 10,423 shares of Common Stock owned by Mr. Seller`s wife. Includes 199,167 shares of Common Stock issuable upon exercise of Warrants, and 119,170 shares issuable upon conversion of his Senior Notes.

(10) Includes 4,000 shares owned by his spouse, 108,335 shares underlying his Senior Notes, and 88,336 shares issuable upon exercise of warrants.

(11)  Represents  shares  underlying  options.

(12) Includes 52, 275 shares held by her spouse, 5,150 shares underlying Series A Preferred Stock held by her and her spouse, 856,085 shares underlying her Senior Notes and 68,648 shares underlying her spouse`s Senior Notes, 235,375 shares issuable upon exercise of warrants held by her and 22,274 shares issuable upon exercise of warrants held by her spouse, and 277,000 shares underlying options held by her and 5,000 shares underlying options held by her spouse.

(13) Includes 19,285,716 shares underlying warrants. Zubair Kazi, an individual, is the owner and President of Kazi Management VI, Inc. and would also be deemed the beneficial owner of all 22,857,145 shares under the applicable rules of the Securities and Exchange Commission.

(14) Includes all shares of Common Stock described in footnotes (2) through (11) above.

SERIES  A  PREFERRED  STOCK

     The following table sets forth, as of December 31, 2002 the beneficial ownership of the Preferred Stock by the Company`s directors and executive officers, the other employee named in the Summary Compensation Table set forth below, as well as by the Company`s directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                    Number of Shares
Name and Address of                of Preferred Stock     Percent
Beneficial Owner                   Beneficially Owned     of Class(l)
--------------------               ------------------     -----------
 Edwin R. Boynton
 104 Leighton Avenue
 Bryn Mawr, Pennsylvania 19010        8,100                1.5%

Adele H. Hepburn
208 St. Georges Road
Ardmore, Pennsylvania 19003           5,150(2)             *

All Directors and Executive
Officers As a Group (11 persons)      8,100                1.5%
 --------------
* Less than one percent (1%)

(1) There were 529,132 shares of Preferred Stock issued and outstanding as of December 31, 2002.
(2)  Includes  2,000  shares  held  by  her  spouse.



                             CERTAIN TRANSACTIONS

     On December 31, 2000, Stitch Networks Corporation ("Stitch") executed a Vending Placement, Supply and Distribution Agreement with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. Pursuant to this agreement, Stitch, the Company`s subsidiary, purchases vending machines from Dixie-Narco, Inc. ("Dixie"). Dixie is owned by Maytag Corporation which is the owner of the Company`s shareholder, Maytag Holdings, Inc. Mr. Boyle, a Director of the Company, is a Vice President of Maytag Corporation. There were no purchases from Dixie for the period May 14, 2002 (the date Stitch was acquired by the Company) to June 30, 2002. Amounts payable to Dixie of $124,333 are included in accounts payable in the June 30, 2002 consolidated balance sheet of the Company.

     During the fiscal years ended June 30, 2002 and June 30, 2001, the Company paid Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, professional fees of approximately $209,000 and $220,000 respectively, for legal services rendered to the Company by such law firm. During the years ended June 30, 2002 and 2001, the Company accrued approximately $213,000 and $271,000, respectively, for these services. Mr. Lurio is a Director of the Company.

     In October 2002, the Company approved the issuance to each of George R. Jensen, Jr., our Chief Executive Officer, and Stephen P. Herbert, our President and Chief Operating Officer, of $100,000 of the senior note offering. Pursuant thereto, each of them will receive a $100,000 12% senior note due December 31, 2005, and 200,000 shares of Common Stock. Mr. Jensen earned $60,000 of the senior note and 120,000 of these shares in November 2002 for services rendered in the 2002 calendar year. The remaining $40,000 senior note and 60,000 shares will be earned by Mr. Jensen on March 15, 2003 if he is then employed by the Company on account of services rendered during the 2003 calendar year. All of Mr. Herbert`s senior note and shares will be earned by him on March 15, 2003 if he is then employed by the Company on account of services rendered during the 2003 calendar year. In October 2002, the Company approved the issuance of $100,000 of the senior note offering to Adele Hepburn for services rendered during the 2002 calendar year (subject to final Board of Director approval).


     In April and May 2003, the Company authorized the payment of $420,000 over the following six months to its five executive officers. The payments are to assist in the 2002 tax liability incurred by the executives due to common stock bonuses received by them during calendar year 2002.

     During June 2003, the Company approved the following cash payments as a bonus for services rendered to the Company by the named executive during the 2003 fiscal year: Mr. Jensen-$150,000; Mr. Herbert-$125,000; Ms.
Hepburn-$100,000; and Mr. Kolls- $25,000. The payment of the bonus was conditioned upon the executive investing the entire cash bonus in common stock of the Company at $.10 per share.

     On July 10, 2003, USA and George R. Jensen, Jr., Chief Executive Officer and Chairman of USA, agreed upon an amendment to Mr. Jensen's employment agreement. Pursuant thereto, the percentage of the number of shares of Common Stock of USA issuable to Mr. Jensen by USA upon the occurrence of a "USA Transaction" (as such term is defined in his employment agreement) was reduced from seven percent to four percent (i.e., 14,000,000 shares). In addition, the number of shares issuable to Mr. Jensen by USA upon the occurrence of a USA Transaction will become subject to dilution (i.e., be reduced proportionately to reflect subsequent issuances by USA of its shares) effective July 10, 2003. USA agreed to issue to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which will be issued as compensation to Mr. Jensen, and 8,000,000 shares of which will be issued to Mr. Jensen in connection with the employment agreement amendment. Mr. Jensen has agreed to enter into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one year period and 8,000,000 of the shares for a two year period.

     The Company does not have any policy with respect to entering into future related party transactions.

                              SELLING SHAREHOLDERS

     Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder`s name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants or was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

     We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $40,000 in connection with the registration statement of which this prospectus is a part.

     The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

     The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                              LA JOLLA COMMON STOCK

                                                  Beneficial Ownership
                                                  After Offering
                              Common Stock        --------------------
Selling Shareholder           Offered Hereby      Number       Percent
-------------------           --------------      ----------   -------

La Jolla Cove
Investors, Inc. (1)              9,000,000        10,718,060     4.5%

-----------
*Less than 1%.

(1) Represents 9,000,000 shares underlying warrants exercisable at $.10 per share which were issued by us in March 2003 We have agreed to register these shares for resale by the holder thereof at our cost and expense for a period of one year. The natural person who exercises shared voting or dispositive powers with respect to the shares is Travis Huff.

                               ILLES COMMON STOCK

                                                  Beneficial Ownership
                                                  After Offering
                              Common Stock        --------------------
Selling Shareholder           Offered Hereby      Number       Percent
-------------------           --------------      ---------    -------

Steve Illes (1)                  5,000,000        8,545,000     3.9%

-----------
*Less than 1%.

(1) Represents 4,000,000 shares underlying warrants exercisable at $.10 per share which were issued by us in April 2003 and 1,000,000 shares issued by us in April 2003 at $.10 per share. We have agreed to register these shares for resale by the holder thereof at our cost and expense for a period of one year.

                             PROVIDENCE COMMON STOCK

                                                  Beneficial Ownership
                                                  After Offering
                              Common Stock        --------------------
Selling Shareholder           Offered Hereby      Number     Percent
-------------------           --------------      ------     -------

Providence
Investment Management(1)         2,500,000          0            *

-----------
*Less than 1%.

(1) Represents shares issued by us in May 2003 at $.10 per share. We have agreed to register these shares for resale by the holder thereof at our cost and expense for a period of one year. The natural person who exercises shared voting or dispositive powers with respect to the shares is Robert Becker

          SENIOR NOTE INTEREST COMMON STOCK & WARRANTS

                                           COMMON STOCK & WARRANTS     BENEFICIAL OWNERSHIP
SELLING SHAREHOLDER                        OFFERED HEREBY              AFTER OFFERING
---------------------------                ------------------------    -----------------------
                                                                          NUMBER      PERCENT
                                                                       -----------------------

DONALD T           AANESTAD                       19,800                                  *
VIJAY              ALIMACHANDANI                  29,300                                  *
ALAN               ALPERT                          7,200                                  *
JOHN P             AYERS                          14,400                                  *
JOHN               BACHICH                        42,000                                  *
CHARLES F          BELLAVIA                        9,900                                  *
NANCY & EARL       BESCH                          14,400                                  *
GUNTER J           BEYER(18)                      10,600                   360,300        *
BENJAMIN LEE       BIRD                           14,400                                  *
KATHLYNE K         BIRDSALL                        1,804                                  *
DAVID C            BLACKBURN                       1,300                                  *
JOSEPH             BOLITSKY                       96,000                                  *
EDWIN R            BOYNTON (1)                    46,800                   140,862        *
JAMES R             BOYNTON, ACCT #                7,200                                  *
DAVID G            BRAY                            2,508                                  *
DOUGLAS & CAROLYN  BRITTAIN                       21,866                                  *
BRITTAIN FAMILY TRUST(19)                          9,600                                  *
GORDON L           BRODINE                        48,160                                  *
MICHAEL J          BUDINETZ                       15,100                                  *
VINCENT            CALVARESE                      14,250                                  *
WILLIAM A          CAMPBELL                        2,700                                  *
RALPH A            CARABASI                        1,200                                  *
JULIE              CARLSON                        11,366                                  *
GARY               CELLA                           2,720                                  *
MICHAEL J          CHIORDI                        14,400                                  *
GERALD E           CLARK JR                       10,080                                  *
ROBERT J           CLARKE                         17,394                                  *
DIANE              CLOUTIER                       86,400                                  *
ROGER D            COFFEY                          9,866                                  *
MARC A             COHEN                          82,800                                  *
CORNERSTONE PUBLIC RELATIONS GRP (20)              1,168                       584        *
JOHANNA            CRAVEN                          2,136                                  *
JIM                CROSS                           4,800                                  *
WILLIAM R          CROTHERS                        9,004                                  *
DUDLEY R           CROW                              166                                  *
LORRAINE           CROW                            1,282                                  *
BENJAMIN           DEACON                            750                                  *
CLIFTON B          CURRIN TRUST                   12,000                                  *
DAMAR INVESTMENT TRUST (21)                      160,546                 2,312,573        1%
BENJAMIN           DEACON                          3,206                                  *
DELTA WESTERN COMPANY (2)                         54,000                   347,383        *
DAVID              DEMEDIO (3)                    16,200                   166,750        *
LOUIS E            DI RENZO                        7,200                                  *
DILIGENT FINANCE COMPANY LTD (4)                 356,268                 1,149,680        *
ANEES T            DIN                            16,200                                  *
LEO J              DOLAN                          28,800                                  *
ROBERT F           DRESS                          10,400                                  *
HOWARD             EFFRON                         13,814                                  *
BENTLY             ELLIOTT                        12,826                                  *
ELLSHAY LLC (5)                                    3,000                     1,500        *
ANTHONY J          FANELLI                        18,980                                  *
HENRY J            FIELDMAN(22)                    7,200                    29,175        *
JOHN S             FOSTER                         98,400                                  *
HELEN K            FOX                            14,018                                  *
SAMANTHA HARRIS    FULMER                          1,274                                  *
DOROTHY            GALVIN                          1,440                                  *
MARGARET R         GEDDIS                          3,600                                  *
ROBERT G           GIDDENS                       129,468                                  *
FREDERICK F        GLOCKNER                        1,440                                  *
WILLIAM M          GOLDSTEIN                      43,200                                  *
EDWARD             HALDEMAN                        6,000                                  *
PAULINE E          HALDEMAN                        6,000                                  *
IRA FBO ROBERT A   HAMILTON (6)                    5,712                     2,856        *
JOHN E             HAMILTON                        4,320                                  *
ROBERT             HAMILTON (6)                   13,104                    54,112        *
PETER & DEBORAH    HARRIS                          7,200                                  *
GEORGE             HARRUM (7)                        834                    82,917        *
JOHN               HAY (23)                        7,200                                  *
HEALD FAMILY TRUST (8)                            16,800                    55,175        *
ANDREW B           HEBENSTREIT                    33,000                                  *
ADELE H             HEPBURN (28)                  45,358                 6,161,944      2.8%
JOYCE              HODGES                          7,200                                  *
MICHELLE           HOLLENSHEAD                     3,004                                  *
JAMES M            HOLMWOOD                       28,800                                  *
HRUBALA ASSOCIATES, A PARTNERSHIP (9)             24,234                   105,667        *
GORDON F           HUDSON                         26,750                                  *


CHRISTINE F        HUGHES                          3,600                                  *
STEVE              ILLES                          90,000                                  *
WENDY              JENKINS                        11,800                                  *
WILLIAM ROBERT     JOHNSTON                        7,200                                  *
CHARLES T          JONES                           7,200                                  *
F/B/O FRED         KARAGOSIAN                     14,400                                  *
GLORIA & FRED      KARN                            1,440                                  *
MICHAEL            KATCHUR                        10,800                                  *
THOMAS A           KATCHUR                        37,500                                  *
MAUDE WOOD         KENT                           14,400                                  *
THOS & MAUDE WOOD  KENT                           14,400                                  *
ROBERT A           KILGORE                        72,000                                  *
SHIRLEY K          KNERR                          12,960                                  *
GREGORY S          KOBUS                          14,400                                  *
CHRISTINE F        KOLLS(24)                       7,200                    12,000        *
PAUL G             LANNI                          14,400                                  *
WARREN D           LEWIS                          17,400                                  *
LEXINGTON VENTURES INC (10)                        7,600                   123,800        *
H MATHER           LIPPINCOTT JR                  12,000                                  *
ANTHONY F          LOPEZ                          17,400                                  *
ROBERT             LOZOWSKI                        1,974                                  *
DOUGLAS            LURIO (11)                     18,000                   552,471        *
JAMES P            MACCAIN                        35,600                                  *
LEWIS F            MADAN                           2,880                                  *
KATHLEEN           MASON                         124,800                                  *
CHARLES            MAYER                           7,560                                  *
BARRY N            MCCABE                          9,434                                  *
DUANE C            MCCARTHY                        1,440                                  *
G ELLARD           MCCARTHY                        7,200                                  *
JOHN F             MCCORMICK                       7,500                                  *
BOB                MCGARRAH(25)                   18,000                    69,000        *
JOHN P             MCGONIGLE                       1,440                                  *
MARY C             MCGONIGLE                       1,440                                  *
MEDIATECH CAPITAL(26)                            501,174                   336,572        *
JAMES F            MERRIMAN                       68,636                                  *
EILEEN             MILLER                          5,760                                  *
HARLEY             MILLER                         28,842                                  *
WANDA S            MOFFITT                         5,400                                  *
GEORGE W           MOFFITT JR                     16,204                                  *
THOMAS             MOLUMPHY                        7,200                                  *
MOLUMPHY CAPITAL MGMT (12)                        14,400                    99,088        *
ROBERT             MONTGOMERY                     38,400                                  *
MAC G              MORRIS                          7,200                                  *
JAMES H            MOSIER                         18,198                                  *
GARY               NASH                              960                                  *
ELIZABETH L        NELSON                         50,634                                  *
ROBERT F           NEMETH                         15,654                                  *
GREGG J            NEWHUIS                        83,296                                  *
JEFFREY M          NEWHUIS                        10,080                                  *
PATRICK            NOLAN                          31,236                                  *
PAUL               NORDIN                          4,800                                  *
GARY                OAKLAND                        9,700                                  *
GEORGE             O`CONNELL                     216,000                                  *
OLDOM & CO. (29)                                   6,000                                  *
ROBERT              PADRICK, TRUSTEE              63,000                     3,000        *
PANORAMA PARTNERS LP (13)                            100                   117,334        *
MICHAEL A          PARKER                          4,800                                  *
NEIL L             PARKER                          6,050                                  *
RICHARD & LAURA    PARKER                         24,084                                  *
JOSEPH             PELLEGRINO                    206,666                                  *
ROBERT H           POTTS                          12,000                                  *
CHARLES W          PROCTOR III                       516                                  *
ERNEST L           RANSOME III                     7,200                                  *
HARRY              RENNER IV                      57,600                                  *
JOHN B             RETTEW III                     15,000                                  *
GARDINER           ROGERS                         15,840                                  *
MARIE G            ROPER                           7,200                                  *
GERALD B            ROSENTHAL                     12,000                                  *
KARL F             RUGART                         39,600                                  *
JOHN S             RUPP                           10,392                                  *
VALENTINA          SAS                             2,880                                  *
EDWARD L           SCHOENHUT                      28,800                                  *
WILLIAM F          SCHOENHUT JR                   36,366                                  *
STEPHEN            SCHWARTZ                       32,800                                  *
VICKI S             SCIFERS                        3,900                                  *
MARY L             SCRANTON                        8,400                                  *
NICHOLAS           SELLERS                        14,400                                  *
WILLIAM W          SELLERS TR UA 11/20/00
                     WILLIAM W SELLERS REV(14)    43,366                 1,436,674        *
AMY T              SEYMOUR (15)                       66                    82,033        *
RAYMOND K          SHOTWELL                        5,686                                  *


LEONARD H          SICHEL JR                      14,400                                  *
RICHARD            SMITH                         160,640                                  *
KATHY              SMITLEY                         3,892                                  *
MELVIN G           SNYDER                          3,900                                  *
TERRY W            STANGLEIN                      42,484                                  *
ELINOR             STEINHILBER                    14,400                                  *
MICHAEL            STEIR                          15,516                                  *
CPT ERIC W         STETSON                         7,200                                  *
GERTRUDE T.        STEVENS                        16,668                                  *
HOMER N            STEWART                        14,400                                  *
PRISCILLA          STITT                           6,450                                  *
VIVIAN K           STROUD (16)                     8,100                   164,425        *
CLARK D            STULL                          17,220                                  *
GEORGE E           SZYCHOSKI                         144                                  *
MICHAEL W          SZYCHOSKI                         364                                  *
CONSTANTINE TEOFIL SZYMBORSKI                     14,400                                  *
ALFRED HUNTER      THOMPSON                        3,078                                  *
ANDREW             THOMPSON                          720                                  *
WILLIAM E          THOROUGHGOOD                    1,500                                  *
GUILLERMO M        TORRES                          6,000
JAMES              TURNER                         40,934                                  *
ANTHONY B          ULLMAN (27)                     7,200                    12,000        *
WILLIAM L          VAN ALEN JR (17)               22,066                 1,009,868        *
C. ANTHONY         WAINWRIGHT                      4,000                                  *
DWANE M            WEAVER                          9,866                                  *
MICHAEL L          WEAVER                          1,440                                  *
WESLEY R           WEAVER                         15,498                                  *
ARTHUR L           WHEELER  ACCT #216-39U48      187,200                                  *
ARTHUR & RUTH      WIENER                         13,732                                  *
ARTHUR A           WIENER                          4,204                                  *
BERNARD            WIENER                          2,566                                  *
J EDWARD           WILLARD                        74,500                                  *
KENNETH B          WILSON                          5,016                                  *
CLAUDINE           WOLFE                           2,196                                  *
C EDWIN            WRIGHT                          4,716                                  *
JOHN D             WRIGHT                         12,050                                  *
CRAIG              YOSHIMOTO                      14,400                                  *
JOSEPH             ZIRBES                          3,000                                  *
RUTH               ZWEIGBAUM                      16,768                                  *


                                    TOTAL      5,149,748 (30)

*    Less than 1%
(1)  MR. BOYNTON IS A FORMER DIRECTOR OF THE COMPANY.
(2) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, DELTA WESTERN COMPANY, IS GEORGE W MOFFITT.
(3)  MR. DEMEDIO IS THE CFO OF USA.

(4) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, DILIGENT FINANCE COMPANY LTD, IS RAI HAMILTON.
(5) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, ELLSHAY LLC, IS MARK ERLICH.
(6)  MR. HAMILTON IS AN EMPLOYEE OF USA.
(7)  MR. HARRUM IS AN EMPLOYEE OF USA.
(8) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, HEALD FAMILY TRUST, IS JACK HEALD.
(9) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, HRUBALA ASSOCIATES, A PARTNERSHIP, IS DAVID R MOLUMPHY.
(10) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, LEXINGTON VENTURES, IS LARRY GORDON.
(11) MR. LURIO IS A DIRECTOR AND HIS LAW FIRM, LURIO & ASSOCIATES, P.C., IS GENERAL COUNSEL TO USA.
(12) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, MOLUMPHY CAPITAL MGMT, IS THOMAS J MOLUMPHY.
(13) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, PANORAMA PARTNERS LP, IS AARON LEHMANN.
(14) MR. SELLERS IS A DIRECTOR OF USA.
(15) MRS. SEYMOUR IS AN EMPLOYEE OF USA.
(16) MS. STROUD IS AN EMPLOYEE OF USA.
(17) MR. VAN ALEN JR. IS A DIRECTOR OF USA.
(18) MR. BEYER IS A CONSULTANT OF USA.
(19) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO SHARES HELD OF RECORD BY THE ENTITY, BRITTAIN FAMILY TRUST, IS E. DOUGLAS BRITTAIN.
(20) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, CORNERSTONE PUBLIC RELATIONS GROUP, IS M. DARLENE HERBERT FELT
(21) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, DAMAR INVESTMENT TRUST, IS DAVID L. WEAVER.
(22) MR. FEILDMAN IS A MEMBER OF THE LAW FIRM OF FIELDMAN, HAY & ULLMAN, LLP, WHICH REPRESENTED THE COMPANY IN CONNECTION WITH PRIOR LITIGATION.
(23) MR. HAY IS A MEMBER OF THE LAW FIRM OF FIELDMAN, HAY & ULLMAN, LLP, WHICH REPRESENTED THE COMPANY IN CONNECTION WITH PRIOR LITIGATION.
(24) SPOUSE OF H. BROCK KOLLS, AN EMPLOYEE OF THE COMPANY.
(25) MR. MCGARRAH IS A CONSULTANT TO THE COMPANY.
(26) MEDIATECH CAPITAL IS THE SUCCESSOR TO TECHNOLOGY PARTNERS (HOLDINGS), LLC, THE COMPANY'S FORMER INVESTMENT BANKER. THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO SHARES HELD OF RECORD BY MEDIATECH CAPITAL IS PORTER BIBB.
(27) MR. ULLMAN IS A MEMBER OF THE LAW FIRM OF FIELDMAN, HAY & ULLMAN, LLP, WHICH REPRESENTED THE COMPANY IN CONNECTION WITH PRIOR LITIGATION.
(28) MS. HEPBURN IS DIRECTOR OF PUBLIC RELATIONS OF USA.
(29) BROKERAGE ACCOUNT FOR ELIZABETH NELSON.
(30) REPRESENTS 2,574,874 SHARES ISSUED AT THE RATE OF $.20 PER SHARE AND 2,574,874 SHARES UNDERLYING WARRANTS TO PURCHASE OUR SHARES AT $.20 PER SHARE AT ANY TIME THROUGH JUNE 30, 2004. THESE SHARES AND WARRANTS WERE ISSUED TO OUR SENIOR NOTEHOLDERS WHO ELECTED TO RECEIVE THESE SECURITIES IN LIEU OF CASH FOR THE JUNE 30, 2002, SEPTEMBER 30, 2002, DECEMBER 31, 2002, MARCH 31, 2003 AND JUNE 30, 2003 QUARTERLY INTEREST PAYMENTS. WE HAVE AGREED TO REGISTER THESE SHARES FOR RESALE UNDER THE ACT AT OUR COST AND EXPENSE THROUGH JUNE 30, 2004. AS OF THE DATE OF THIS PROSPECTUS, NONE OF THESE WARRANTS HAVE BEEN EXERCISED.

                              2003-A COMMON STOCK


                                                                             COMMON STOCK      BENEFICIAL OWNERSHIP
SELLING SHAREHOLDER                                                          OFFERED HEREBY    AFTER OFFERING
---------------------------                                                  --------------    -----------------------
                                                                                               NUMBER      PERCENT
                                                                                               -----------------------
JACQUELYN B                        ACKERMAN                                     250000           250,000      *
AHP HOLDINGS(1)                                                                 305000           305,000      *
BRIAN & ANGELA                     ALDERMAN                                      50000                        *
C GALE & C REA                     ALDERMAN                                    1000000                        *
C REA                              ALDERMAN IRA                                  35000                        *
ROGER L                            ALEXANDER                                    150000                        *
VIJAY                              ALIMACHANDANI                                250000                        *
JACKSON L                          ANDERSON                                       5000                        *
ROBERT                             ANTONELLI                                      5000                        *
CHARLES W                          APPLE                                        140000                        *
ROBERT S                           APPLEBY                                       50000                        *
RICHARD M                          APPLEBY JR                                    50000                        *
JOHN P                             AYERS                                         20000                        *
B.B. SECURITIES CO(2)                                                           350000           350,000      *
ESTATE OF MICHAEL                  BACHICH                                      150000                        *
JOHN R                             BACHICH                                      400000                        *
BACHICH FAMILY TRUST(3)                                                         250000           900,000      *
ALAN A & JUDITH C                  BALLARD                                      500000                        *
VIRGINIA S                         BALTZELL                                      20000                        *
CHARLES M & NANCY P                BARCLAY                                       50000                        *
JOSEPH P                           BARTHMAIER                                    50000                        *
MARION DOUGLAS & TEDDIE EARLINE    BELIN JTWROS                                 100000                        *
LAWRENCE                           BERK(4)                                       50000           140,000      *
JOHN                               BERUKOFF                                      25000                        *
GUNTER J                           BEYER(5)                                     320000           360,300      *
STEPHEN A                          BIERY                                         20000                        *
RICHARD L & MARY J                 BIRTZ                                         20000                        *
DAVID C                            BLACKBURN                                    100000                        *
DONALD F                           BLACKBURN                                     90000                        *
HARVEY D                           BLETCHMAN                                     20000                        *
JAMES LYNN                         BOHR                                          50000                        *
JOSEPH J                           BOLITSKY                                     500000                        *
ANGELO N                           BONACCORSI                                    20000                        *
JOHN E  & MARION                   BOND SR                                       25000                        *
SHARYN H & JOHN DAVID              BOWMAN                                        15000                        *
TERRY L                            BOYD                                          20000                        *
Prudentioal Securities C/F Dr James R                                                                         *
  Boynton IRA Rollover Dtd 10-11-01                                              80000                        *
MICHAEL J                          BUDINETZ                                      20000                        *
EARL J                             BURAK                                           200                        *
GREGORY J                          CALLEGARI                                     50000                        *
WILLIAM L                          CANDY                                        250000                        *
CAPE MACKINNON INC(6)                                                            75000           500,000      *
JAMES A                            CAPLAN                                       300000                        *
CARLSON INVESTMENTS INC(7)                                                     1190000                        *
CHARLES D & SAMUEL D               CARON                                        200000         1,190,000      *
DEBRA P                            CARTLEDGE                                      5000                        *
AUGUST B                           CASTLE JR                                    325000                        *
JOE                                CHAVARA                                      100000                        *
GERALD E                           CLARK JR                                       7000                        *
ROBERT J                           CLARKE JR                                    100000                        *
EDMOND R                           COCCI                                        500000                        *
JENNIFER L                         COHEN                                        120000                        *


MARC A                             COHEN                                        365000                        *
COLUMBIA MARKETING(8)                                                           500000           500,000      *
CONG SHARIT HAPLETA(9)                                                         2000000         2,000,000      *
DONALD E                           COOK                                           5000                        *
MERRITT                            CORNWELL           JOEL           SAVITZ       5000                        *
GLORIA                             CORSON                                        10000                        *
ANTHONY R                          COSTA                                         50000                        *
WILLIAM R                          CROTHERS                                     220000                        *
DUDLEY R                           CROW                                          60000                        *
LORRAINE                           CROW                                           1500                        *
CLIFTON B                          CURRIN JR                                     20000                        *
CLIFTON B CURRIN TR U/A 3/8/89                                                  170000                        *
WILLIAM                            CURTIS                                       175000                        *
WILLIAM & LINDA                    CURTIS                                        75000                        *
DAMAR INVESTMENT TRUST DTD 7-1-03(10)                                          1369400         2,312,573      1%
DAN ROC LTD PARTNERSHIP(11)                                                    1000000         1,000,000      *
ROBERT S                           DARBEE                                       177700                        *
CARMINE                            DE GREGORIO                                   10000                        *
SHERI-LYNN                         DEMARIS                                      800000                        *
LOUIS E & ROSE M                   DIRENZO                                       10000                        *
LYNDA                              DODGE                                          5000                        *
CHARLES                            DOLEY                                        100000                        *
PETER                              DOLID                                         10000                        *
RICHARD C & BRIAN J                DOUGHERTY                                      2000                        *
JOSEPH G                           ELIAS                                         10000                        *
BENTLY                             ELLIOTT                                       60000                        *
SOLOMON                            ELLNER                                       100000                        *
JAY H                              ESHLEMAN                                      20000                        *
MARTHA                             ESHLEMAN                                      20000                        *
ELWOOD W                           ESHLEMAN TTEE                                 20000                        *
WILLIAM                            ESPOSITO           JOEL           SAVITZ       5000                        *
TERRY W                            ESSER                                         20000                        *
LEWIS Y                            FABER                                        250000                        *
ANTHONY                            FANELLI                                       45000                        *
REED S                             FOSTER                                        15000                        *
CYNTHIA                            FRANCIS                                       30000                        *
ROBERT R                           FREY                                          85675                        *
JEFFREY                            GARDNER                                      120000                        *
MARGARET R                         GEDDIS                                        20000                        *
JOSEPH A                           GENTILE                                       10000                        *
RICHARD L                          GERMAINE                                      15000                        *
ROBERT G                           GIDDENS                                      275000                        *
ROBERT A GILLON, SR. TRUST DTD 9/5/90                                          2000000                        *
JOSEPH & BETH LYNN                 GIORDANO JR                                  200000                        *
RACHEL                             GLICKSMAN                                     96000                        *
WILLIAM M                          GOLDSTEIN                                     30000                        *
PETER                              GRAHM                                        265000                        *
HAROLD N                           GRAY                                          80000                        *
HAROLD N  & JANE G                 GRAY                                          25000                        *
ROBERT                             GUERIERA JR                                   25000                        *
EDWARD                             HALDEMAN                                     450000                        *

PAULINE E                          HALDEMAN                                     250000                        *
THOMAS E                           HALL                                        1000000                        *
ROBERT W & VIRGINIA M              HALL                                           5000                        *
JOHN E                             HAMILTON                                      50000                        *
ROBERT A                           HAMILTON(12)                                  40000            54,112      *
JOHN E HAMILTON  ROTH IRA                                                        35000                        *
WILLIAM R                          HANSEN                                       100000                        *
DAVID                              HARRIS                                        10000                        *
JASON BRADLEY                      HARRIS                                        48000                        *
KENNETH R                          HARRIS                                        50000                        *
R JOHNSTONE                        HARRITY                                       20000                        *
WILLIAM F                          HARRITY JR                                  1000000                        *
FREDERICK                          HAUPT                                          5000                        *
ROBERT P                           HAUPTFUHRER                                  250000                        *
ROBERT P HAUPTFUHRER FAMILY PARTNERSHIP(13)                                     100000           270,000      *
ANDREA                             HAVENS                                        30000                        *
HEALD FAMILY TRUST(14)                                                           15000            55,175      *
Charles Schwab & Co FBO Cynthia H HEALD IRA 4305-1127                           15000                         *
WILLIAM C                          HEARON                                       175000                        *
MAUREEN E                          HENDRON                                      210000                        *
MAUREEN E                          HENDRON IRA                                  230000                        *
ADELE H                            HEPBURN(15)                                 5422000         6,161,944    2.8%
AUSTIN B                           HEPBURN(16)                                  300000           374,549      *
TD WATERHOUSE FBO ADELE H          HEPBURN IRA                                  415000                        *
JULIE H                            HERBERT(17)                                  250000           351,000      *
STEPHEN P                          HERBERT(18)                                 1000000         1,100,000      *
JOSEPH C                           HERON                                        100000                        *
THOMAS A & ELIZABETH R             HEWSON                                        70000                        *
BRIAN                              HICKEY                                        15000                        *
WILLIAM D                          HIMES                                         10000                        *
MICHELLE                           HOLLENSHEAD                                   50000                        *
MICHAEL J                          HOLMES                                        50000                        *
ALTON R                            HOLT                                         220000                        *
DAVID L                            HOLTZMAN                                     250000                        *
JAMES A                            HOLTZMAN                                     250000                        *
L R                                HOOVER                                       100000                        *
PETER                              HOSEN                                          5000                        *
Hrubala Associates A Partnership                                                                 105,667      *
  David R Molumphy Partner(19)                                                   40000                        *
GORDON F                           HUDSON                                        75000                        *
MARK J                             HUDSON                                        50000                        *
WILBUR E                           HUDSON                                         5000                        *
CHRISTINE F                        HUGHES                                        30000                        *
STEVE                              ILLES                                       2000000                        *
ISKA CAPITAL PARTNERS LLC(20)                                                   400000           400,000      *
NATA M                             JACKSON                                       30000                        *
ZVI                                JACOBOWITZ                                    19770                        *
ROBERT B & MARY LOU                JACOBY                                       100000                        *
BURTON                             JENSEN(21)                                  1000000         1,003,500      *
DAVID                              JENSEN(21)                                  1000000         1,000,000      *
RON                                JENSEN(21)                                  1000000         2,150,057      *
GEORGE R                           JENSEN JR(22)                               1000000         1,360,000      *
WILLIAM R                          JOHNSTON                                     150000                        *
ROBERT F                           JONES                                         63000                        *


MRS KALPANA ANANT                  JOSHI                                        100000                         *
THOMAS A                           KATCHUR                                     1505000                         *
STEVEN                             KATZ                                         500000                         *
JOHN F & RAELENE                   KEFFER                                         1000                         *
ROBERT F                           KENERSON                                    1015000                         *
THOMAS D                           KENT JR                                       10000                         *
TOMMY                              KERR                                           5000                         *
GEORGE H & JUNE Y                  KILMARX                                      523499                         *
DANIEL J                           KING                                           3000                         *
JON & PAMELA                       KIRKBRIDE JR                                  20000                         *
REVOCABLE TRUST OF HARRIETTE D     KLANN                                         10000                         *
SHIRLEY K                          KNERR                                        110000                         *
H BROCK                            KOLLS(23)                                    500000           501,725       *
NANCY H                            KOLTES                                         5000                         *
ELISA G                            KRAUS                                        100000                         *
PHILLIP S                          KROMBOLZ                                     250000                         *
KRW PARTNERS(24)                                                               1000000         1,000,000       *
JOHN H & BARBARA A                 KURTZ                                         10000                         *
STEPHEN J                          LACMAN                                         5000                         *
BEHZAD CHRISTOPHER                 LAHIJI                                        33000                         *
 TODD H                            LAHR                                         200000                         *
MICHAEL                            LAWLOR(25)                                   333070           333,120       *
ROGER                              LAWSON                                       125000                         *
PETER B                            LEENE                                         15000                         *
AARON                              LEHMANN                                      100000                         *
SHELLEY & JAMES                    LEROUX                                        25000                         *
WARREN D                           LEWIS                                         10000                         *
MARTIN                             LIPPER                                        95000                         *
SEYMOUR                            LIPPER                                       100000                         *
CHARLES                            LOMIS                                         50000                         *
ANTHONY F & BARBARA L              LOPEZ                                        150000                         *
RYAN                               LORAH                                         30000                         *
LSP PARTNERS(26)                                                                100000           337,334       *
PAUL E                             LUKEN                                         20000                         *
FRANCES N                          LUPPINO                                       50000                         *
DOUGLAS M                          LURIO(27)                                    500000           552,471       *
JAMES P                            MACCAIN                                       10000                         *
MARYANN B                          MACCAIN                                       50000                         *
DAVID E                            MACKEY                                       600000                         *
WILLIAM F                          MACKEY JR                                    100000                         *
ABRAHAM J & EDITH                  MANN                                          25000                         *
RONALD J                           MANNING                                      460000                         *
ANTHONY                            MARCHESANI                                    21000                         *
FRANK J                            MARCHETTI                                    259000                         *
DANIEL J & CYNTHIA                 MARIANI                                        5000                         *
SALVATORE                          MARINO                                        33000                         *
CHARLES L                          MARTIN                                        10000                         *
JAY A                              MARTIN                                        20000                         *
W GREGORY & CATHY                  MAURO                                        110000                         *
LELAND P                           MAXWELL(25)                                  276920           373,170       *
CHARLES A                          MAYER                                         30000                         *
THOMAS E                           MCCARTY(28)                                   60000            60,000       *


MARK W                             MCCONNELL                                     50000                          *
JOHN F                             MCCORMICK                                    170000                          *
JAMES E                            MCDOWELL                                     250000                          *
JAMES E & JANET L                  MCDOWELL                                     161150                          *
ROBERT MCGARRAH(43)                                                             250000                          *
MARY C                             MCGONIGLE                                      8500                          *
PETER J                            MCGUIRE                                      300000                          *
DAVID S                            MEARNS JR                                    145000                          *
JAMES F                            MERRIMAN                                     100000                          *
ALANNA                             MERSINGER                                      5000                          *
EILEEN                             MILLER                                         6000                          *
GEORGE G & CAROLINE                MILLIKIN                                     209251                          *
KENNETH G                          MOLTA                                         25000                          *
THOMAS J                           MOLUMPHY                                      50000                          *
F STANTON                          MOYER                                        100000                          *
MICHAEL                            MURPHY                                        17000                          *
DANIEL                             MYERS                                        500000                          *
JOSEPH A                           MYERS JR                                      10000                          *
GARY                               NASH                                           4000                          *
RONNIE                             NEFF                                         100000                          *
NEINKEN SCHOLARSHIP FOUNDATION(29)                                              100000           100,000        *
ELIZABETH L                        NELSON             LESLEY A NELSONBURNS       30000                          *
ELIZABETH L                        NELSON                                       100000                          *
ELIZABETH L & ANDREW G             NELSON                                        50000                          *
ROBERT F                           NEMETH                                        20000                          *
NETZACH YISROEL                                                                 100000                          *
GREGG J                            NEWHUIS                                      506666                          *
PATRICK                            NOLAN                                        150000                          *
JULES                              NORDLICHT                                   1000000                          *
GARY                               OAKLAND(30)                                  327500           437,350        *
LYNN                               OBRIEN                                        50000                          *
MICHAEL J                          OBRIEN                                       250000                          *
ROBIN L                            OBRIEN                                        10000                          *
GEORGE                             OCONNELL                                    1000000                          *
SUSAN                              ODELL                                        200000                          *
DONALD W                           OKADA                                         10000                          *
OMNI CAPITAL CORPORATION(31)                                                    150000           150,000        *
MICHAEL                            ONELIO                                        10000                          *
ROBERT G                           PADRICK(32)                                  100000           368,400        *
JAMES                              PARK                                        1000000                          *
FRANK                              PARKER                                         5000                          *
MICHAEL A                          PARKER                                       250000                          *
NEIL L                             PARKER                                        15000                          *
TOBIAS L & CARRIE L                PEARCE                                        20000                          *
GUY D & NOREEN                     PETERSON                                      20000                          *
ROBERT A                           PETT                                        1000000                          *
PEARL M                            PIERIK                                       100000                          *
ANTHONY H                          PIERPAOLI                                     35000                          *
ROY T                              PIRHALA                                       16000                          *
B MICHAEL                          PISANI                                       200000                          *
JOHN W                             PONTON JR                                     10000                          *
ROBERT H                           POTTS                                        100000                          *
J STEVE                            POWELL                                        20000                          *


CHARLES W & MARIA O                     PROCTOR III                                   10000                      *
CLAYTON                                 QUICK                                         10000                      *
PAUL                                    QUIRINI                                       20000                      *
ROBERT W                                RADER                                         50000                      *
PAUL J & JOAN D                         RAFFERTY                                     240000                      *
WILLIAM                                 RECKTENWALD                                  300000                      *
WILLIAM J                               REILLY JR                                     10000                      *
J MICHAEL                               REISERT                                       50000                      *
GREG A                                  REISNER                                       50000                      *
WILLIAM E & FRANCES M                   REISNER                                       10000                      *
HARRY                                   RENNER IV                                    500000                      *
JACKSON                                 RICHE                                         10000                      *
MYRNA N                                 ROBBINS                                      500000                      *
E H ROGERS JR FAMILY LTD                PARTNERSHIP                                  100000                      *
MICHAEL H                               ROSE                                          20000                      *
PETER S                                 RUBEN                                        320000                      *
KARL F                                  RUGART                                        10000                      *
JOHN S                                  RUPP                                          14937                      *
L JOYCE                                 RUPP                                          30000                      *
RYAN & CO LP(33)                                                                     100000      100,000         *
S.W. RYAN & CO INC(33)                                                                75000       75,000         *
MICHAEL G                               SAKRAIDA                                     261150                      *
JOANNE R                                SANTORIELLO                                  250000                      *
VALENTINA & VITALY                      SAS                                           20000                      *
EDWARD J                                SCHACK                                       115000                      *
GENE F & ANGELA M                       SCHACK                                        40000                      *
EDWARD L                                SCHOENHUT                                     25000                      *
WILLIAM F                               SCHOENHUT, JR                                310000                      *
RICHARD S                               SCHONWALD                                   1450000                      *
ALMA                                    SCHWARTZ                                     200000                      *
MICHEL                                  SCHWARTZ                                     100000                      *
STEPHEN                                 SCHWARTZ                                      25000                      *
MARK                                    SCIFERS                                       10000                      *
VICKI & MARK                            SCIFERS                                        5000                      *
DONNA L                                 SEALY                                        150000                      *
ROBERT RAY                              SEALY                                         90000                      *
WILLIAM W SELLERS TRUST(34)                                                         1160000    1,436,674         *
RICHARD W & HELEN E                     SELTZER                                       20000                      *
ROBERT                                  SENDAR                                         5000                      *
NANCY A                                 SHAHEEN                                       10000                      *
FRED & ROBERTA                          SHANDER                                       20000                      *
EDWARD A                                SHELLY                                        50000                      *
CELIA E                                 SHEVLIN                                        2000                      *
VANGEL S & BARBARA A                    SHOLA                                          5000                      *
RAYMOND K                               SHOTWELL                                     110000                      *
HERMAN                                  SHTERN                                      1000000                      *
JODE                                    SHUPE                                         40000                      *
JOHNNYE F                               SHUPE                                        100000                      *
SHUPE STAFFING SOLUTIONS(35)                                                          20000      121,500         *
JAY                                     SILBERMAN                                    150000                      *
CONCETTA                                SIMEONE                                        5000                      *


DONALD E                                SIMEONE SR                                    30000                      *
JOSEPH                                  SINGER                                        50000                      *
LESLIE & ETHEL                          SINGER                                        13000                      *
KRISHNA K                               SINGH                                         30000                      *
CHRISTINE M                             SLEBODA                                      250000                      *
THOMAS B                                SMITH II                                      30000                      *
GREGG J                                 SMOLENSKI                                    100000                      *
GEORGE H                                SORRELL                                       10000                      *
DANIEL E                                SPEALMAN                                     550000                      *
BB SECURITIES CO FBO DANIEL E           SPEALMAN IRA                                 940000                      *
ELAINE                                  SPIEGEL            MALCOLM        RESNICK     50000                      *
BRUCE M                                 STACHENFELD                                  500000                      *
TERRY W                                 STANGLEIN                                     70000                      *
AUSTIN H                                STEDMAN                                       12500                      *
ELINOR M                                STEINHILBER                                   50000                      *
MICHAEL  & ELLEN                        STEIR                                        170000                      *
SHAI                                    STERN(36)                                      1000       51,000         *
GERTRUDE T                              STEVENS                                      930000                      *
MICHAEL A                               STEWART                                       10000                      *
PRISCILLA                               STITT                                        150000                      *
JAY                                     STOLTZFUS                                     20000                      *
CLARK D & CAROLYN STULL JR JTWROS                                                     25000                      *
BARRY C & NICHOLE C                     SUMMERS                                       10000                      *
CHARLES D & CAROLE H                    SUMMERS                                      100000                      *
RODERICK M                              SUMMERS                                      125000                      *
ALLEN P                                 SUTTON                                        20000                      *
EDWARD F & MARIE ANN                    SWEENEY                                        5000                      *
CONSTANTINE TEOFIL                      SZYMBORSKI         JUANITA        WEBSTER     10000                      *
BARBARA                                 TAUBER                                        10000                      *
MICHAEL R                               TAYLOR                                        50000                      *
DONALD R JONES SR~     TD WATERHOUSE INC                                              69500                      *
EDWARD A SHELLY IRA~   TD WATERHOUSE INC                                              34000                      *
FBO BETTY A HARRIS IRA~TD WATERHOUSE INC                                              20000                      *
FBO KENNETH R HARRIS ROLLOVER IRA~TD WATERHOUSE INC                                  180000                      *
FRANK J MARCHETTI IRA ROTH~       TD WATERHOUSE INC                                   30000                      *
JOAN F JONES~                     TD WATERHOUSE INC                                   69500                      *
PHILLIP S KROMBOLZ IRA~           TD WATERHOUSE INC                                  360000                      *
RAYMOND K SHOTWELL~ C/O~          TD WATERHOUSE INC                                  328740                      *
RICHARD SCHONWALD IRA~            TD WATERHOUSE INC                                  190000                      *
STEPHEN SCHWARTZ IRA~             TD WATERHOUSE INC                                  733315                      *
THOMAS KATCHUR C/O~               TD WATERHOUSE INC                                 2000000                      *
ALFRED HUNTER & SUSAN MARY              THOMPSON                                      31500                      *
ANDREW A & MARY LYNN                    THOMPSON                                      20000                      *
SAMUEL R                                THOMPSON                                      40000                      *
PRISCILLA                               THOROUGHGOOD                                  10000                      *
WILLIAM                                 THOROUGHGOOD                                 145000                      *
ALFRED NEIL                             TODD                                          50000                      *
GUILLERMO M                             TORRES                                       163000                      *
JOAN E & GUILLERMO                      TORRES                                       300000                      *
HOWARD A TRAUGER FBO WILLIAM V TRAUGER                                                15000                      *
JACK                                    TRUFFA                                        90000                      *
STEPHEN S                               TURESKY                                      120000                      *


JAMES                                   TURNER(37)                                   199400      329,867          *
CYNTHIA L                               TYBOR                                        100000                       *
GEORGE                                  TZOULAFIS                                    100000                       *
RICHARD                                 UTAS                                         100000                       *
WILLIAM L VAN ALEN, JR(38)                                                           900000    1,009,868          *
JOHN S                                  VODANTIS                                      35000                       *
STEPHEN J                               VODANTIS                                      25000                       *
THOMAS P                                WADDELL                                       10000                       *
LOIS M                                  WAGNER                                         3750                       *
ROBERT E                                WAGNER                                        30000                       *
Wall Street Communications Group Inc(39)                                             140000      140,000          *
JOHN D                                  WALLACE                                      100000                       *
WEC ASSET MANAGEMENT LLC(40)                                                        1000000                       *
JOHN W                                  WEIR               DAVID F        FREDERICK  100000                       *
MICHAEL H                               WEISS                                       1000000                       *
BERNARD                                 WIENER                                        10000                       *
DR J EDWARD                             WILLARD                                      650000                       *
MARGARET S                              WILLIAMS                                     375000                       *
ROBERT H WILLIAMS DDS ASSOCIATES PROFIT SHARING PLAN                                 575000                       *
WILLIAM R                               WING                                         101000                       *
JON PETER & PEGGY L                     WOLCKEN                                      100000                       *
CLAUDINE W                              WOLFE                                         10000                       *
MARION & RICHARD                        WURZEL                                         5000                       *
MICHAEL                                 WUSINICH                                     250000                       *
LEONARD F                               YABLON                                        50000                       *
YABLON ENERPRISES INC(41)                                                            250000      300,000          *
ELIZABETH T                             YOUNG                                        100000                       *
FRANCES                                 YOUNG(25)                                   1000000    1,000,000          *
MATTHEW T                               YOUNG                                         25000                       *
WILLIAM J                               YOUNG                                         20000                       *
DONALD J                                ZAMACONA                                      40000                       *
DONALD J                                ZELENKA                                      260000                       *
JOSEPH R                                ZIRBES                                         5000                       *
RUTH                                    ZWEIGBAUM                                     20237                       *
THOMAS                                  MURN                                        2000000                       *

                                        TOTAL                                      85601130(42)

------------
* Less than 1%


(1) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity AHP Holdings, is Alex H. Petro.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, B.B. Securities Co., is Joseph A. Meyers.
(3) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Bachich Family Trust, is John Bachich.
(4) Mr. Berk is the principal of Brill Ventures, Inc. an investment banker to USA.

(5)  Mr. Beyer is a consultant to USA.
(6) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cape Mackinnon, Inc., is Steve Frye.
(7) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Carlson Investments, is Jim Carlson.
(8) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Columbia Marketing, is Conrad Meyer.
(9) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Sharit Hapleta, is Leiby Solomon.
(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Damar Investment Trust DTD 7-1-03 Trust, is David L. Weaver.
(11) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Dan Roc Ltd Partnership, is Michael Sonnenberg.
(12) Mr. Hamilton is an employee of USA.
(13) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Heald Family Trust, is Jack Heald.
(15) Ms. Hepburn is the Director of Public Relations of USA.
(16) Mr. Hepburn is the spouse of Adele Hepburn, Director of Public Relations of USA.
(17) Ms. Herbert is the spouse of Stephen Herbert, President of USA.
(18) Mr.  Herbert is the President of USA.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, A partnership, is David R Molumphy.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, ISKA Capital Partners LLC, is Daniel Myers.
(21) Son of George R. Jensen, Jr., Chairman and CEO of USA.
(22) Mr. Jensen is Chairman and CEO of USA.
(23) Mr. Kolls is an employee of USA.

(24) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, KRW Partners, is Lawrence Wald.
(25) Former employee of USA.
(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, LSP Partners, is Aaron Lehman.
(27) Mr. Lurio is a director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(28) Mr. McCarty is an employee of USA.
(29) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Neinken Scholarship Foundation, is Charles Apple.
(30) Mr. Oakland is a consultant of USA.
(31) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, OMNI Capital Corporation, is Dan Forigo.
(32) Mr. Padrick is a consultant to USA.
(33) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entities, Ryan & Co., LP and S.W. Ryan & Co., Inc. is Scott Ryan.
(34) Mr. Sellers is a director of USA.
(35) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Shupe Staffing Solutions, is Johnnye Shupe.
(36) Mr. Stern is the principal of Vintage Filings, a provider of printing services to USA.
(37) Mr. Turner is an employee of the Company.
(38) Mr. Van Alen, Jr is a director of USA.
(39) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Wall Street Communications Group, Inc., is Michael Scalfoni.
(40) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, WEC Asset Management, LLC, is Daniel Saks.
(41) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Yablon Enterprises Inc., is Leonard F. Yablon.
(42) Represents shares issued by us at $.10 per share pursuant to the 2003-A private placement offering. We have agreed to register these shares for resale under the Act at our cost and expense for a period of one year.
(43) Mr. McGarrah is a consultant of USA.

                             MARKET FOR COMMON STOCK

     The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

     The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


FISCAL
------

2001                                                      HIGH          LOW
----                                                      ----          ---

First Quarter  (through September 30, 2000)            $  1.75        $  0.91
Second Quarter  (through December 31, 2000)            $  1.78        $  0.66
Third  Quarter  (through  March  31,  2001)            $  1.78        $  0.88
Fourth  Quarter  (through  June  30,  2001)            $  1.28        $  0.74

2002
----

First  Quarter  (through  September  30,  2001)        $  1.05        $  0.60
Second  Quarter  (through  December  31,  2001)        $  0.74        $  0.34
Third  Quarter  (through  March  31,  2002)            $  0.80        $  0.39
Fourth  Quarter  (through  June  30,  2002)            $  0.41        $  0.20

2003
----


First  Quarter  (through  September  30,  2002)        $  0.39        $  0.15
Second  Quarter  (through  December  31,  2002)        $  0.23        $  0.14
Third Quarter (through March 31, 2003)                 $  0.22        $  0.16
Fourth  Quarter  (through  June  30,  2003)            $  0.67        $  0.17


     Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


     At March 31, 2003, there are 3,317,485 shares of Common Stock issuable upon exercise of outstanding options. The following table shows the number of options outstanding and their exercise price:


                                                OPTION
                   OPTIONS OUTSTANDING      EXERCISE PRICE
                   -------------------     --------------
                       2,475,318             $   .165
                         550,000             $   .70
                         125,000             $  1.00
                          52,000             $  1.50
                          41,167             $  2.00
                          74,000             $  2.50

                   -------------------
                       3,317,485


     The Company has registered for resale under the 1933 Act all of the Common Stock underlying the options. All of the aforesaid options have been issued by the Company to employees, Directors, officers or consultants.

     As of March 31, 2003, the following Warrants were outstanding:

          5,000  1998-B  Warrants;
          725,000 consultant warrants;
          1,580,828 Swartz Private Equity, LLC warrants;
          900,930  2001-B  Warrants;
          68,567  2001-C Warrants
          100,000  GEMA  Warrants;
          1,957,605 Warrants associated with Stock for interest;
          11,693,157  Note Warrants;
          22,035,716 investor warrants
          ----------------
          39,066,803 Total


     The Company has registered for resale under the 1933 Act all of the Common Stock underlying these warrants (other than those underlying the GEMA Warrants and the Warrants associated with Stock for interest).

     As of March 31, 2003 there are $13,567,652 face value of Senior Notes outstanding which are convertible into 57,036,743 shares of Common Stock.


     On March 31, 2003 there were 1,061 record holders of the Common Stock and 569 record holders of the Preferred Stock.

     The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company`s securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock has been paid. As of March 31, 2003, such accumulated unpaid dividends amount to $5,953,187.

     During fiscal year 2002, certain holders of the Company`s Preferred Stock converted 26,002 shares into 26,002 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $268,140 into 26,814 shares of Common Stock. During the nine months ended March 31, 2003, 1,450 shares of the Company`s Preferred Stock were converted into 1,450 shares of Common Stock, and $15,970 of Cumulative preferred dividends were converted into 1,597 shares of Common Stock.


     During the quarter ended June 30, 2002, the following issuances of Common Stock were authorized: 11,507 shares from the conversion of Preferred Stock; 12,007 shares from the conversion of cumulative Preferred dividends; 334,168 from the exercise of Warrants; 61,728 shares from the conversion of Convertible Debentures and 617,280 shares from the related exercise of Warrants; 390,000 shares in exchange for professional services; 300,882 shares in lieu of interest on the 12% convertible Notes; 1,250,000 shares to Officers as compensation; and 23,637,341 shares issued in connection with the acquisition of Stitch Networks Corporation (See Note 3 to the Consolidated Financial Statements).


     As of March 31, 2003, there were 527,832 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 593,319 shares issuable upon the conversion of cumulative Preferred Dividends, which when and if issued would be freely tradeable under the Act.

     Subsequent to June 30, 2002 and through March 31, 2003, the following equity activity occurred:


     During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through May 31, 2003, and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through May 31, 2003. These warrants have expired.

     The Company had received signed subscription documents for the Senior Notes due December 31, 2005 for approximately $3.7 million subsequent to July 1, 2002. In total, total proceeds of $4,144,008 have been received, of which $2,585,000 has been deposited and the remainder was for services. A total of $678,000 are for services to be performed and are therefore reflected as prepaid professional fees at March 31, 2003.

     La Jolla Cove Investors has converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Through March 31, 2003, La Jolla converted $133,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 829,099 shares of stock, and exercised 8,290,990 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. See "Management`s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


     In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments. The shares were issued At $.25 per share, the fair value on the date of issue.

     In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share, the fair value on the date of issuance. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company issued 529,324 shares (valued at $.20 per Share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarter ended September 30, 2002. In addition, the Company granted warrants to purchase up to 529,324 shares at $.20 per share at any time prior to December 31, 2004.

     For the quarter ended December 31, 2002, the Company issued 593,634 shares (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarter. In addition, the Company granted warrants to purchase up to 593,634 shares at $.20 per share at any time prior to December 31, 2004.


     For the quarter ended March 31, 2003, the Company issued 530,818 shares (valued at $.20 per share) to the holders of the Senior Notes in lieu of the cash quarterly interest payments due for the quarter. In addition, the Company granted warrants to purchase up to 530,818 shares at $.20 per share at any time prior to June 30, 2004.


     In October 2002, the Company issued to Edwin P. Boynton 50,000 shares of Common Stock. In April 2002, The Company had granted him 100,000 options to purchase Common Stock at $.40 per share, which was equal to or greater than the closing bid price of the Common Stock on the date of the grant. Subsequent to July 1, 2002, up to half of these options were permitted to convert to shares.

     In October 2002, the Company sold to an investor 3,571,429 shares at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares at $.07 at any time for a five year period; and (2) warrants to Purchase up to 7,142,858 shares, at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one-year period. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company sold to an investor 1,500,000 shares of restricted common stock at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to Sell to the investor an additional 1,500,000 shares at $.10 per share and grant Warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. We have agreed to register these shares for resale under the Act at our cost and expense.


     In October 2002, the Company granted to the holders of the 12% senior notes warrants representing that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants was 10,360,025 and are exercisable at any time prior to November 30, 2002 (later extended to August 31, 2003). If the holder exercises all of such holder`s warrants, the holder shall receive another identical Warrant exercisable at any time prior to August 31, 2003. We have agreed to register these shares for resale under the Act at our cost and expense. Through March 31, 2003, the note holders exercised 5,458,759 Common Stock warrants. As a result, an additional 5,458,759 Common Stock warrants were granted, of which 793,893 were exercised as of March 31, 2003.


     In November 2002, the Company agreed to issue an aggregate of 1,480,000 shares to employees and consultants for services to be rendered. The shares were valued at $.16 per share.


     In November 2002 and through March 31, 2003, 14,124,110 shares of Common Stock were sold at $.10 per share in the 2003-A offering.

                            DESCRIPTION OF SECURITIES

General


     We are authorized to issue up to 400,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 preferred shares have been designated as series A convertible preferred stock, no par value. As of March 31, 2003, there were 131,880,905 shares of common stock issued and outstanding and 527,832 shares of series A preferred stock issued and outstanding which are convertible into 527,832 shares of common stock. Through March 31, 2003, a total of 583,318 shares of preferred stock have been converted into 659,762 shares of common stock and $2,636,324 of accrued and unpaid dividends thereon have been converted into 283,809 shares of common stock.



La Jolla Debenture and Warrants

     During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale by La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $2,100 in connection with this warrant. During the quarter ended December 31, 2001, La Jolla exercised all of these warrants for a cash payment of approximately $.29 per share.

        During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture (increased by $100,000 on June 18, 2002) bearing 9 3/4 percent interest with a maturity date of August 2, 2003 (extended to August 2, 2004). Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later reduced to 72%) of the lowest closing bid price of the Common Stock during the 20 days (changed to 270 calendar days) preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. From inception through March 31, 2003, La Jolla converted $133,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 829,099 shares of stock, and exercised 8,290,990 warrants to purchase Common Stock at an average price of $.16 per share.

        In March 2003, we issued to La Jolla a warrant to purchase up to 9,000,000 of our shares at $.10 per share. Of such warrants, 3,000,000 expire three months after the date hereof, 3,000,000 expire six months after the date hereof, and the remaining 3,000,000 expire nine months after the date of this prospectus. We have agreed to register all of the shares underlying these warrants for resale by La Jolla for a one year period. The shares underlying these warrants are covered by this prospectus.

Common Stock

     The holder of each share of common stock:

     o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;
     o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and
     o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

     No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

     The holders of shares of Series A preferred stock:

     o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);
     o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and
     o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.


     The record dates for payment of dividends on the Series A Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of March 31, 2003 the accumulated and unpaid dividends were $5,953,187.

     Each share of Series A Preferred Stock is convertible at any time into 1 share of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $10.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by USA. As of March 31, 2003 a total of 583,318 shares of series A Preferred Stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 283,807 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.


     We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

12% Senior Notes


     As of March 31, 2003, we had outstanding $2,094,000 of Senior Notes due December 31, 2007, $1,352,000 of Senior Notes due December 31, 2006, $3,891,150
of Senior Notes due December 31, 2005, $2,548,502 of Senior Notes due December 31, 2004, and $3,682,000 of Senior Notes due December 31, 2003. The principal amount of each senior note which is not voluntarily converted shall be payable on the maturity date thereof, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until maturity. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.

     Of the Senior Notes due December 31, 2003, a total of $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes previously due December 31, 2001. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $1.00 per share. For the quarters ended September 31, 2001 and December 31, 2001, the conversion rate was reduced to $.50 per share and for the quarter ended March 31, 2002 to $.40 per share and for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003, to $.20 per share together with one warrant at $.20 per share for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2006. The noteholder was required to make the election on or prior to March 31, 2003 (later extended until August 31, 2003). As of July 15, 2003, a total of $3,470,500 of these notes have been extended to December 31, 2006. In connection with any extensions other than the reduction of the conversion rate, there were no other payments or benefits exchanged between USA and the noteholders.

     The principal amount of each Senior Note due December 31, 2004 is convertible at any time into shares of Common Stock at the rate of $.40 per share. The holders of these notes are selling shareholders in this prospectus. In January 2002, the Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last three quarters of fiscal 2002. The conversion rate for this interest payment due for the quarter ended March 31, 2002 was $.40 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2007. The noteholder was required to make the election on or prior to March 31, 2003 (later extended until August 31, 2003). As of July 15, 2003, a total of $3,328,392 of these notes have been extended to December 31, 2007. In connection with any extensions other than the reduction of the conversion rate, there were no other payments or benefits exchanged between USA and the noteholders.

     The principal amount of each Senior Note due December 31, 2005 is convertible at any time into shares of Common Stock at the rate of $.20 per share. The Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last quarter of fiscal 2002 at the rate of $.20 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act.

     The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all
"Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

     The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

     Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

     o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;
     o    any debt owed by USA to any officer, director or stockholder of USA;
     o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;
     o    any operating lease obligations of USA;
     o any other indebtedness which by its terms is subordinated to the senior note; or
     o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

     Common Stock Purchase Warrants


     o Each 2001-B warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. One-half of each holder`s warrants were exercisable at any time prior to December 31, 2001 and the balance at any time prior to June 30, 2002 (or such later date as may be determined by USA).In June 2002, the termination date of 3,676,829 of these warrants was extended to December 2002 (later extended until August 31, 2003), and the exercise price of these warrants reduced to $.10. As of March 31, 2003, 900,930 of these warrants are outstanding. These warrants were acquired from us by the selling shareholders in 2001 pursuant to a private placement offering. We have agreed to register these shares under the Act for resale.

     o Each 2001-C warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. Each warrant expires on April 30, 2002. In June 2002, the termination date of 294,334 of these warrants was extended to December 2002 (later extended until August 31, 2003), and the exercise price of these warrants reduced to $.10. As of March 31, 2003, 68,567 of these warrants are outstanding. These warrants were acquired from us by the selling shareholders in 2001 pursuant to a private placement offering. We have agreed to register these shares under the Act for resale.


     o Each 1998-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-B warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by USA. These warrants were acquired from us by the selling shareholders in 1998 pursuant to a private placement offering. We have agreed to register the shares underlying the warrants for resale under the Act until August 2005.

     The warrants have been issued pursuant to warrant agreements by and between USA and American Stock Transfer & Trust Company, the warrant agent.

     We have registered for resale the common stock underlying the above warrants under the Act.

     The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

     The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

Shares Eligible for Future Sale

     Of the 131,880,995 shares of common stock issued and outstanding on March 31, 2003, 115,053,109 are freely transferable without registration under the Act (other than shares held by "affiliates" of USA). As of the date hereof, there were 527,832 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA).

     The shares of preferred stock issued and outstanding as of the date hereof, are convertible into 527,832 shares of common stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of USA).

     Shares of our common stock which are not freely tradeable under the Act are known as "Restricted Securities" and cannot be resold without registration under the Act or pursuant to Rule 144 promulgated thereunder.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

     As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

     The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

     The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                                  LEGAL MATTERS

     The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

     The consolidated financial statements of USA Technologies, Inc. at June 30, 2002 and 2001, and for each of the two years in the period ended June 30, 2002, and the financial statements of Stitch Networks Corporation at December 31, 2001 and 2000, and for the years then ended appearing in this Prospectus and
Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the individual Companies ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                            USA Technologies, Inc.

                        Consolidated Financial Statements

                       Years ended June 30, 2002 and 2001


                                    Contents


Report  of  Independent  Auditors                                  F-1
Consolidated  Financial  Statements
Consolidated  Balance  Sheets                                      F-2
Consolidated  Statements  of  Operations                           F-3
Consolidated  Statements  of  Shareholders`  Equity  (Deficit)     F-4
Consolidated  Statements  of  Cash  Flows                          F-6
Notes  to  Consolidated  Financial  Statements                     F-7

                         Report of Independent Auditors



USA  Technologies,  Inc.
Board  of  Directors  and  Shareholders

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholders` equity (deficit), and cash flows for each of the two years in the period ended June 30, 2002. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable, continues to incur losses from operations, has continued to require forebearance agreements on debt obligations, and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company`s ability to continue as a going concern. Management`s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                  /s/ Ernst & Young LLP

Philadelphia,  Pennsylvania
September  27,  2002

                             USA Technologies, Inc.

                           Consolidated Balance Sheets

                                                                    June 30                March 31
                                                               2002          2001            2003
                                                         ---------------------------     ------------
                                                                                          (Unaudited)
Assets
Current assets:
 Cash and cash equivalents                               $    557,970   $    817,570     $    573,828
 Accounts receivable, less allowance for uncollectible
  accounts of $71,000 (unaudited) at March 31, 2003
  and $37,000 and $28,000 at June 30, 2002 and 2001,
  respectively                                                340,293         64,752          444,435
 Inventory                                                    877,814        560,410          687,719
 Prepaid expenses and other current assets                    124,865        428,825          121,580
 Prepaid professional fees                                          -              -          884,475
 Subscriptions receivable                                      35,000         29,000          137,000
 Investment                                                         -              -        2,081,559
                                                         ---------------------------     ------------
Total current assets                                        1,935,942      1,900,557        4,930,596

Property and equipment, net                                 1,932,427        761,324        1,500,986
Software development costs, at cost, less accumulated
 amortization of $3,869,808 (unaudited) at
 March 31, 2003 and $2,995,979 and $0 at June 30, 2002
 and 2001, respectively                                     2,330,207      3,087,415        1,456,379
Goodwill                                                    6,800,827              -        6,800,827
Intangibles, less accumulated amortization of $255,500
 (unaudited) at March 31, 2003 and $36,500 at
 June 30, 2002                                              2,883,500              -        2,664,500
Other assets                                                   29,117        430,765           19,394
                                                         ---------------------------     ------------
Total assets                                             $ 15,912,020   $  6,180,061     $ 17,372,682
                                                         ===========================     ============

Liabilities and shareholders` equity (deficit)
Current liabilities:
 Accounts payable                                        $  3,081,495   $  2,607,570     $  4,442,713
 Accrued expenses                                           2,131,289      1,355,595        2,426,404
 Deposits                                                     480,000              -          120,000
 Current obligations under long term debt                     850,644        116,231          782,405
 Convertible Senior Notes                                           -        211,704        2,063,524
                                                         ---------------------------     ------------
Total current liabilities                                   6,543,428      4,291,100        9,835,046

Convertible Senior Notes, less current portion              6,289,825      4,236,281        7,537,951
Long term debt, net of current portion                        762,085         53,577          374,624
Convertible debenture                                          65,543              -           91,394
                                                         ---------------------------     ------------
Total liabilities                                          13,660,881      8,580,958       17,839,015

Shareholders` equity (deficit):
 Preferred Stock, no par value:
  Authorized shares-1,800,000
  Series A Convertible Preferred-Authorized shares -
   900,000
  Issued and outstanding shares 527,832-at March 31,
   2003 (unaudited) and 529,282 and 555,284 at
   June 30, 2002 and 2001, respectively
   (liquidation preference of $11,231,507
   (unaudited) at March 31, 2003 and
   $10,468,391 at June 30, 2002)                            3,749,158      3,933,253        3,738,892
Common Stock, no par value:
  Authorized shares-300,000,000 (unaudited) at March
   31, 2003, and 150,000,000 (unaudited) and 62,000,000
   at June 30, 2002 and 2001, respectively
  Issued and outstanding shares-131,880,995 (unaudited)
   at March 31, 2003 and 66,214,188 and 21,450,755 at
   June 30, 2002 and 2001, respectively                    55,443,750     32,977,922       65,714,460
 Subscriptions receivable                                    (149,750)             -                -
 Deferred compensation                                              -       (103,000)               -
 Accumulated deficit                                      (56,792,019)   (39,209,072)     (69,350,887)
 Accumulated other comprehensive loss                               -              -        (568,798)
                                                         ---------------------------     ------------
Total shareholders` equity (deficit)                        2,251,139     (2,400,897)        (466,333)
                                                         ---------------------------     ------------
Total liabilities and shareholders` equity (deficit)     $ 15,912,020   $  6,180,061     $ 17,372,682
                                                         ===========================     ============

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations

                                                                                                   Nine months ended
                                                                  Year ended June 30                  March 31,
                                                                 2002           2001                2003        2002
                                                            ----------------------------      -------------------------
                                                                                                       (Unaudited)
Revenues:
 Equipment sales                                            $    795,938   $     803,685      $     880,545  $   598,980
 Product sales                                                   107,857               -            357,703            -
 Service and transaction fees                                    778,906         647,317            995,082      519,291
                                                            ----------------------------      --------------------------
Total revenues                                                 1,682,701       1,451,002          2,233,330    1,118,271

Operating expenses:
 Cost of sales (including amortization of software
 development costs)                                            3,914,927         816,239          2,057,173      611,805
 General and administrative                                    7,989,651       5,628,014          4,951,021    4,308,049
 Compensation                                                  4,654,662       2,966,776          2,767,168    3,155,986
 Loss on exchange of debt                                              -         863,000            959,352           -
 Depreciation and amortization                                   440,238         209,646            734,026     243,812
                                                            ----------------------------      --------------------------
Total operating expenses                                      16,999,478      10,483,675         11,468,740    8,319,652
                                                            ----------------------------      --------------------------
                                                             (15,316,777)     (9,032,673)        (9,235,410)  (7,201,381)
Other income (expense):
 Interest income                                                  15,791          60,034             11,956       10,464
 Interest expense:
  Coupon or stated rate                                         (966,974)       (587,769)        (1,307,672)    (594,174)
  Non-cash amortization of debt discount                      (1,513,118)       (764,736)        (2,011,772)    (890,062)
  Less: amounts capitalized                                      492,658         230,000                  -      492,658
                                                            ----------------------------      --------------------------
 Total interest expense                                       (1,987,434)     (1,122,505)        (3,319,444)    (991,578)
 Other expense                                                   (26,387)        (40,100)                 -            -
                                                            ---------------------------       --------------------------
Total other income (expense)                                  (1,998,030)     (1,102,571)        (3,307,488)    (981,114)
                                                            ---------------------------       --------------------------
Loss before cumulative effect of accounting change           (17,314,807)    (10,135,244)       (12,542,898)  (8,182,495)
Cumulative effect of accounting change                                 -        (821,000)                 -            -
                                                            ----------------------------      --------------------------
Net loss                                                     (17,314,807)    (10,956,244)       (12,542,898)  (8,182,495)
Cumulative preferred dividends                                  (822,561)       (836,541)          (793,586)   (822,561)
                                                            ----------------------------      --------------------------
Loss applicable to common shares                            $(18,137,368)  $(11,792,785)      $ (13,336,484) $(9,005,056)
                                                            ============================      ==========================
Loss per common share (basic and diluted):
 Loss before cumulative effect of accounting change         $      (0.50)  $       (0.65)     $       (0.15) $     (0.30)
 Cumulative effect of accounting change                                -           (0.05)                -             -
                                                            ----------------------------      -------------------------
Loss per common share (basic and diluted)                   $      (0.50)  $       (0.70)     $       (0.15) $     (0.30)
                                                            ============================      =========================

Weighted average number of common shares
 outstanding (basic and diluted)                              35,994,157      16,731,999         91,491,804   30,186,045
                                                            ============================      ==========================

See accompanying notes.
                                       F-3

                             USA Technologies, Inc.

            Consolidated Statements of Shareholders` Equity (Deficit)

                                                         Series A
                                                        Convertible    Common     Deferred      Accumulated
                                                      Preferred Stock  Stock    Compensation      Deficit            Total
                                                     -------------------------------------------------------------------------
Balance, June 30, 2000                               $ 4,012,266   $24,204,050   $  (206,000)  $(28,165,798)     $   (155,482)
Conversion of 11,160 shares of Preferred
 Stock to 11,160 shares of Common Stock                  (79,013)       79,013              -              -                -

Conversion of $87,030 of cumulative
 preferred Stock dividends into 8,703 shares of
 Common Stock at $10.00 per share                              -        87,030              -        (87,030)               -

Issuance of 418,250 shares of Common Stock
 to employees as compensation                                  -       474,995              -              -           474,995

Compensation expense related to deferred
 stock awards                                                  -             -        103,000              -           103,000

Issuance of 200,000 shares of Common Stock
 in exchange for consulting services                           -       200,000              -              -           200,000

Exercise of 2,112,100 Common Stock
 warrants at $1.00 per share                                   -     2,112,100              -              -         2,112,100

Issuance of 24,000 shares of Common Stock
 from the conversion of $35,000 Senior Notes                   -        28,024              -              -            28,024

Issuance of 895,000 shares of Common Stock
 at $1.00 per share in connection with
 the 2000-B Private Placement, net of offering
 costs of $117,849                                             -       777,151              -              -           777,151

Issuance of 450,000 shares of Common Stock
 at $1.00 per share in connection with
 the 2001-A Private Placement, net of offering
 costs of $22,500                                              -       427,500              -              -           427,500

Issuance of 2,669,400 shares of Common Stock
 at $0.60 per share in connection
 with the 2001-B Private Placement, net of offering
 costs of $54,755                                              -     1,546,885              -              -         1,546,885

Issuance of 1,136,300 shares of Common
 Stock in connection with the 2000 12%
 Convertible Senior Note Offering                              -     1,215,843              -              -         1,215,843

Debt discount relating to beneficial
 conversion feature on the 2000 12%
 Convertible Notes                                             -       409,104              -              -           409,104

Issuance of 121,541 shares of Common Stock
 in lieu of cash payment for interest on the
 2000 12% Convertible Senior Notes                             -       114,927              -              -           114,927

Issuance of stock options to distributor                       -       420,000              -              -           420,000

Other                                                          -        60,300              -              -            60,300

Issuance of 29,010 shares of Common Stock
 at $1.05 per share in connection with the $20
 million equity line Investment Agreement,
 net of offering costs of $30,461                              -             -              -              -                 -

Issuance of 1,580,828 Common Stock
 commitment warrants in connection with $20
 million Equity Line Investment Agreement                      -             -              -              -                 -

The cumulative effect of accounting change
 related to the beneficial conversion feature
 associated with the 1999 Convertible Senior
 Notes                                                         -       821,000              -              -           821,000

Net loss                                                       -             -              -    (10,956,244)      (10,956,244)
                                                     -----------------------------------------------------------------------------
Balance, June 30, 2001                                 3,933,253    32,977,922       (103,000)   (39,209,072)       (2,400,897)

                                       F-4

                             USA Technologies, Inc.
            Consolidated Statements of Shareholders` Equity (Deficit)

                                                        Series A
                                                       Convertible     Common       Deferred    Subscriptions  Accumulated
                                                     Preferred Stock   Stock      Compensation    Receivable    Deficit     Total
                                                     -----------------------------------------------------------------------------
Conversion of 26,002 shares of Preferred
 Stock to 26,002 shares of Common Stock                 (184,095)       184,095          -           -              -          -

Conversion of $268,140 of cumulative
 Preferred Stock dividends into 26,814 shares of
 Common Stock at $10.00 per share                              -        268,140          -           -       (268,140)         -

Issuance of 2,784,134 shares of Common
 Stock in exchange for professional services                   -      1,330,944          -           -              -   1,330,944

Issuance of 500,000 Common Stock
 Warrants in exchange for professional
 services                                                      -        115,000          -           -              -     115,000

Issuance of 2,340,000 shares of Common
 Stock to Officers as compensation                             -        981,000          -           -              -     981,000

Issuance of 200,000 Common Stock Options
 in exchange for professional services                         -         66,000          -           -              -      66,000

Issuance of 498,000 shares of Common
 Stock from the conversion of $622,500 of
 the 2000 12% Senior Notes at $1.25 per
 share                                                         -        622,500          -           -              -     622,500

Exercise of 26,667 Common Stock warrants
 at $.50 per share                                             -         13,334          -           -              -      13,334

Exercise of 1,806,862 Common Stock
 Warrants at $.10 per share                                    -        180,687          -           -              -     180,687

Exercise of 500,000 Common Stock
 Warrants at $.29 per share, net of offering
 costs of $2,100                                               -        142,900          -           -              -     142,900

Issuance of 333,678 shares of Common Stock
 from the conversion of $82,000 of 9-3/4%
 debentures, and the related exercise of
 Common Stock Warrants at varying  prices per
 share to purchase 3,336,780  shares of Common
 Stock, net of offering costs of $15,750                       -        886,250          -           -              -     886,250

Issuance of 4,726,040 shares of Common
 Stock in connection with the 2001-B Private
 Placement, net of offering costs of $259,672                  -      2,754,371          -           -              -   2,754,371

Issuance of 4,046,684 shares of Common
 Stock in Connection with the 2001-C Private
 Placement, net of offering costs of $84,272                   -      1,992,852          -    (149,750)             -   1,843,102

Issuance of 674,431 shares of Common Stock
 in lieu of cash payment for interest
 on the Convertible Senior Notes and thessuance of 303,829
 warrants                                                      -        301,856          -           -              -     301,856

Debt discount relating to beneficial conversion
 feature on the 2001 12% Senior Notes                          -      3,742,813          -           -              -   3,742,813

Debt discount relating to beneficial
 conversion feature on the $325,000,
 9-3/4% Convertible Debenture                                  -        325,000          -           -              -     325,000

Issuance of Common Stock in connection
 with Stitch acquisition                                       -      7,800,323          -           -              -   7,800,323

Issuance of Common Stock Options and
 Common Stock Warrants in connection with
 Stitch acquisition                                            -        729,323          -           -              -     729,323

Compensation expense related to deferred
 stock awards                                                  -              -    103,000           -              -     103,000

Other                                                          -         28,440          -           -              -      28,440

Net loss                                                       -              -          -           -    (17,314,807)(17,314,807)
                                                     -----------------------------------------------------------------------------
Balance, June 30, 2002                               $   3,749,158  $ 55,443,750  $      -   $(149,750) $ (56,792,019) $2,251,139

                             USA Technologies, Inc.
            Consolidated Statements of Shareholders` Equity (Deficit)

                                                  Series A Accumulated
                                                 Convertible                                             Other
                                                  Preferred       Common     Subscriptions    Accumulated Comprehensive
                                                      Stock        Stock        Receivable       Deficit     Loss         Total
                                              -----------------------------------------------------------------------------------
Conversion of 1,450 shares of Convertible
 Preferred Stock to 1,450 shares of Common
 Stock (Unaudited)                                    (10,266)        10,266             -              -         -            -
Conversion of $15,970 cumulative preferred Stock
 dividends into 1,597 shares of Common Stock
at $10.00 per share (Unaudited)                             -         15,970             -        (15,970)        -            -
Exercise of 9,044,687 Common Stock
 warrants at $0.10 per share (Unaudited)                    -        904,469             -              -         -      904,469
Issuance of 1,264,465 shares of Common
 Stock from the conversion of
 the 2002-A 12% Senior Notes (Unaudited)                    -        252,858             -              -         -      252,858
Issuance of 495,421 shares of Common Stock
 from conversion of $51,000 of 9-3/4%
 debentures, and the related exercise of
 Common Stock Warrants to purchase
 4,954,210 shares of Common Stock (Unaudited)               -        561,000             -              -         -      561,000
Issuance of 3,255,052 shares of Common
 Stock in exchange for payroll and
 professional services (Unaudited)                          -        591,619       149,750              -         -      741,369
Issuance of 2,000,000 shares of Common
 Stock at $0.12 per share (Unaudited)                       -        240,000             -              -         -      240,000
Issuance of 1,500,000 shares of Common
 Stock at $0.10 per share, net of offering
 costs (Unaudited)                                                   123,000             -              -         -      123,000
Issuance of 15,000,000 shares of Common
 Stock in connection with investment in
 Jubilee Investment Trust, net                              -      2,650,357             -              -         -    2,650,357
Issuance of 14,124,110 shares of Common Stock
 in connection with the 2003-A Private
 Placement Offering at $0.10 per share(Unaudited)           -      1,412,411             -              -         -    1,412,411
Issuance of 3,571,429 shares of Common
 Stock at $0.07 per share, net of offering
 costs (Unaudited)                                          -        244,925             -              -         -      244,925
Issuance of 1,653,776 shares of Common
 Stock and related Warrants in lieu of
 cash payment for interest on the 12%
 Convertible Senior Notes (Unaudited)                       -        444,618             -              -         -      444,618
Debt discount relating to beneficial
 conversion feature on the 2002-A 12%
 Senior Notes (Unaudited)                                          1,037,920             -              -         -     1,037,920
Issuance of 8,288,016 shares in connection
 with the 2002-A 12% Convertible Senior
 Notes (Unaudited)                                          -      1,696,862             -              -         -     1,696,862
Issuance of 337,300 shares of Common Stock
 in connection with severance arrangements
(Unaudited)                                                 -         78,075             -              -         -       78,075
Other (Unaudited)                                           -          6,360             -              -         -        6,360
Net loss (Unaudited)                                        -              -             -    (12,542,898)           (12,542,898)
Unrealized loss on investment                               -              -             -              -  (568,798)    (568,798)
                                                                                                                     -----------
Total comprehensive loss                                    -              -             -              -         -  (13,111,696)
                                               =================================================================================
Balance, March 31, 2003 (Unaudited)            $   3,738,892   $  65,714,460   $         -   $(69,350,887 $(568,798) $  (466,333)
                                               =================================================================================


See accompanying notes

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                                                         Nine months ended
                                                                           Year ended June 30                March 31
                                                                           2002           2001           2003          2002
                                                                      ----------------------------  ------------------------------
                                                                                                            (Unaudited)
Operating activities:
Net loss                                                              $(17,314,807) $(10,956,244)   $(12,542,898)   $ (8,182,495)
Adjustments to reconcile net loss to net cash used in
    operating activities:
    Cumulative effect of accounting change                                       -       821,000               -              -
    Extraordinary loss on exchange of debt                                       -       863,000               -              -
    Charges incurred in connection with the
     issuance of Common Stock, Common Stock Warrants
     and Senior Notes                                                    5,532,618       859,295       1,278,724       3,093,291
    Depreciation                                                           403,738       209,646         632,182         243,812
    Amortization                                                         3,032,479             -       1,092,828               -
    Loss on property and equipment                                         195,722             -               -               -
    Interest amortization relating to Senior Notes and
     Convertible Debentures                                              1,513,118       764,736       1,950,244         890,062
    Interest expense on the Senior Notes paid through the
     issuance of Common Stock                                              301,856       114,927         444,618         173,217
    Loss on debt modification                                                    -             -         959,352               -
    Changes in operating assets and liabilities:
     Accounts receivable                                                  (232,653)      538,419        (104,142)       (172,295)
     Inventory                                                             (36,642)      345,009         190,095        (316,355)
     Prepaid expenses and other assets                                     774,845       356,757          13,008         418,646
     Accounts payable                                                     (259,627)    1,713,179       1,361,218        (489,507)
     Accrued expenses                                                      (44,413)      801,352         295,115          (9,578)
                                                                      ---------------------------   -----------------------------
Net cash used in operating activities                                   (6,133,766)   (3,568,924)     (4,429,656)     (4,351,202)

Investing activities:
Cash acquired in connection with Stitch Acquisition, net of
  financing costs                                                        2,278,229             -               -               -
Purchase of property and equipment                                        (102,917)     (380,355)       (200,741)        (59,427)
Increase in software development costs                                  (2,238,771)   (2,938,111)              -      (2,238,771)
                                                                       --------------------------   ----------------------------
Net cash used in investing activities                                      (63,459)   (3,318,466)       (200,741)     (2,298,198)

Financing activities:
Net proceeds from the issuance of Common Stock and the exercise of
 Common Stock Purchase Warrants and Options                              3,912,765     4,834,636       3,274,805       3,626,553
Net repayment of long-term debt                                         (2,533,363)     (176,053)       (455,700)        (62,656)
Collection of subscriptions receivable                                      29,000        12,199          35,000          24,000
Proceeds from the issuance of Convertible Debenture                        325,000             -               -               -
                 Repayment of the Senior Notes                            (240,000)            -               -        (240,000)
Proceeds received the from deposits for future financings                  500,000             -               -               -
Net proceeds from the issuance of the Senior Notes and
  Convertible Debentures                                                 3,944,223     1,174,818       1,792,150       3,812,388
                                                                       ---------------------------  ----------------------------
Net cash provided by financing activities                                5,937,625     5,845,600       4,646,255       7,160,285
                                                                       ---------------------------  ----------------------------
Net (decrease)increase in cash and cash equivalents                      (259,600)   (1,041,790)          15,858         510,885
Cash and cash equivalents at beginning of period                          817,570     1,859,360          557,970         817,570
                                                                       ---------------------------  ----------------------------
Cash and cash equivalents at end of period                             $  557,970   $   817,570     $    573,828      $1,328,455
                                                                       ===========================  ============================
Supplemental disclosures of cash flow information:
Cash paid for interest                                                 $  603,312   $   472,842     $    642,842    $    420,959
                                                                       ===========================  ============================
Issuance of Common Stock options to distributor                        $        -   $   420,000     $          -    $          -
                                                                       ===========================  ============================
Issuance of Common Stock, Common Stock Options and Warrants in
 connection with Stitch acquisition                                    $8,529,646   $         -     $          -    $          -
                                                                       ===========================  ============================
Conversion of Convertible Preferred Stock to Common Stock              $  184,095   $    79,013     $     10,266    $    102,625
                                                                       ===========================  ============================
Conversion of Cumulative Preferred Dividends to Common Stock           $  268,140   $    87,030     $     15,970    $    148,070
                                                                       ===========================  ============================
Prepaid stock expenses through issuance of Common Stock                $        -   $    42,000     $    236,800    $    557,300
                                                                       ===========================  ============================
Subscriptions receivable                                               $    35,000  $    29,000     $    177,000    $     79,237
                                                                       ===========================  ============================
Conversion of Senior Notes to Common Stock                             $   622,500  $    28,024     $    252,858    $    622,500
                                                                       ===========================  ============================
Purchase of investment in Jubilee through the issuance of Common Stock $         -  $         -     $  2,650,357    $          -
                                                                       ===========================  ============================

                                                                                                        Nine months ended
                                                                           Year ended June 30               March 31
                                                                           2002           2001        2003          2002
                                                                      ----------------------------  --------------------------
(Unaudited)
Transfer of inventory to property and equipment                        $         -  $    87,561       $        -    $        -
                                                                       =========================     =========================
Capital lease obligations incurred                                     $         -  $   118,207       $        -    $        -
                                                                       =========================     =========================
Beneficial conversion feature related to Senior Notes and
  Convertible Debentures                                               $ 4,067,813  $   409,104       $ 1,037,920   $3,649,266
                                                                       =========================     =========================
Prepaid Senior Note Issuances                                          $         -  $          -      $ 1,329,800   $       -
                                                                       =========================     =========================
Transfer of deposits to debt and equity                                $         -  $          -      $ 360,000     $       -
                                                                       =========================     ========================
Issuance of Common Shares in connection with Senior Note Offering      $         -  $          -      $ 1,696,862   $       -
                                                                       =========================     ========================
Conversion of Convertible Debenture                                    $         -  $          -      $ 51,000      $   70,000
                                                                       =========================     ========================

See accompanying notes.
                                       F-6

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

1.  Business

USA Technologies, Inc., a Pennsylvania corporation (the Company), was incorporated on January 16, 1992. The Company provides unattended cashless payment/control systems and associated network and services for the copy, fax, debit card, smart card personal computer, laundry, and vending industries. The Company`s devices make available credit and debit card and other payment methods in connection with the sale of a variety of products and services. The Company`s customers are principally located in the United States and are comprised of hotels, chains, consumer package goods companies, information technology and vending operators.

The Company offers the Business Express and Business Express Limited Service
(LSS) principally to the hospitality industry. The Business Express and Business Express Limited Service (LSS) combines the Company`s business applications for computers, copiers and facsimile machines into a business center unit. The Company has developed its next generation of cashless control/payment systems (e-Port), which includes capabilities for interactive multimedia and e-commerce, acceptance of other forms of electronic payments and remote monitoring of host machine data and is being marketed and sold to operators, distributors and original equipment manufacturers (OEM) primarily in the vending industry.

The Company`s wholly owned subsidiary, Stitch Networks Corporation (Stitch) designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet (Note
3). On December 31, 2000, Stitch executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The initial phase of the Agreement ends December 31, 2003, with provisions for extensions. The Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values, principally software development costs, goodwill and other intangibles, that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred losses of $17.3 million and $11.0 million during each of the fiscal years ending June 30, 2002 and 2001, respectively, and losses of $12.5 million (unaudited) during the nine months ended March 31,2003. Cumulative losses from its inception through June 30, 2002 amount to approximately $53.3 million and cumulative losses through March 31, 2003 amounted to approximately $65.8 million (unaudited). Losses are expected to continue throughout fiscal year 2003. Additionally, the Company has continued to require forbearance agreements on debt obligations (Note 8) and is in the process of renegotiating the terms of the debt. The Company`s ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company`s products can generate sufficient operating revenues. These factors raise doubt about the Company`s ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Interim Financial Information

The consolidated financial statements and disclosures included herein for the nine months ended March 31, 2003 and 2002 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ended June 30, 2003.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of Stitch. All significant intercompany accounts and transactions have been eliminated in consolidation.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first-in, first-out basis) or market.

Property and Equipment

Property and equipment is recorded at cost. The straight-line method of depreciation is used over the estimated useful lives of the related assets.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of the net assets acquired from Stitch. Intangible assets include patents and trademarks acquired in the Stitch acquisition. The aggregate amortization expense was $36,500 during the year ended June 30, 2002 and $219,000 (unaudited) during the nine month period ended March 31, 2003. The intangible asset balance and related accumulated amortization consists of the following:



                                    Gross           Accumulated Amortization
                                    Carrying        June 30        March 31,
                                    Amount          2002           2003
                                                                  (Unaudited)
                                    ----------------------------------------
Amortized intangible assets
     Trademark                      $1,050,000      $(13,125)      $ (91,875)
     Patents                         1,870,000       (23,375)       (163,625)
                                    ----------------------------------------
Total                               $2,920,000      $(36,500)      $(255,500)
                                    ========================================


At June 30, 2002, the expected amortization of the intangible assets is as follows: $292,000 per year in fiscal year 2003 through fiscal year 2011, and $255,500 in fiscal year 2012. At June 30, 2002 and March 31, 2003, the weighted average amortization period is 9.875 and 9.125 years, respectively.


Concentration  of  Credit  Risk

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company`s policy is designed to limit exposure to any one institution. The Company does not require collateral or other security to support credit sales, but provides an allowance for bad debts based on historical experience and specifically identified risks. Approximately 41% and 12% respectively of the Company`s accounts receivable and revenues for the year ended June 30, 2002 is concentrated with one customer. Approximately 12% and 22% (Unaudited) respectively, of the Company`s accounts receiveable and revenues for the nine months ended March 31, 2003, are concentrated with one customer.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Revenue Recognition

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company`s cashless payment and control network. Service fees for access to the Company`s equipment and network services are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company`s vending machines upon purchase and acceptance by the vending customer.

Software Development Costs

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86 ("SFAS 86"), Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, after technological feasibility of the software is established and through the product`s availability for general release to the Company`s customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During May 2000, the Company reached technological feasibility for the development of the e-Port product and related network and, accordingly, the Company commenced capitalization of software development costs related to this product. Costs capitalized were approximately $2,239,000 and $2,938,000 during the years ended June 30, 2002 and 2001, respectively, which includes capitalized interest of approximately $493,000 and $230,800, respectively pursuant to SFAS No. 34, "Capitalization of Interest Costs". Amortization of software development costs will commence when the product becomes available for general release to customers. Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line me thod over the remaining estimated economic life of the product. Amortization of such costs commences when the product becomes available for general release to its customers. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company`s customers. During the fourth quarter of fiscal year 2002, Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and related network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose the enhanced e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the e-Port client product and the related network. The unamortized balance after the impairment charge of the related network is being

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Software Development Costs (continued)

amortized over an estimated useful life of two years. Amortization expense for the nine months ended March 31, 2003 was $873,828 (unaudited). Amortization expense during the year ended June 30, 2002, including the above impairment adjustment of $2,663,000, was $2,996,000. Such amortization is reflected in cost of sales in the accompanying statements of operations.

Advertising Expense

Advertising expenses for the years ended June 30, 2002 and 2001 were approximately $429,000 and $88,000, respectively. Advertising expenses for the nine months ended March 31, 2003 and 2002 were approximately $37,000 (unaudited) and $110,000 (unaudited), respectively.

Research and Development Expenses

Research and development expenses are expensed as incurred. Research and development expenses, which are included in general and administrative and compensation expenses in the consolidated statements of operations, were $1,187,000 and $1,260,000 for the years ended June 30, 2002 and 2001, respectively and $1,274,000 (unaudited) and $593,000_(unaudited) for the nine months ended March 31, 2003 and 2002, respectively.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock-Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company`s stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company`s stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 13.

Loss Per Common Share

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock,

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

Loss Per Common Share (continued)

cumulative preferred dividends or Senior Notes was assumed during fiscal 2002 or 2001 because the assumed exercise of these securities would be antidilutive.

Cumulative Effect of Accounting Change

During fiscal year 1999, the Company issued $4,618,000 (as adjusted) of $10,000 principal amount of Senior Notes. The Notes included detachable equity instruments (see Note 10). During October 1999, the Company added a conversion feature to the Senior Notes whereby the Senior Notes were immediately convertible into Common Stock at $2.50 per share at the option of the holder. At the time of the addition of the conversion feature, the Company determined that, based on the fair value of the Company`s Common Stock and specified conversion prices, and, in accordance with the then applicable accounting pronouncements, these Senior Notes did not contain an embedded conversion feature. In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue 00-27, Application of EITF Issue 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments, whereby it was concluded that an issuer should calculate the intrinsic value of a conversion option using the effective conversion price, based on the proceeds received allocated to the convertible instrument instead of the specified conversion prices in the instrument. Issue 00-27 requires companies to apply the proscribed methodology for computing the beneficial conversion feature of convertible securities through a cumulative catch-up accounting change (in the quarter that includes November 2000) for any such security issued after May 20, 1999, the effective date of EITF 98-5. Accordingly, the Company recorded a one-time, noncash charge during fiscal year 2001 of $821,000 to record the cumulative effect of an accounting change as required by the EITF.

Reclassification

During April 2001, the Company granted 6,000,000 fully vested options to a distributor who was expected to market and distribute the Company`s e-Port (TM) product in connection with the signing of a five-year distribution agreement. The $420,000 estimated fair value of the options was amortized as a reduction of selling, general, and administrative expenses over the term of the distribution agreement rather than as a reduction of revenues as there were no revenues generated as a result of this agreement. During the third quarter of fiscal year 2002 and pursuant to EITF 00-18 "Accounting Recognition for

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Reclassification (continued)

Certain Transactions Involving Equity Instruments Granted to Other Than Employees", the Company presented the unamortized balance in other assets, and reclassified the June 30, 2001 balance from a contra-equity account to other assets for consistent presentation. During the fourth quarter of fiscal year 2002, the Company determined that this agreement was not expected to generate any revenues and that there was no future value to this distribution agreement. Accordingly, the Company wrote off the remaining unamortized balance of $315,000 to selling, general and administrative expense.

Certain amounts in the June 30, 2002 and 2001 consolidated financial statements have been reclassified to conform with the March 31, 2003 and 2002 unaudited consolidated financial statements.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company`s Senior Notes, Debentures, and other Long-Term Debt approximates book value as such notes are at market rates currently available to the Company.

Impairment of Long Lived Assets

In accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company reviews its property and equipment and unamortized intangible assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company estimates the future cash flows expected to result from operations and if the sum of the expected undiscounted future cash flows is less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss by reducing the unamortized cost of the long-lived asset to its estimated fair value.

New Accounting Pronouncements

In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement No. 142 prohibits the amortization of goodwill and intangible assets with indefinite

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

New Accounting Pronouncements (continued)

useful lives. Statement No. 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. As Statement No. 142 is effective for fiscal years beginning after December 15, 2001, the Company will adopt the Statement on July 1, 2002. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the nonamortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 are applicable for the Company effective July 1, 2001.

Under Statement No. 142 the Company will test goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed in Statement No. 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2002 in the second quarter of fiscal year 2003. If the first test indicates a potential impairment, the second phase will be completed to calculate any actual impairment. Any impairment charge resulting from these transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in the first quarter of fiscal year 2003. The Company has completed the transitional test of goodwill as of July 1, 2002, as prescribed in Statement No. 142, during the quarter ended December 31, 2002 using a discounted cash flow analysis. The Company has concluded that there were no goodwill impairment indicators to be recorded as a result of this transitional test.

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB`s new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard will be adopted by the Company on July 1, 2002 and are not expected to have a significant effect on the Company`s financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption of SFAS No. 145, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods that does not meet the criteria of APB Opinion No. 30 for such classification should be reclassified to conform with the provisions of SFAS No. 145. Accordingly, the $863,000 extraordinary loss on the 2001 exchange of debt (Note 10), has been reclassified as a loss from continuing operations during fiscal year 2001 in the accompanying consolidated financial statements.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


3. Acquisition of Stitch Networks Corporation

On May 14, 2002, USA Acquisition Corp., a wholly owned subsidiary of the Company acquired Stitch pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch and the stockholders of Stitch. The Company acquired Stitch to strengthen its position as a provider of wireless remote monitoring and cashless and mobile commerce solutions and to increase the Company`s revenue base. These revenues would include product revenues and monthly service and transaction fees. Additionally the acquisition of the Stitch technology complemented the revenue and transaction processing revenue Company`s existing products. Additionally certain Stitch personnel were believed to possess some key strengths in several disciplines that the Company believed to be of great value in its plans for growth.

At the close of the transaction on May 14, 2002, Stitch became a wholly owned subsidiary of the Company. The acquisition was accounted for using the purchase method and, accordingly, the results of the operations of Stitch have been included in the accompanying consolidated statements of operations since the acquisition date. The purchase price consisted of the issuance of 22,762,341 shares of Common Stock of the Company in exchange for the outstanding shares of Stitch and the issuance of warrants to purchase up to 7,587,447 shares of Common Stock of the Company at $.40 per share at any time through June 30, 2002. The purchase price also included the assumption of outstanding Stitch stock options that were converted into options to purchase an aggregate of 2,475,318 shares of the Company`s Common Stock at $.165 per share at any time prior to May 14, 2007, warrants to purchase up to 412,553 shares of the Company`s Common Stock at $.40 per share at any time through June 30, 2002 and acquisition related expenses which included the issuance of 875,000 shares of Common Stock to an investment banking firm. None of the warrants issued in connection with the acquisition were exercised as of June 30, 2002. A total of 4,800,000 shares of the Common Stock issued to the former stockholders of Stitch are being held in escrow to secure the former stockholder`s indemnification obligations under the Agreement and Plan of Merger. Such shares are subject to cancellation if there is a breach of the indemnification (as defined). In connection with the acquisition, the Company`s shareholders voted in May of 2002 to increase the number of authorized shares of Common Stock to 150,000,000.

During June 2002, the Company determined that it would vacate the office space previously occupied by Stitch. Accordingly, the Company accrued the remaining lease exit costs relating to this property in the amount of approximately $354,000 as part of the cost of Stitch. While the Company is attempting to sublease this space, no provision for recovery has been estimated at this time.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


3.  Acquisition  of  Stitch  Networks  Corporation  (continued)

The following table summarizes the preliminary purchase price allocation of the fair value of the assets and liabilities assumed at the date of acquisition:

                     Current  assets               $      2,710,000
                     Property  and  equipment             1,700,000
                     Goodwill                             6,801,000
                     Intangibles                          2,920,000
                     Current  liabilities                (1,554,000)
                     Long-term  debt                     (3,976,000)
                                                   -----------------
                                                   $      8,601,000
                                                   =================

Long-term debt of $2,165,000 was repaid during June 2002.

Unaudited pro-forma combined results of the Company as if the Company acquired Stitch on July 1, 2000 and July 1, 2001 are as follows:


                                                                Year ended June 30
                                                                2002           2001
                                                         ------------------------------
Revenues                                                 $    2,869,466   $  1,953,250

Loss before cumulative effect of accounting change          (19,583,216)   (15,921,358)
Cumulative effect of accounting change                                -       (821,000)
                                                         ------------------------------
Net loss                                                    (19,583,216)   (16,742,358)

Cumulative preferred dividends                                 (822,561)      (836,541)
                                                         ------------------------------
Loss applicable to common shares                         $  (20,405,777)  $(17,578,849)
                                                         ==============================
Loss before cumulative effect of accounting change       $        (0.36)  $     (0.42)

Cumulative effect of accounting change                   $            -   $     (0.02)
                                                         ==============================
Loss per common share (basic and diluted)                $        (0.36)  $     (0.44)
                                                         ==============================
Weighted average number of common shares
 outstanding (basic and diluted)                             56,676,823    40,369,340
                                                         ==============================

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

4.  Property  and  Equipment

Property and equipment consist of the following:

                                  Useful           June 30                      March 31
                                  Lives       2002         2001                   2003
                               ------------------------------------          ---------------
                                                                               (Unaudited)
Computer equipment and
 purchased software               3 years  $ 1,855,459   $  609,775             $ 1,916,985
Vending machines and related
 components                       7 years    1,050,220            -               1,120,356
Control systems                   3 years      982,371      533,055               1,034,837
Furniture and equipment         5-7 years      503,110      190,836                 497,523
Leasehold improvements         Lease term       94,031       90,313                  94,031
Vehicles                          5 years       10,258       10,258                  10,258
                                           -------------------------            ------------
                                             4,495,449    1,434,237               4,673,990
                                           -------------------------            ------------
Less accumulated depreciation               (2,563,022)    (672,913)             (3,173,004)
                                           -------------------------            ------------
                                           $ 1,932,427   $  761,324            $  1,500,986
                                           =========================           =============


5.  Accrued  Expenses

Accrued expenses consist of the following:

                                                             June 30                 March 31
                                                          2002        2001             2003
                                                    ----------------------          -----------
                                                                                    (Unaudited)
Accrued professional fees                           $  628,372  $  439,478         $   448,696
Accrued lease termination payments, net                344,934           -             344,934
Accrued other                                          264,518      31,414             158,123
Accrued compensation and related sales commissions     225,917     125,668             198,481
Accrued interest                                       209,885      91,585             270,724
Accrued software license and support costs             144,755     154,229             144,755
Accrued taxes and filing fees                          134,411           -             161,241
Accrued product warranty costs                          85,827      52,466             105,454
Accrued consulting fees                                 62,480     435,000             516,315
Advanced customer billings                              30,190      25,755              77,681
                                                    ----------------------        -------------
                                                    $2,131,289  $1,355,595        $  2,426,404
                                                    ======================        =============

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


6.  Related  Party  Transactions

At June 30, 2002 and 2001, approximately $30,000 and $70,000, respectively, of the Company`s accounts payable and accrued expenses were due to a Board member for legal services performed. At March 31, 2003, approximately $78,000 (Unaudited) of the Company`s accounts payable and accrued expenses were due to a Board member for legal services performed. During the years ended June 30, 2002 and 2001, the Company incurred approximately $213,000 and $271,000, respectively, for these services. During the year ended June 30, 2002, and during the nine months ended March 31, 2003, certain Board members participated in various offerings of debt or equity of the Company for a total investment of approximately $262,500 and $445,875 (Unaudited) respectively.

Stitch purchases vending machines from Dixie-Narco, Inc. (Dixie), an affiliate of a shareholder (Maytag Holdings, a subsidiary of Maytag Inc.) of the Company. There were $195,000 of purchases from Dixie for the nine months ended March 31,2003. There were no purchases from Dixie for the period May 14, 2002 to June 30, 2002. Amounts payable to Dixie at June 30, 2002 of $124,333 and at March 31, 2003 of $237,621 (Unaudited) are included in accounts payable in the accompanying consolidated balance sheets.

7.  Commitments

- In connection with an employment agreement, expiring June 30, 2002, the Company`s Chief Executive Officer has been granted in the event of a "USA Transaction," as defined, which among other events includes a change in control of the Company, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals seven percent of all the then issued and outstanding shares of the Company`s Common Stock. The Chief Executive Officer is not required to pay any consideration for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer`s termination of employment. The employment agreement was extended to June 30, 2004.

- The Company conducts its operations from various facilities under operating leases. Rent expense under such arrangements was approximately $220,000 and $188,000 during the years ended June 30, 2002 and 2001, respectively, and approximately $201,000 and $146,000 (Unaudited) during each of the nine months ended March 31, 2003 and 2002, respectively. Future minimum lease payments are reflected below. During the years ended June 30, 2002 and 2001, the Company entered into agreements to lease $0 and $118,207 respectively, of computer equipment accounted for as capital leases. This computer equipment is included in property and equipment in the accompanying consolidated financial statements. Capital lease amortization of approximately $54,000 and $34,000 is included in depreciation expense for the years ended June 30, 2002 and 2001, respectively, and approximately $41,000 and $41,000 (Unaudited)during each of the nine months ended March 31, 2003 and 2002.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


7.  Commitments  (continued)

Future minimum lease payments subsequent to June 30, 2002 under capital and noncancelable operating leases are as follows:


                                                        Capital Leases   Operating Leases
                                                        ----------------------------------


2003                                                    $        52,942  $         155,000
2004                                                             15,960            109,000
2005                                                              1,779             80,000
2006                                                                  -             20,000
                                                        ----------------------------------
Total minimum lease payments                                     70,681  $         364,000
                                                                         =================
Less amount representing interest                                 7,697
                                                        ---------------
Present value of net minimum lease payments                      62,984
Less current obligations under capital leases                    46,300
                                                        ---------------
Obligations under capital leases, less current portion  $        16,684
                                                        ===============

8.  Long-Term  Debt

Long-term debt consists of the following:

                                                         June 30                       March 31
                                                      2002      2001                     2003
                                                  -----------------------            ------------
                                                                                     (Unaudited)

                Bank facility                       $1,255,113  $      -             $   964,665
                Working capital loans                  275,000         -                 166,765
                IBM inventory financing                 19,632    45,785                   5,403
                Capital lease obligations (Note 7)      62,984   124,023                  20,196
                                                  -----------------------            ------------
                                                     1,612,729   169,808               1,157,029
                Less current portion                   850,644   116,231                 782,405
                                                  -----------------------            ------------
                                                    $  762,085  $ 53,577              $  374,624
                                                  =======================            ============




At June 30, 2002 the Company has a $1.5 million bank facility available (the Facility) to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings are made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to June 30, 2002, the Company has not borrowed any additional funds under this Facility.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


8.  Long-Term  Debt  (continued)

In connection with the Stitch acquisition (Note 3), the Company assumed long term debt of $3,976,000 which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002. All but $225,000 of these working capital loans bear interest at a variable rate based on the bank`s prime rate. These loans are secured by certain assets of Stitch. At June 30, 2002, $275,000 of working capital loans are outstanding of which $225,000, which bears interest at 6.75%, was payable on July 8, 2002 and $50,000 was payable on demand. On July 26, 2002, August 29, 2002, September 27, 2002, October 31, 2002, February 3, 2003 and February 19, 2003, the bank agreed to extend the due date of these notes until September 1, 2002, October 1, 2002, November 1, 2002, December 1, 2002, March 1, 2003 and March 17, 2003, respectively under several forebearance agreements. In connection with these extensions, the Company paid $3,000 of fees to the bank. Subsequent to June 30, 2002, the Company paid $108,235 to the bank, reducing the outstanding balance to $166,765 (unaudited) at March 31, 2003. The Company is currently in default under the loan agreement.

The Company also had an inventory financing arrangement whereby IBM Credit Corporation originally granted the Company a $1.5 million equipment line of credit. This arrangement expired in fiscal year 2002. The outstanding balance at June 30, 2002 and 2001, of $19,632 and $45,785, respectively, is secured by the underlying inventory. Interest accrues on the outstanding balance at 10% per annum, subject to adjustment if the outstanding balance is outstanding greater than 180 days.

9.  Income  Taxes

At June 30, 2002 and 2001, the Company had net operating loss carryforwards of approximately $54,769,000 and $31,234,000, respectively, to offset future taxable income expiring through approximately 2022. At June 30, 2002 and 2001, the Company recorded a net deferred tax asset of approximately $20,546,000 and $12,418,500, respectively, which was principally reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not certain, principally due to the lack of earnings history.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Stitch had net operating loss carryforwards of approximately

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


9.  Income  Taxes  (continued)

$10,985,000 at the acquisition date. Such net operating loss carryforwards are limited under these provisions as to the amount available to offset future taxable income and such limited amounts are reflected below.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:



                                                              June 30
                                                         2002           2001
                                                   ---------------------------
Deferred tax assets:
  Net operating loss carryforwards                 $ 19,837,000  $ 13,237,000
  Compensation expense on stock option re-pricing             -       170,500
  Deferred research and development costs               480,000       125,000
  Software development costs                          1,008,000             -
  Other                                                 392,000       131,000
                                                   ---------------------------
                                                     21,717,000    13,663,500
Deferred tax liabilities:
  Intangibles                                        (1,171,000)            -
  Software development costs                                  -    (1,245,000)
                                                   ---------------------------
                                                     20,546,000    12,418,500
Valuation allowance                                 (20,546,000)  (12,418,500)
                                                   ---------------------------
Deferred tax asset, net                            $          -  $          -
                                                   ===========================

Amounts assigned to intangibles acquired in the Stitch acquisition exceeded the tax basis. Such excess will increase taxable income as the Intangibles (excluding goodwill) are amortized. The net operating loss carryforwards will be used to offset the increase in taxable income. Accordingly, the Company recorded a deferred tax liability of $1,171,000 and a deferred tax asset in the same amount related to these intangibles at the acquisition date.

10.  Senior  Notes  and  Debentures

During June 2002, the Company commenced a $2,500,000 2002-A private placement offering (subsequently increased to $4,300,000 in October 2002) consisting of 12% Convertible Senior Notes due December 31, 2005. Each $10,000 Note is convertible into Common Stock at $.20 per share at any time through December 31, 2005 and interest is payable quarterly. Each note holder initially received 20,000 Common Stock warrants, however subsequent to June 30, 2002, the Board of Directors amended the offering to replace the warrants with 20,000 shares of Restricted Common Stock. The estimated fair value of the Common Stock warrants of $121,225 (using the Black-Scholes method) and the intrinsic value of the beneficial conversion feature of $211,152 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2005. Through June 30, 2002, the Company sold 44.4 units, generating proceeds of $444,083, of which $35,000 is reflected as subscriptions receivable at June 30, 2002. Such amounts were collected subsequent to June

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

30, 2002. The offering was scheduled to terminate June 30, 2002 with extension possible for up to an additional 60 days. The offering was extended to October 31, 2002 (Note 16).

During fiscal year 2002, the Company commenced a $2,500,000 2001-D private placement offering (later increased to $6,500,000), consisting of 12% Convertible Senior Notes due December 31, 2004. Each $10,000 Note is convertible into Common Stock at $.40 per share, and interest is payable quarterly. Certain stockholders of the Company, who received warrants to purchase Common Stock of the Company as a part of earlier private placements, were offered the opportunity to cancel a portion of such warrants and to receive an equivalent number of new warrants at $.10 expiring on December 31,2002 if they invested in the 2001-D offering. The original warrants were scheduled to expire December 31, 2001 or March 31, 2002 (according to their original terms) at $.50.The estimated fair value of the new Common Stock warrants of $1,787,084 (using the Black-Scholes method) and the intrinsic value of the beneficial conversion feature of $1,623,352 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2004. The debt discount is being amortized to interest expense through December 31, 2004. Through June 30, 2002, the Company issued 481.4 units, generating net cash proceeds of $3,906,740. An additional $907,853 of notes were issued to consultants for services rendered. The 2001-D offering was extended by the Company to close on October 31, 2002 (Note 16).

During August 2001, the Company executed a Securities Purchase Agreement with an investment company for the purchase of $225,000 of a 9.75% Convertible Debenture (the "Debenture") due August 2003. Interest on the Debenture is payable monthly in arrears. On June 18, 2002, the investment company increased the Debenture by $100,000, extended the maturity date of the $325,000 to August 2004 and lowered the conversion rate. The investment company also paid the Company $300,000 towards a future exercise of Common Stock warrants. Of this amount $20,000 was used during June 2002 to exercise Common Stock warrants. The remaining balance of $280,000 is reflected in deposits at June 30, 2002, ($120,000 (unaudited) at March 31, 2003).

The Debenture is convertible at a price equal to the lesser of $1.00 or 72% (80% prior to June 18, 2002) of the lowest closing bid price of the Company`s Common Stock during the 20 day period prior to the conversion. The Company reserves the right to prepay the portion of the Debenture that the investment company elected to convert, plus interest, at 150% of such amount, if the price of Common Stock is less than $0.40 per share. At the time of conversion, the Company will issue to the holder warrants to purchase an amount

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

of Common Stock equal to ten times the number of shares issued upon the conversion of the Debenture. The warrants are exercisable at the same conversion price as the Debenture. Due to the significance of the beneficial conversion feature associated with this instrument (as calculated using the Black Scholes method), the entire $325,000 of proceeds has been allocated to the warrants, and is included in equity. The debt discount is being amortized to interest expense over the term of the Debenture. During fiscal year 2002, the investment company converted $82,000 of the Debenture, resulting in the issuance of 333,678 shares of Common Stock. The investment company also exercised warrants resulting in the issuance of 3,336,780 shares of Common Stock and generating net cash proceeds of $886,250.

During fiscal year 1999, the Company`s Board of Directors authorized a private placement offering (the "1999 Senior Note Offering"). Each unit, as amended, consisted of a 12% Senior Note in the principal amount of $10,000, maturing on December 31, 2001, 2,000 1999-A Common Stock Purchase Warrants (each warrant entitled the holder to purchase one share of Common Stock at $1.00 through December 31, 2001) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). A total of 461.8 units (as adjusted) were sold in this Offering. The Series B was converted into 1,847,200 shares of Common Stock in connection with the Company`s fiscal year 1999 reverse stock split. During October 1999, a conversion feature was added to the Senior Notes whereby the Notes were convertible into Common Stock at the rate of $2.50 per share any time through the Senior Notes maturity of December 31, 2001. There was no beneficial coversion feature required for this offering.

During fiscal year 2001, the Company authorized a private placement offering ("2000 Senior Note Offering") of 670 units at a unit price of $10,000. Each unit consisted of a 12% Convertible Senior Note in the principal amount of $10,000, maturing December 31, 2003 and 2,000 shares of Restricted Common Stock. Each 2000 Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity. This offering provided for the holders of the 1999 Senior Notes to exchange their 1999 Senior Notes into 2000 Senior Notes. All payments of interest on the 2000 Notes can be used by the holder, at the holder`s option, to purchase shares of Common Stock at specific prices established by the Board of Directors.

During fiscal year 2001 the Company issued 1,136,300 shares of Common Stock in connection with the 2000 Senior Notes. The fair value of the Common Stock on the date such shares were granted of $1,215,843 and the intrinsic value of the beneficial conversion feature in the 2000 Senior Notes of $409,104 was allocated to equity. The resulting debt discount is being amortized to interest expense through December 31, 2003. Through June 30, 2002, $647,500 of such Notes were converted into 518,000 shares of Common Stock. Subsequent to June 30, 2002, there have been no further conversions.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

The Company sold 568.15 units in the 2000 Senior Note Offering of which 382.3 units ($3,823,000) of the 1999 Senior Notes were exchanged for 2000 Senior Notes, 124.85 units were purchased with cash, resulting in gross proceeds of $1,248,500 and 61 units were issued in exchange for services provided by consultants in the amount of $610,000. The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000.

During the years ended June 30, 2002 and 2001, the Company issued 674,431 and 121,541 shares of Common Stock respectively, in lieu of cash payment for interest on the Senior Notes.

A summary of the various Senior Note activities are as follows:

                                   1999 Senior    2000 Senior    2001 Senior    2002 Senior     2006 Senior    2007 Senior
                                       Notes          Notes          Notes          Notes           Notes          Notes
                                  -----------------------------------------------------------------------------------------

Outstanding at June 30, 2000      $  4,073,000   $  1,858,500    $         -    $         -     $         -    $         -
Issued for cash and services
Exchange 1999 Senior Notes for
  2000 Senior Notes                 (3,823,000)     3,823,000              -              -               -              -
Converted into Common Stock            (10,000)       (25,000)             -              -               -              -
                                  -----------------------------------------------------------------------------------------
Outstanding at June 30, 2001           240,000      5,656,500                             -               -              -
Converted into Common Stock                          (622,500)                            -               -              -
Repaid at maturity                    (240,000)                                           -               -              -
Issued for cash and services                                       4,814,593        444,083               -              -
Less:  Unamortized debt discount
  and other issuance costs net
  of accretion                               -       (750,295)    (2,928,567)      (323,989)              -              -
                                  -----------------------------------------------------------------------------------------
Balance at June 30, 2002                     -      4,283,705      1,886,026        120,094               -              -
                                  -----------------------------------------------------------------------------------------
Issued (rescinded) for cash and
  services (Note 16) (Unaudited)             -              -       (172,091)      3,699,925              -              -
Converted into Common Stock
 (Unaudited)                                 -              -              -       (252,858)              -              -
Exchange of 2000 and 2001
  Senior Notes for
  2006 and 2007 Senior Notes                 -     (1,352,000)    (2,094,000)             -       1,352,000      2,094,000
Less: Unamortized debt discount
  and other issuance costs net
  of accretion (Unaudited)                            475,902      1,883,612     (2,322,840)              -              -
                                  -----------------------------------------------------------------------------------------
Balance at March 31, 2003
  (Unaudited)                      $         -    $ 3,407,607   $  1,503,547   $  1,244,321    $  1,352,000   $  2,094,000
                                  =========================================================================================


The unamortized debt discount and other issuance costs represents fees paid in connection with these financings, the estimated fair value of the detachable equity instruments issued in connection with these financings, and any beneficial conversion embedded in the debt at the commitment date, which are being amortized over the

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

remaining life of the respective debt instruments. Debt discount amortization, which has been reflected as interest expense in the consolidated statements of operations, was approximately $1,513,000 and $765,000 for the years ended June 30, 2002 and 2001, and $2,012,000 (unaudited) for the nine months ended March 31, 2003.

11.  Series  A  Preferred  Stock

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2002 and 2001 amounted to $5,175,571 and $4,621,150, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2002 and 2001, certain holders of the Preferred Stock converted 26,002 and 11,160 shares, respectively, into 26,002 and 11,160 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $268,140 and $87,030 into 26,814 and 8,703 shares of Common Stock, respectively, during the years ended June 30, 2002 and 2001, respectively. During the nine months ended March 31, 2003 and 2002, certain holders of the Preferred Stock converted 1,450 and 14,495 shares, respectively into 1,597 and 14,807 shares of Common Stock, respectively. These shareholders also converted cumulative preferred dividends of $15,970 and $148,070, respectively, into 1,597 and 14,807 shares of Common Stock during the nine months ended March 31, 2003 and 2002, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2002 or March 31, 2003. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

12.  Common  Stock  Transactions

During the years ended June 30, 2002 and 2001, the Company`s Board of Directors authorized the following private placement offerings of the Company`s Common
Stock:
     - 2000-B offering for the issuance of 895,000 shares of Common Stock at $1.00 per share generating net proceeds of $777,151 after deducting related offering costs;

     - 2001-A offering for the issuance of 450,000 shares of Common Stock at $1.00 per share generating net proceeds of $427,500 after deducting related offering costs;

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

     - 2001-B offering for the issuance of 8,400,000 shares of Common Stock at $.60 per share. Through June 30, 2001, the Company issued 2,669,400 shares of Common Stock generating net proceeds of $1,546,885 after deducting related offering costs. During fiscal year 2002 the Company issued 4,726,040 shares of Common Stock from this offering generating additional net proceeds of $2,754,371. Additionally, each dollar invested entitled the purchaser to receive one Common Stock warrant at $.50 per share expiring in December 2001 and one Common Stock warrant at $.50 per share expiring in June 2002.

     - 2001-C offering for the issuance of 4,500,000 shares of Common Stock at $.50 per share. In each share purchased the holder received a warrant to purchase a share of Common Stock at $.50 per share expiring March 2002. The Company issued 4,046,684 shares of Common Stock generating net proceeds of $1,992,852 after deducting related offering costs. Of this amount, $149,750 has not been received, and, accordingly is reflected in subscriptions receivable at June 30, 2002.

The Company issued 2,784,137 and 200,000 shares of Common Stock for professional services during the years ended June 30, 2002 and 2001, respectively. Such shares were valued based on the fair value of the Company`s Common Stock on the date the shares were granted. During the year ended June 30, 2002 and 2001, the Company also issued 2,340,000 and 418,250 shares of Common Stock to certain employees and officers. The shares were fully vested on the date of grant; accordingly, the Company recorded compensation expense of $981,000 during fiscal year 2002 and $474,995 during fiscal year 2001 based on the fair value of the Company`s Common Stock on the date the shares were granted.

During fiscal year 2000, the Company entered into an Investment Agreement with Swartz Private Equity LLC, for an equity line up to $20 million over a period not to exceed three years. Investments are determined monthly based on the current market prices of the Company`s Common Stock in accordance with the terms of the Agreement. The purchase price per share would equal 91% of the market price of the Common Stock at the time of purchase, and additional warrants at the same price would be granted in an amount equal to 10% of the number of shares actually purchased. Swartz received 1,200,000 Commitment Warrants with 10 year terms at an initial exercise price of $1.00, adjusted to lower market pricing if applicable, and will be granted additional Commitment Warrants at the same price and term, if required, to keep the number of Commitment Warrants equal to 5% (decreasing over a five year period to 0%) of the outstanding Common Stock of the Company on a fully diluted basis. An additional 380,828 warrants were granted during fiscal 2001 in connection with this antidilution provision.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

During the year ended June 30, 2001, Swartz purchased 29,010 shares of Common Stock pursuant to the Investment Agreement. There were no net proceeds to the Company from the sale of these shares after deducting the related cash offering expenses previously incurred. No purchases were made during the fiscal year ended June 30, 2002. The agreement was terminated during April 2002.

During fiscal year 2000, the Company`s Board of Directors awarded 120,000 shares of the Company`s Common Stock, at $2.00 per share, to certain executive officers. Pursuant to their employment agreements, these officers would be issued the Common Stock if employed by the Company on June 30, 2002. The Company recorded deferred compensation of $240,000 in connection with these awards. Compensation expense of $103,000 has been recorded to reflect the amortization of the shares earned during each of the years ended June 30, 2002 and 2001, respectively. All officers were employed by the Company as of June 30, 2002.

During October 1999, the Company`s Board of Directors authorized a private placement offering (the "1999-B" offering) to accredited investors of 150 units (later increased to 356 units by the Board of Directors) at a unit price of $10,000. Each unit of the $3,560,000 Offering consists of 10,000 shares of restricted Common Stock at $1.00 per share, and 10,000 1999-B Common Stock purchase warrants. During fiscal year 2000 all 356 units were sold, resulting in net proceeds of $3,463,942 ($3,560,000 less offering costs of $96,058) to the Company. Each 1999-B Common Stock purchase warrant entitled the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The 1999-B Common Stock purchase warrants were modified several times between January 2000 and August 2000 reducing their exercise price to $1.00 per share and extending the expiration date of the warrants to December 31, 2000. Additionally, those 1999-B Common Stock purchase warrant holders who exercised their purchase warrants on or before December 31, 2000 were granted a further extension of the warrants` expiration date to March 31, 2001. As a result of these reductions in the exercise price, the Company`s Board of Directors authorized the refunding of the $1 reduction per warrant to those investors who exercised their warrants prior to the exercise price reduction.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

A summary of Common Stock Warrant activity for the years ending June 30, 2002 and 2001 and nine months ending March 31, 2003 is as follows:


                                                         Warrants
                                                      -------------
                   Outstanding  at  June  30,  2000     3,711,250
                     Issued                             8,889,628
                     Exercised                         (2,112,100)
                     Cancelled                         (2,255,750)
                                                      -------------
                   Outstanding  at  June  30,  2001     8,233,028
                     Issued                            22,602,593
                     Exercised                         (1,833,529)
                     Cancelled                        (22,162,272)
                                                      -------------
                   Outstanding  at  June  30,  2002     6,839,820
                     Issued (Unaudited)                46,379,862
                     Exercised (Unaudited)            (13,998,879)
                     Cancelled (Unaudited)               (154,000)
                                                      -------------
                   Outstanding at March 31, 2003
                     (Unaudited)                       39,066,803
                                                      =============

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at June 30, 2002 are as follows:


             Outstanding and
               Exercisable     Exercise Price    Expiration Date
             -----------------------------------------------------
                3,971,163           $   0.10     December 31, 2002
                  303,829               0.20         June 30, 2004
                  150,000               0.70        August 2, 2003
                  650,000               0.70     November 23, 2003
                1,200,000               0.91       August 29, 2010
                  377,927               1.00        April 24, 2011
                    2,901               1.03        April 30, 2011
                   75,000               1.25         June 30, 2006
                  100,000               2.00         June 22, 2003
                    1,500               4.00          July 2, 2002
                    2,500               4.00         March 5, 2003
                    5,000               4.00       August 17, 2003
             ----------------
                6,839,820
             ================


During the years ended June 30, 2002 and 2001, the Company`s Board of Directors made numerous amendments to the outstanding Common Stock Warrants whereby the Company reduced the exercise price and extended the expiration terms. The above table reflects the status of the warrants as of June 30, 2002.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at March 31, 2003 are as follows (Unaudited):

             Outstanding and
               Exercisable     Exercise Price    Expiration Date
             -----------------------------------------------------
               7,142,858      $   0.07      October 31, 2003
               7,142,858          0.07      October 26, 2007
              12,662,658          0.10       August 31, 2003
               2,000,000          0.10        April 15, 2003
               5,000,000          0.10      October 31, 2003
                 750,000          0.15      October 31, 2007
               1,957,601          0.20         June 30, 2004
                 650,000          0.70     November 23, 2003
               1,200,000          0.91       August 29, 2010
                 377,927          1.00        April 24, 2011
                   2,901          1.03        April 30, 2011
                  75,000          1.25         June 30, 2006
                 100,000          2.00         June 22, 2003
                   5,000          4.00       August 17, 2003
             -------------
              39,066,803
             =============

13.  Stock  Options

The Company`s Board of Directors has granted options to employees and its Board members to purchase shares of Common Stock at or above fair market value. The option term and vesting schedule are established by the contract that granted the option.

The following table summarizes all stock option activity during the years ended June 30, 2002 and 2001, and for the nine months ended March 31, 2003:


                          Common Shares
                          Under Options   Exercise Price Per
                          Granted               Share
                          -----------------------------------
Balance at June 30, 2000        984,767   $    .50-$5.00
Granted                       6,935,000   $   1.00-$1.50
Canceled or Expired          (3,033,100)  $   1.00-$2.50
                          -----------------------------------
Balance at June 30, 2001      4,886,667   $    .50-$5.00
Granted                       4,505,318   $    .165-$.70
Canceled                       (50,000)   $          .40
                          -----------------------------------

Balance at June 30, 2002      5,240,485   $   .165-$5.00
Canceled or expired          (1,923,000)  $    .40-$5.00
(Unaudited)
                          -----------------------------------
Balance at March 31, 2003     3,317,485   $   .165-$5.00
(Unaudited)
                          ===================================

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

The price range of the outstanding Common Stock options at June 30, 2002 is as follows:


                                      Weighted Average
    Option                                Remaining               Options
Exercise Prices  Options Outstanding  Contract Life (Yrs.)       Exercisable
------------------------------------------------------------------------------
 $.165                     2,475,318                 4.87            2,475,318
 $.40                        500,000                 2.78              500,000
 $.50                          5,000                 0.80                5,000
 $.70                        400,000                 0.97              400,000
 $1.00                       735,000                 4.47              615,002
 $1.50                       305,000                 0.98              305,000
 $2.00                       651,167                 2.48              651,167
 $2.50                        84,000                 0.96               84,000
 $4.50                        80,000                 1.10               80,000
 $5.00                         5,000                 0.17                5,000
                       -------------                           ---------------
                           5,240,485                                 5,120,487
                       =============                           ===============


13.  Stock  Options  (continued)


The price range of the outstanding Common Stock options at March 31, 2003 is as follows (Unaudited):


                                      Weighted Average
    Option                                Remaining               Options
Exercise Prices  Options Outstanding  Contract Life (Yrs.)       Exercisable
------------------------------------------------------------------------------
 $.165                   2,475,318                4.12            2,475,318
 $.70                      550,000                0.25              550,000
 $1.00                     125,000                3.10              125,000
 $1.50                      52,000                0.25               52,000
 $2.00                      41,167                1.50               41,167
 $2.50                      74,000                0.21               74,000
                       -------------                           ---------------
                         3,317,485                                3,317,485
                       =============                           ===============



Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                        Year Ended         Nine months ended
                                                                         June 30                 March 31,
                                                                  2002           2001              2003
                                                               -------------------------------------------
                                                                                              (Unaudited)
Net loss applicable to common shares as
  reported under APB 25                                        $(18,137,368)  $(11,792,785)   $(13,336,484)
Stock option expense per SFAS 123                                  (985,046)      (524,845)              -
                                                               -------------------------------------------
Pro forma net loss                                             $(19,122,414)  $(12,317,630)   $(13,336,484)
                                                               ===========================================

Loss per common share as reported                              $      (0.50)  $      (0.70)   $      (0.15)
                                                               ===========================================
Pro forma net loss per common share                            $      (0.53)  $      (0.74)   $      (0.15)
                                                               ===========================================

The fair value for the Company`s stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 2002 and 2001: an expected life of 2 years; no expected cash dividend payments on Common Stock, respectively; and for fiscal 2002 a risk-free interest rate of 4.5% to 5.5% and for fiscal 2001, 5.5%, and volatility factors of the expected market price of the Company`s Common Stock, based on historical volatility of .85 to .95 for fiscal 2002, and
1.100 for fiscal 2001.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company`s stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company`s stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management`s opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company`s stock options. The Company`s pro forma information reflects the impact of the reduction in price of certain stock options. The pro forma results above are not necessarily reflective of the effects of applying SFAS 123 in future periods.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


13.  Stock  Options  (continued)

As of June 30, 2002, the Company has reserved shares of Common Stock for the following:

Exercise  of  Common  Stock  options      5,240,485
Exercise  of  Common  Stock  warrants     6,839,820
Conversion  of  remaining  Debentures
 and  exercise  of  related  warrants    19,038,462
Conversions  of  Preferred  Stock
 and  cumulative Preferred  Stock
  dividends                               1,046,839
Conversions  of  Senior  Notes           19,172,264
                                       ------------
                                         51,337,870
                                       ============

As of March 31, 2003, the Company has reserved shares of Common Stock for the following (Unaudited):

Exercise  of  Common  Stock  options      3,317,485
Exercise  of  Common  Stock  warrants    39,066,803
Conversion  of  remaining  Debentures
 and  exercise  of  related  warrants     9,000,000
Conversions  of  Preferred  Stock
 and  cumulative Preferred  Stock
  dividends                               1,123,151
Conversions  of  Senior  Notes           57,036,743
                                       ------------
Total                                   241,425,177
                                       ============

14.  Retirement  Plan

The Company`s Savings and Retirement Plan (the Plan) allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company. However, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution up to 10% of an employee`s compensation. The Company contribution for the years ended June 30, 2002 and 2001 was approximately $48,000 and $51,000, respectively. The Company contribution for the nine months ended
March 31, 2003 and 2002 was $48,016 (Unaudited) and $34,175 (Unaudited), respectively.

15.  Contingencies

In the normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

16. Subsequent Events (Unaudited)

During September 2002, the Company issued to an unrelated third party investor 2,000,000 shares of its restricted Common Stock at $.12 per share generating gross proceeds of $240,000. This investor also received a warrant to purchase up to 2,000,000shares of restricted Common Stock of the Company at $.10 per share at any time on or before November 30, 2002 (subsequently extended to April 30, 2003) and if all such warrants are exercised, the investor was granted another warrant to purchase up to 2,000,000 shares of Common Stock at $.10 per share expiring April 30, 2003. To date, none of these warrants have been exercised.

Subsequent to June 30, 2002 and through October 31, 2002 the Company issued approximately $3.84 million of 2002- A Convertible Senior Notes. The estimated fair value of the shares issued in connection with these Senior Notes during the six months ended December 31, 2002 of $ 1,628,837 and the intrinsic value of the beneficial conversion feature of $ 1,324,810 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2005. A total of $1,329,800 of these Senior Notes are to to certain officers, directors and consultants of the Company in exchange for services performed or to be performed. A total of $647,675 of these notes are reflected as prepaid professional fees at March 31, 2003.

During October 2002, the Company issued to an unrelated third party investor 1,500,000 shares of its restricted Common Stock at $.10 per share generating net proceeds of $123,000. The investor also received a warrant to purchase up to 750,000 shares of restricted Common Stock of the Company at an exercise price of $0.15 per share for a five year period from the issuance date. Within seven business days of the effectiveness of a registration statement to register the 1,500,000 shares, the investor has agreed to purchase an additional 1,500,000 shares of restricted Common Stock at $.10 per share and receive another warrant to purchase up to 750,000 shares of restricted Common Stock at $.15 per share.

During October 2002, the Company issued to an unrelated third party investor 3,571,429 shares of its restricted Common Stock at $.07 per share generating net proceeds of $244,925. This investor also received a warrant to purchase up to 7,142,858 shares of restricted Common Stock of the Company at $.07 per share at any time on or before October 26, 2007, and a warrant to purchase up to 7,142,858 shares of Common Stock at $.07 per share and up to 5,000,000 shares at $.10 per share over a one year period. None of these warrants have been exercised as of March 31, 2003.

During October 2002 the Company`s Board of Directors also approved that for the quarterly interest payment made by the Company on the 12% Convertible Senior Notes (for September 30, 2002, December 31, 2002 and March 31, 2003), at the option of the note holder, the interest payment due can be used to purchase shares of the Company`s Common Stock at a rate of $.20 per share. For each share purchased, the note holder shall also receive a warrant to purchase one share of the Company`s Common Stock at $.20 per share exercisable at any time prior to June 30, 2004. During the three and nine months ended March 31, 2003, 530,818 and 1,653,776 shares respectively, were issued for payment of the quarterly interest payment and identical numbers, respectively of warrants to purchase Common Stock were issued to the note holders, respectively. The fair value of the warrants issued of approximately $128,200 was determined using a Black Scholes Valuation Model and has been recorded as interest expense.

During October 2002, the Company`s Board of Directors authorized the issuance of 1,480,000 shares of its Common Stock to certain of its employees and consultants at the fair value of the underlying shares on the grant date. Such shares were issued for services to be performed in subsequent periods. At March 31, 2003, $236,800 is reflected in prepaid professional fees for the services that have not been performed as of March 31, 2003.

During October 2002, the Company granted to all of the holders of the 12% Convertible Senior Notes, 10,306,026 Common Stock warrants to purchase Common Stock at $.10 per share. The total number of the warrants issued was that number of shares equal to 75% of the dollar amount of the Senior notes held by the note holders. The warrants are exercisable through November 30, 2002 (subsequently extended through May 31, 2003). Upon the exercise of this warrant by the Senior note holder, the Company granted an identical number of warrants to that note holder with an exercise price of $0.10 per share exercisable through May 31, 2003. Through March 31, 2003, the note holders exercised a total of 5,458,759 Common Stock warrants of the originally granted warrants of the 10,306,026 warrants initially granted, generating gross proceeds to the Company of $545,876. An additional 5,458,759 warrants were granted upon the exercise of the initial warrant to these note holders at March 31, 2003. Of these additional warrants, 793,893 were exercised as of March 31, 2003, generating gross proceeds to the Company of $79,389. Subsequent to March 31,

2003 and through the date of the prospectus, 7,773,153 of the Common Stock warrants expiring on August 31, 2003 and March 31, 2003, were exercised at $.10 per share by the 12% Senior Note Holders generating gross proceeds of $777,315.

On October 28, 2002 at a special meeting of shareholders, the Company`s shareholders approved an increase in the number of authorized shares of the Company`s Common Stock from 150,000,000 shares to 200,000,000 shares and approved an increase in the size of the Board of Directors from ten to eleven members.

During the nine months ended March 31, 2003, the holder of the Convertible debenture (Note 10) converted $51,000 of the Debenture resulting in the issuance of 495,422 shares of Common Stock, and exercised related warrants for 4,954,210 shares, resulting in gross proceeds of $510,000 during the nine months ended March 31, 2003. The holder has paid the Company $120,000 towards a future exercise of Common Stock warrants which has been reflected in deposits at March 31, 2003.

On February 14, 2003 at the Annual Shareholders Meeting, the Company`s shareholders approved an increase in the number of authorized shares of the Company`s Common Stock from 200,000,000 shares to 300,000,000 shares.

In February 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust whose shares trade on the London Stock Exchange, made to make an equity investment in USA Technologies at U.S. $0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$3,000,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies a U.S.$3,000,000 equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The Company intends to attempt to sell the Jubilee shares from time to time in order to generate cash. In addition, the Jubilee shares would be available to pledge as collateral for a loan.

The shares issued to Jubilee by USA Technologies are not registered under the Securities Act of 1933, as amended. The Jubilee shares issued to USA Technologies are admitted to listing on the London Stock Exchange under the symbol JIT. USA Technologies has agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003, and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. USA Technologies has agreed to use its best efforts to file an appropriate Registration Statement with the Securities and Exchange Commission no later than June 30, 2003 registering all of the shares issued to Jubilee for resale under the Act and to use its best efforts to keep such registration statement effective for a period of three years.

In March 2003, the Company granted to the holders of the Senior Notes due in December 2003 (2000 Senior Notes) and due in December 2004 (2001 Senior Notes) the right to extend the maturity date of these Senior Notes to December 31, 2006 and December 31, 2007, respectively, in exchange for reducing the conversion rate on these Senior Notes from $1.25 per share (2000 Senior Notes) and $0.40 per share (2001 Senior Notes) respectively to $0.20 per share. Through March 31, 2003, $1,352,000 of the 2000 Senior Notes and $2,094,000 of the 2001 Senior
Notes have been extended through December 31, 2006 and December 31, 2007, respectively. Subsequent to March 31, 2003 and through the date of this Prospectus, an additional $ 1,983,500 of the 2000 and $1,269,397 of the 2001 Senior Notes have been extended through December 31, 2006 and December 31, 2007, respectively. Accordingly, for all Senior Note holders who have agreed to the modification, such amounts have been reflected as long-term in the accompanying March 31, 2003 consolidated balance sheet.

The modification of the 2000 and 2001 Senior Notes was deemed a substantial modification of the terms of the Senior Notes and, accordingly, the Company expensed $959,352 of unamortized debt discount and other issuance costs remaining on the modified Senior Notes as of March 31, 2003. Such amount has been reported as a loss from operations during the three and nine months periods ended March 31, 2003.

During December 2002, the Company authorized a Private Placement Offering ("2003-A") to sell up to 15,000,000 shares of the Company's restricted Common Stock at $.10 per share for a total offering of $1,500,000. Through March 31, 2003, 14,124,110 shares of Common Stock were issued for cash from this offering generating gross proceeds of $1,412,411. During May 2003 and July 2003, respectively, the Company's Board of Directors amended the offering to sell up to 70,000,000 shares and 80,000,000 shares of the Company's restricted Common Stock at $0.10 per share through May 31, 2003 and July 31, 2003, respectively. Subsequent to March 31, 2003 and through the date of this Prospectus the Company issued and additional 71,477,020 shares of common stock generating additional cashs proceeds of $6,933,263 and additional $214,439 for services rendered or to be rendered.

In March 2003, the Company issued warrants to La Jolla Cove Investors, Inc.
to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows: 3,000,000 on the three month anniversary of the effective date of the registration statement registering the shares; 3,000,000 on the 6 month anniversary of such effective date; and 3,000,000 on the 9 month anniversary of such effective date. The warrants may not be exercised without USA`s consent on any date on which the closing price of our shares is less than $.40. The Company has agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act.

In April 2003, the Company issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of the senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. USA has agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

The Company also issued shares and Common Stock Warrants in connection with two additional private placement offerings subsequent to March 31, 2003. The Company issued 1,000,000 shares of restricted stock to an investor at $.10 per share generating gross proceeds of $100,000, as well as warrants to purchase up to 4,000,000 shares of restricted stock at $.10 per share through June 30, 2003 to the same investor. The Company issued 2,500,000 shares of restricted stock to another investor at $.10 per share generating gross proceeds of $250,000.

In April and May 2003, the Board of Directors authorized the payment of $419,900 over the following six months to its five executive officers. The payments are to assist in the 2002 tax liability incurred by the executives due to Common Stock bonuses received in calendar year 2002.

In May 2003, the Company notified the former stockholders of Stitch that they had among other things breached a representation and warranty in the Agreement and Plan of Merger. As a result thereof, the Company has asserted that all of the 4,800,000 shares of the Company's common shares held in escrow, as well as all of the remaining 17,962,341 common shares of the Company issued to the former stockholders as part of the transaction should be cancelled.

On June 30, 2003, at a special meeting of shareholders, the Company's shareholders approved an increase in the number of authorized shares of the Company's common stock from 300,000,000 shares to 400,000,000 shares.

During April 2003, the Company agreed to issue to an unrelated third party, an aggregate of 1,000,000 shares at $.10 per share and agreed to issue to the investor warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003.

During May 2003, the Company issued to Providence Investment Management, an accredited investor and unrelated third party, an aggregate of 2,500,000 shares at $.10 per share.

During July 2003, the Company issued an aggregate of 10,500,000 shares to George
R. Jensen, Jr., the Company's Chairman and Chief Executive Officer, as part of the amendment to his employment agreement. Mr. Jensen also has entered into a lock-up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one year period and 8,000,000 of the shares for a two year period.

The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations ("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen`s employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA transaction as any other holder of Common Stock.

In July 2003, the Company issued 191,250 shares and warrants to purchase up to 191,250 shares to the holders of its Senior Notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended June 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004.

On July 11, 2003 the Company entered a definitive agreement to acquire certain operating assets of Bayview Technology Group, LLC. Under the terms of the asset purchase agreement the Company shall issue to Bayview 20,000,000 shares of it restricted common stock and cash of $631,000 to settle an obligation of Bayview. The agreement also provides for the Company to assume certain obligations under a royalty arrangement. The Company has also agreed to issue 170,000 share of its restricted common stock at the closing of this transaction to a consultant who provided certain services to the Company in connection with this acquisition.

                              TABLE OF CONTENTS

    Report of Independent Auditors.                                                                      F-37

    Balance Sheets as of December 31, 2001 and 2000.                                                     F-38

    Statements of Operations for the years ended December 31, 2001 and 2000.                             F-39

    Statements of Stockholders` Equity for the years ended December 31, 2001 and 2000.                   F-40

    Statements of Cash Flows for the years ended December 31, 2001 and 2000.                             F-41

    Notes to Financial Statements.                                                                       F-42

    Unaudited Financial Statements:

    Balance Sheets as of March 31, 2002 and 2001 (Unaudited).                                            F-53

    Statements of Operations for the three months ended March 31, 2002
    and 2001 (Unaudited).                                                                                F-54

    Statements of Stockholders` Equity (Deficit) for the three months
    ended March 31, 2002 (Unaudited).                                                                    F-55

    Statements of Cash Flows for the three months ended March 31, 2002
    and 2001 (Unaudited).                                                                                F-56

    Selected Notes to Financial Statements (Unaudited).                                                  F-57

    Pro Forma Financial Information (Unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2002 (Unaudited).                               F-62

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2001 (Unaudited).                                                                           F-62

    Pro Forma Consolidated Statement of Operations for the nine months ended
    March 31, 2002 (Unaudited).                                                                          F-63

    Pro Forma Notes to Consolidated Financial Statements (Unaudited)                                     F-64


                         Report of Independent Auditors

The Board of Directors
Stitch Networks Corporation

We have audited the accompanying balance sheets of Stitch Networks Corporation (formerly e-Vend.net Corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholders` equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stitch Networks Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Stitch Networks Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable, continues to incur losses from operations, and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company`s ability to continue as a going concern. Management`s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 2002,
   except for paragraph 3 of Note 11,
   as to which the date is July 26, 2002

                           Stitch Networks Corporation

                                 Balance Sheets

                                                                                        December 31
                                                                                2001                 2000
                                                                         ---------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                                $      2,436,308    $    7,079,397
  Accounts receivable, net of allowance for doubtful accounts of
    $3,600 at December 31, 2001 and 2000                                            132,160            10,487
  Inventory                                                                         235,000            49,532
  Other                                                                              88,604           131,923
                                                                         ---------------------------------------
Total current assets                                                              2,892,072         7,271,339

Property and equipment, net                                                       1,626,212         1,986,094
Other assets                                                                         32,638             9,027
                                                                         ---------------------------------------
Total assets                                                               $      4,550,922    $    9,266,460
                                                                         =======================================

Liabilities and stockholders` equity
Current liabilities:
  Accounts payable                                                         $        724,117    $      182,778
  Accrued expenses                                                                  218,773           123,051
  Due to related party, net                                                           5,888             8,875
  Current portion of long-term debt                                               2,386,506           147,238
                                                                         ---------------------------------------
Total current liabilities                                                         3,335,284           461,942

Long-term debt, net of current portion                                              424,331         2,077,849

Stockholders` equity:
  Series A convertible preferred stock, $.01 par value; 3,114,637 shares authorized, issued and outstanding; liquidation value of
    $2,383,476 at December 31, 2001                                                  31,146            31,146
  Series B convertible preferred stock, $.01 par value; 5,276,895 shares authorized, issued and outstanding; liquidation value of
    $11,483,885 at December 31, 2001                                                 52,769            52,769
  Common stock, $.01 par value; 17,000,000 shares authorized at
    December 31, 2001 and 16,000,000 shares authorized at
    December 31, 2000; 6,000,000 shares issued and outstanding                       60,000            60,000
  Additional paid-in capital                                                     14,619,244        14,611,985
  Accumulated deficit                                                           (13,971,852)       (8,029,231)
                                                                         ---------------------------------------
Total stockholders` equity                                                          791,307         6,726,669
                                                                         ---------------------------------------
Total liabilities and stockholders` equity                                 $      4,550,922    $    9,266,460
                                                                         =======================================


See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Operations

                                                                                Year ended December 31
                                                                              2001                  2000
                                                                       -----------------------------------------
Revenue                                                                   $    1,003,241     $       219,982

Operating expenses:
   Cost of revenue                                                             1,149,620             142,249
   Compensation                                                                3,085,946           2,256,751
   General and administrative                                                    730,811             754,001
   Research and development                                                      746,814             647,400
   Sales and marketing                                                           442,447             299,693
   Depreciation and amortization                                                 779,285             576,228
                                                                       -----------------------------------------
Total operating expenses                                                       6,934,923           4,676,322
                                                                       -----------------------------------------
                                                                              (5,931,682)         (4,456,340)

Other income (expense):
   Interest income                                                               191,703             547,642
   Interest expense                                                             (197,314)           (128,314)
   Other, net                                                                     (5,328)            (24,135)
                                                                       -----------------------------------------
                                                                                 (10,939)            395,193
                                                                       -----------------------------------------
Net loss                                                                  $   (5,942,621)    $    (4,061,147)
                                                                       =========================================


See accompanying notes.

                           Stitch Networks Corporation

                       Statements of Stockholders` Equity

                     Years ended December 31, 2001 and 2000


                                            Preferred Stock
                              ---------------------------------------------
                              Series A Convertible  Series B Convertible    Common Stock     Additional                Total
                              -------------------------------------------------------------   Paid-In  Accumulated  Stockholders`
                                Shares     Amount    Shares    Amount     Shares    Amount    Capital    Deficit       Equity
                             -----------------------------------------------------------------------------------------------------
Balance, December 31, 1999    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,604,726  $ (3,968,084) $10,780,557
Compensation expense
  relating to options issued
  to nonemployees                     -         -           -        -           -       -        7,259             -        7,259
Net loss                              -         -           -        -           -       -            -    (4,061,147)  (4,061,147)

                             -----------------------------------------------------------------------------------------------------
Balance, December 31, 2000    3,114,637    31,146   5,276,895   52,769   6,000,000  60,000   14,611,985    (8,029,231)   6,726,669
Compensation expense
  relating to options issued
  to nonemployees                     -         -           -        -           -       -        7,259              -       7,259
Net loss                              -         -           -        -           -       -            -     (5,942,621) (5,942,621)

                             -----------------------------------------------------------------------------------------------------
Balance, December 31, 2001    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,619,244 $  (13,971,852) $  791,307
==================================================================================================================================

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Cash Flows


                                                                                  Year ended December 31
                                                                               2001                    2000
                                                                       ---------------------------------------------
Cash flows from operating activities
Net loss                                                                 $     (5,942,621)     $      (4,061,147)
Adjustments to reconcile net loss to cash used in operating
   activities:
     Depreciation and amortization                                                779,285                576,228
     Non-cash stock compensation expense                                            7,259                  7,259
     Loss on disposal of property and equipment                                   127,859                 49,709
Changes in operating assets and liabilities:
   Accounts receivable                                                           (121,673)                17,891
   Inventory                                                                     (185,468)                69,381
   Other current assets                                                            43,319                (37,319)
   Accounts payable                                                               541,339                (60,804)
   Accrued expenses                                                                95,722                 62,802
   Due to related party, net                                                       (2,987)                (8,045)
   Other assets                                                                   (23,611)                     -
                                                                       ---------------------------------------------
Net cash used in operating activities                                          (4,681,577)            (3,384,045)

Cash flows from investing activities
Purchase of property and equipment                                               (547,262)            (1,987,441)
                                                                       ---------------------------------------------
Net cash used in investing activities                                            (547,262)            (1,987,441)

Cash flows from financing activities
Borrowings of long-term debt                                                      706,322              2,000,000
Repayments of long-term debt                                                     (120,572)              (136,448)
                                                                       ---------------------------------------------
Net cash provided by financing activities                                         585,750              1,863,552
                                                                       ---------------------------------------------
Net decrease in cash and cash equivalents                                      (4,643,089)            (3,507,934)

Cash and cash equivalents at beginning of year                                  7,079,397             10,587,331
                                                                       ---------------------------------------------
Cash and cash equivalents at end of year                                 $      2,436,308      $       7,079,397
                                                                       =============================================

Supplemental disclosures of cash flow information:
Interest paid                                                            $        205,727      $         111,717
                                                                       =============================================

See accompanying notes.

                           Stitch Networks Corporation

                          Notes to Financial Statements

                           December 31, 2001 and 2000


1. Description of Business

Stitch Networks Corporation (the Company), a Delaware corporation, was incorporated in February 1996 as Goodvest Corporation and, in March 1999, changed its name to e-Vend.net Corporation. In June 2001 the Company changed its name to Stitch Networks Corporation. The Company designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. The Company`s customers are principally located in the United States.

On December 31, 2000, the Company executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. This agreement represented the majority of the Company`s operations in 2001.

2. Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction on liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred net losses of $5.9 million and $4.1 million during the years ending December 31, 2001 and 2000, respectively, and cumulative losses from its inception through December 31, 2001 amounting to approximately $14.0 million. Losses have continued through June 2002 and are expected to continue throughout 2002. The Company`s ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company`s products can generate sufficient operating revenues.

These factors raise substantial doubt about the Company`s ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, a restructuring of the Company`s cost structure which includes reductions in personnel and facility costs and additional financing activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes all highly liquid investments purchased with an original maturity of three months or less.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first in, first out basis) or market.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives. Leasehold improvements are recorded at cost and are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the related lease term. The estimated useful lives are as follows:

Vending machines and related components                         3 to 7 years
Computers and purchased software                                3 years
Equipment and furniture                                         5 to 7 years
Leasehold improvements                                          3 years

Long-Lived Assets

In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved. Measurement of the impairment, if any, will be based upon the difference between carrying value and the fair value of the asset.

Financial Instruments

The Company`s financial instruments principally consist of cash and cash equivalents, accounts receivable, and accounts payable and debt. Cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates fair value because of the short maturity of these instruments. The Company`s debt is carried at cost, which approximates fair value, as the debt bears interest at rates approximating current market rates.

Revenue Recognition

Revenue from the sale of products from the Company`s vending machines is recognized upon the sale of such products and acceptance by the customer. Monthly service fees are recognized for the use of vending machines and access to the Company`s network.

Research and Development

The Company expenses research and development costs as incurred.

Income Taxes

The Company uses the liability method to account for income taxes. Accordingly, deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts reportable for income tax purposes.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was approximately $155,000 and $121,000, respectively.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company`s stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS No. 123 to the Company`s stock-based awards results in net loss that is not materially different from the reported net loss.

New Accounting Pronouncements

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB`s new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard are not expected to have an effect on the Company`s financial position or results of operations.

3. Property and Equipment

Property and equipment consist of the following:

                                                                        December 31
                                                                  2001               2000
                                                            ------------------------------------
Vending machines and related components                      $     1,034,099    $      774,503
Computers and purchased software                                   1,518,079         1,477,243
Equipment and furniture                                              453,218           477,332
Leasehold improvements and other                                     210,288           255,197
                                                            ------------------------------------
                                                                   3,215,684         2,984,275
Less accumulated depreciation and amortization                     1,589,472           998,181
                                                            ------------------------------------
                                                             $     1,626,212    $    1,986,094
                                                            ====================================


4. Accrued Expenses

Accrued expenses consist of the following:

                                                                        December 31
                                                                  2001               2000
                                                             -----------------------------------
Professional fees                                            $        63,373   $       56,000
Interest payable                                                      10,519           18,932
Sales tax payable                                                     26,686            3,826
Delivery costs                                                        41,539            5,871
Other                                                                 76,656           38,422
                                                            -----------------------------------
                                                             $       218,773   $      123,051
                                                            ===================================

5. Long-Term Debt

In July 1998, the Company obtained a $425,000 Bank Loan (Loan) for working capital purposes. The Loan bore interest at 7.5% and was repayable in 36 equal monthly installments with a due date of June 1, 2002. The Loan was collateralized by substantially all of the Company`s assets and was personally guaranteed by the Company`s President and Chief Executive Officer.

In May 2000, the Company obtained a $2,000,000 Equipment Line of Credit (Line of Credit) from a bank to fund the purchase of property and equipment. As of December 31, 2000, $2,000,000 was outstanding under the Line of Credit. The Line of Credit bore interest at a variable rate based on the bank`s prime rate and was due on May 1, 2002, with interest only due on a monthly basis in the interim. This loan was collateralized by substantially all of the Company`s assets.

In May 2001, the $2,000,000 outstanding principal on the Line of Credit and the $165,042 outstanding balance on the Loan were restructured and combined into a single Loan (New Loan). The New Loan bears interest at a variable rate based on the bank`s prime rate, and is due in full in June 2002, with interest payable monthly. The personal guarantee of the President was removed from any and all bank debt, and the collateral was replaced by an assignment of the Company`s brokerage account containing the equivalent amount of cash and cash equivalents. The New Loan balance of $2,165,042 was repaid in accordance with its terms in June 2002. In connection with this borrowing arrangement, the Company was also granted additional borrowing capacity in the form of a $50,000 loan commitment. The $50,000 commitment was utilized during February 2002 (see Note 11).

In May 2001, the Company obtained from a separate bank a borrowing facility (the Facility) in the aggregate amount of approximately $1,500,000 to fund the purchase of vending machines used for the distribution and sale of Kodak film products. Borrowings are made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon an amount in excess of three year U.S. Treasury Notes. The outstanding principal balance under this facility was $645,795 as of December 31, 2001. The Company has granted the bank a security interest in the specific film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to December 31, 2001 and through April 2002, the Company borrowed an additional $779,111 under this facility.

Long-term debt consists of the following:

                                           December 31
                                              2001              2000
                                         ---------------------------------

        New loan                           $   2,165,042   $          -
        Borrowing facility                       645,795              -
        Equipment line of credit                       -      2,000,000
        Bank loan                                      -        225,087
                                         ---------------------------------
                                               2,810,837      2,225,087
        Less current portion                  (2,386,506)      (147,238)
                                         ---------------------------------
                                           $     424,331   $  2,077,849
                                         =================================

6. Stockholders` Equity

Holders of the Series A and Series B Preferred Stock have the option to convert such shares into shares of Common Stock on a one-to-one ratio, subject to certain exceptions. The conversion rate on a particular series of Preferred Stock is subject to an adjustment in the event that any additional Common Stock, or other shares convertible into Common Stock, are issued for a per-share price less than the particular series conversion price. The Series A and Series B Preferred Stockholders vote on an as-if-converted basis. Mandatory conversion occurs upon the closing of an initial public offering of the Company`s Common Stock, as defined. The holders of the Series A and Series B also have demand and piggyback registration rights, as defined. The Series A and Series B rank paripassu in liquidation, and the holders of non-cumulative Series A and Series B are each entitled to receive an amount equal to their initial investment plus any declared but unpaid dividends and 7% of the initial investment amount compounded annually from the date of investment prior to distribution to the common shareholders.

7. Income Taxes

At December 31, 2001, the Company has approximately $10,900,000 ($5,215,000 in
2000) and $11,400,000 ($5,615,000 in 2000) of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal operating loss carryforwards will begin expiring in 2019, and the state operating loss carryforwards expire principally between 2005 and 2020. At December 31, 2001 and 2000, the Company recorded a deferred tax asset of approximately $4,503,100 and $2,122,200, respectively, which was reduced by a valuation allowance of the same amount, as the realization of the deferred tax asset is not certain.

Significant components of the Company`s deferred tax asset is as follows:

                                                                         December 31
                                                                  2001               2000
                                                            -----------------------------------
Deferred tax asset:
   Net operating loss carryforwards                          $     4,460,700   $     2,120,700
   Other                                                              42,400             1,500
                                                            -----------------------------------
                                                                   4,503,100         2,122,200
Valuation allowance                                               (4,503,100)       (2,122,200)
                                                            -----------------------------------
Net deferred tax asset                                       $             -  $              -
                                                            ===================================


The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

8. Stock Option Plan

In March 1999, the Company adopted the 1999 Equity Compensation Plan (the Plan), which provides for the granting of stock options, restricted stock and stock appreciation rights (SARs) to employees, directors and consultants of the Company. Options granted under the Plan may be either Incentive Stock Options
(ISOs) or Nonqualified Stock Options (NSOs). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSOs may be granted to employees, directors and consultants. At December 31, 2001, the Company reserved 2,559,059 shares of common stock for issuance under the Plan. Options under the Plan are granted for periods of up to ten years and generally vest over four years. All options are subject in general to earlier termination if the optionee leaves the employ of the Company. To date, no restricted stock or SARs have been issued under the Plan.

The Company does not recognize compensation expense on the issuance of its stock options to employees and directors when the option terms are fixed and the exercise price equals the fair value of the underlying stock on the grant date. To date, all options issued to employees under the Plan have been ISOs and all are exercisable at a price not less than the fair value of the Common Stock at the date of the grant. Accordingly, no compensation expense has been recognized.

The following summarizes the activity of the Plan since its adoption:

                                                                        Common
                                                                        Shares
                                                                         Under          Weighted
                                                                        Options          Average
                                                                        Granted       Exercise Price
                                                                 --------------------------------------
     Outstanding at December 31, 1999                                   769,000         $     0.67
     Granted                                                            428,000               1.89
     Cancelled/forfeited                                                (12,109)              0.67
                                                                 --------------------------------------
     Outstanding at December 31, 2000                                 1,184,891               1.41
     Granted                                                            229,500               1.89
     Cancelled/forfeited                                               (424,121)              1.74
                                                                 --------------------------------------
     Outstanding at December 31, 2001                                   990,270         $     0.97
                                                                 ======================================

Information with respect to options outstanding under the Plan as of December 31, 2001 is as follows:

                           Options Outstanding                               Options Exercisable
---------------------------------------------------------------------------------------------------------
                                          Weighted-
                        Number             Average         Weighted-         Number          Weighted-
    Exercise        Outstanding at        Remaining        Average       Outstanding at       Average
     Price           December 31         Contractual       Exercise       December 31         Exercise
     Range              2001             Life (Years)       Price            2001              Price
---------------------------------------------------------------------------------------------------------
   $   .67             702,000              7.3           $  0.67          618,927           $  0.67
   $  1.89             288,270              8.6           $  1.89          112,123           $  1.89
                  -------------------                                  ------------------
                       990,270                                             731,050
                  ===================                                  ==================

Included in the 2001 options outstanding at December 31, 2001 are 35,770 stock options granted to a nonemployee. The fair value of the options granted to the nonemployee is recognized as an expense over the period that the nonemployee provides services. The total expense for these options in each of the years ended December 31, 2001 and 2000 was $7,259.

9. Commitments and Contingencies

The Company leases various properties under operating leases expiring at various times through 2006. The aggregate minimum annual lease payments under the noncancelable operating leases as of December 31, 2001, are as follows:

                 2002                                       $163,400
                 2003                                        146,400
                 2004                                        143,800
                 2005                                         38,600
                 2006                                          1,400
                                                            --------
                Total                                       $493,600
                                                            ========

Total rental expense for 2001 and 2000 was approximately $206,000 and $224,000, respectively.

In normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

10. Related-Party Transactions

During the years 2001 and 2000, the Company purchased vending machines from Dixie-Narco, Inc. (Dixie), a wholly-owned subsidiary of a shareholder of the Company. Total purchases from Dixie for the years ended December 31, 2001 and 2000 were $661,000 and $35,000, respectively. Amounts due to related party in the accompanying 2001 balance sheet represents the net amount owed to Dixie under the terms of the Dixie agreement.

11. Subsequent Events

On May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among USA Technologies, Inc., USA Acquisition Corp., Stitch and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly owned subsidiary of USA Technologies, Inc.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of USA Technologies, Inc. and warrants to purchase up to 7,587,447 shares of Common Stock of USA Technologies, Inc. at $.40 per share at any time through June 30, 2002. Additionally, USA Technologies, Inc. assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock of USA Technologies, Inc. at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares of Common Stock of USA Technologies, Inc. A total of 4,800,000 of the shares of Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders` indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.


On January 9, 2002, the Company obtained a $225,000 loan from a bank to fund working capital. The loan was payable to the bank on July 8, 2002. On February 26, 2002, the Company borrowed an additional $50,000 from the same bank which was payable on demand. On July 26, 2002 the bank agreed to extend the due dates on the $225,000 loan and $50,000 loan to September 1, 2002, provided the Company pay the bank the July and August interest payments on such loans and a $6,750 extension fee.

                           Stitch Networks Corporation
                                 Balance Sheets
                                   (Unaudited)

                                                                                    March 31
                                                                             2002                2001
                                                                         --------------------------------
Assets
Current assets:
  Cash and cash equivalents                                              $  2,174,857         $ 5,773,807
  Accounts receivable, net of allowance for doubtful accounts of
     $5,224 and $11,818 at March 31, 2002 and 2001, respectively              113,927              78,254
  Inventory                                                                   227,966             460,845
  Due from related party, net                                                  57,469                   -
  Other                                                                        34,550              62,273
                                                                         --------------------------------
Total current assets                                                        2,608,769           6,375,179

Property and equipment, net                                                 1,520,554           1,782,305
Other assets                                                                   32,638               9,027
                                                                         --------------------------------
Total assets                                                             $  4,161,961         $ 8,166,511
                                                                         ================================

Liabilities and stockholder`s equity (deficit)
Current liabilities:
  Accounts payable                                                       $    650,525         $   590,358
  Accrued expenses                                                            300,791             118,948
  Current portion of long-term  debt                                        2,706,088             111,415
                                                                         --------------------------------
Total current liabilities                                                   3,657,404             820,721

Long-term debt, net of current portion                                        629,910           2,077,849

Stockholder`s equity (deficit):
 Series A convertible preferred stock, $.01 par value; 3,114,637 shares authorized, issued and outstanding; liquidation value of
  $2,425,186 (unaudited) at March 31, 2002                                     31,146              31,146
 Series B convertible preferred stock, $.01 par value; 5,276,895 shares authorized, issued and outstanding; liquidation value of
  $11,684,853 (unaudited) at March 31, 2002                                    52,769              52,769
 Common stock, $.01 par value; 17,000,000 shares authorized;
  6,000,000 shares issued and outstanding                                      60,000              60,000
 Additional paid-in capital                                                14,626,505          14,611,985
 Accumulated deficit                                                      (14,895,773)         (9,487,959)
                                                                         --------------------------------
Total stockholders` equity (deficit)                                         (125,353)          5,267,941
                                                                         --------------------------------
Total liabilities and stockholders` equity (deficit)                     $  4,161,961         $ 8,166,511
                                                                         ================================

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Operations
                                   (Unaudited)

                                                                             Three months ended March 31
                                                                                2002              2001
                                                                       -------------------------------------
Revenue                                                                    $     368,928     $      94,346

Operating expenses:
    Cost of revenue                                                              230,203            42,826
    Compensation                                                                 483,151           756,465
    General and administrative                                                   156,396           273,920
    Research and development                                                     136,622           192,453
    Sales and marketing                                                           45,884           134,689
    Depreciation and amortization                                                199,628           205,909
                                                                       -------------------------------------
Total operating expenses                                                       1,251,884         1,606,262
                                                                       -------------------------------------
                                                                                (882,956)       (1,511,916)

Other income (expense):
     Interest income                                                               6,937            87,339
     Interest expense                                                            (48,786)          (51,345)
     Other, net                                                                      884            17,194
                                                                       -------------------------------------
                                                                                 (40,965)           53,188
                                                                       -------------------------------------
Net loss                                                                   $    (923,921)    $  (1,458,728)
                                                                       =====================================


See accompanying notes.
                                      F-54

                           Stitch Networks Corporation

                  Statements of Stockholders` Equity (Deficit)

                        Three months ended March 31, 2002
                                   (Unaudited)

                                         Preferred Stock
                           ---------------------------------------------
                           Series A Convertible  Series B Convertible    Common Stock      Additional                    Total
                           -------------------------------------------------------------    Paid-In    Accumulated   Stockholders`
                             Shares     Amount    Shares    Amount     Shares    Amount     Capital      Deficit   Equity (Deficit)

                              -----------------------------------------------------------------------------------------------------
Balance, December 31, 2001    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,619,244  $(13,971,852)    $791,307

Compensation expense relating
   to options issued to
   nonemployees                       -         -           -        -         -         -        7,261             -        7,261
Net loss                              -         -           -        -         -         -            -     (923,921)    (923,921)
                              ---------------------------------------------------------------------------------------------------
Balance, March 31, 2002       3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,626,505 $(14,895,773)   $(125,353)
                              =========   =======   =========  =======   ========= =======  =========== ============    =========

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Cash Flows
                                   (Unaudited)

                                                                             Three months ended March 31
                                                                             2002                2001
                                                                       ------------------------------------
Cash flows from operating activities
Net loss                                                               $        (923,921)   $    (1,458,728)
Adjustments to reconcile net loss to cash used in operating
   activities:
     Depreciation and amortization                                               199,628            205,909
     Non-cash stock compensation expense                                           7,261                  -
     Loss on disposal of property and equipment                                        -             17,344
     Changes in operating assets and liabilities:
       Accounts receivable                                                        18,233            (67,767)
       Inventory                                                                   7,034           (411,313)
       Other assets                                                               54,054             69,650
       Accounts payable                                                          (73,592)           407,580
       Accrued expenses                                                           82,018             (4,103)
       Due to/from related party                                                 (63,357)            (8,875)
                                                                       ------------------------------------
Net cash used in operating activities                                           (692,642)        (1,250,303)

Cash flows from investing activities
Purchase of property and equipment                                               (93,970)           (19,464)
                                                                       ------------------------------------
Net cash used in investing activities                                            (93,970)           (19,464)

Cash flows from financing activities
Borrowings of long term debt                                                     587,287                  -
Repayments of long term debt                                                     (62,126)           (35,823)
                                                                       ------------------------------------
Net cash provided by (used in) financing activities                              525,161            (35,823)
                                                                       ------------------------------------
Net decrease in cash and cash equivalents                                       (261,451)        (1,305,590)

Cash and cash equivalents, beginning of period                                 2,436,308          7,079,397
                                                                       ------------------------------------
Cash and cash equivalents, end of period                               $       2,174,857    $     5,773,807
                                                                       ====================================

Supplemental disclosures of cash flow information:
   Interest paid                                                       $          48,950    $        53,165
                                                                       ====================================

See accompanying notes.
                                      F-56

                           Stitch Networks Corporation

                     Selected Notes to Financial Statements

                   Three months ended March 31, 2002 and 2001
                                   (Unaudited)

1. Description of Business

Stitch Networks Corporation (the Company), a Delaware corporation was incorporated in February 1996 as Goodvest Corporation and, in March 1999, changed its name to e-Vend.net Corporation. In June 2001 the Company changed its name to Stitch Networks Corporation. The Company designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. The Company`s customers are principally located in the United States.

On December 31, 2000, the Company executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., in order to form a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. This agreement represents the majority of the Company`s operations in 2001 and during the first quarter of 2002.

2. Summary of Significant Accounting Policies

Interim Financial Information

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary have been included. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes all highly liquid investments purchased with original maturity of three months or less.

Inventory

Inventory, which consists of finished goods, components, and packaging materials, is stated at the lower of cost (first in, first out basis) or market.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are recorded at cost and amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the related lease term. The estimated useful lives are as follows:

Vending machines and related components                         3 to 7 years
Computers and purchased software                                3 years
Equipment and furniture                                         5 to 7 years
Leasehold improvements                                          3 years

Revenue Recognition

Revenue from the sale of products from the Company`s vending machines is recognized upon the sale of such products and acceptance by the customer. Monthly fees for the use of vending machines equipped with embedded internet connectivity is recognized upon usage of the equipment.

Research and Development

The Company expenses research and development costs as incurred.

3. Property and Equipment

Property and equipment consist of the following:

                                                                           March 31
                                                                   2002               2001
                                                            -------------------------------------
Vending machines and related components                      $      1,131,063    $     775,048
Computers and purchased software                                    1,518,079         1,501,760
Equipment and furniture                                               444,242           451,819
Leasehold improvements and other                                      207,748           199,854
                                                            -------------------------------------
                                                                    3,301,132         2,928,481
Less accumulated depreciation and amortization                      1,780,578         1,146,176
                                                            -------------------------------------
                                                             $      1,520,554    $    1,782,305
                                                            =====================================

4. Long-Term Debt

During the period from January 2002 to April 2002 the Company borrowed approximately $779,000 under their borrowing facility to fund the purchase of vending machines used for the distribution and sale of Kodak film products. These borrowings are being repaid in accordance with the repayment schedules set at the time of each borrowing, including equal monthly payments over periods ranging from 31 to 36 months and an interest rate based upon an amount in excess of three year U.S. Treasury Notes.

On January 9, 2002, the Company obtained a $225,000 loan from a bank to fund working capital. The loan was payable to the bank on July 8, 2002. On February 26, 2002, the Company borrowed an additional $50,000 from the same bank which was payable on demand. On July 26, 2002 the bank agreed to extend the due dates on the $225,000 loan and $50,000 loan to September 1, 2002, provided the Company pay the bank the July and August interest payments on such loans and a $6,750 extension fee.

5. Related-Party Transactions

During the three months ended March 31, 2002 and 2001, the Company purchased vending machines from Dixie-Narco, Inc. (Dixie), a wholly-owned subsidiary of a shareholder of the Company. Total purchases from Dixie for the quarter ended March 31, 2002 and 2001 were $156,571 and $1,321, respectively. Amounts due from related party in the accompanying balance sheet represents the net amount due from Dixie under the terms of the Dixie agreement.

6.  Subsequent Events

On May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among USA Technologies, Inc., USA Acquisition Corp., Stitch and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly owned subsidiary of USA Technologies, Inc.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of USA Technologies, Inc. and warrants to purchase up to 7,587,447 shares of Common Stock of USA Technologies, Inc. at $.40 per share at any time through June 30, 2002. None of these warrants were exercised and these warrants have expired. Additionally, USA Technologies, Inc. assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock of USA Technologies, Inc. at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares Common Stock of USA Technologies, Inc. A total of 4,800,000 of the shares of the Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders` indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.

The management of USA Technologies, Inc. has taken measures to reduce costs at Stitch subsequent to the acquisition date. Head count has been significantly reduced and a consultant has been engaged to sublet the Stitch facility. Operating costs are also being reduced as the two operations integrate under one facility.

                              USA Technologies Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                              Basis of Presentation

The Pro Forma Consolidated Balance Sheet as of March 31, 2002, the Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2002, and the Pro Forma Consolidated Statement of Operations for the year ended June 30, 2001, are based on the historical financial statements of USA Technologies, Inc. (USA) and Stitch Networks Corporation (Stitch). The acquisition of Stitch has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Balance Sheet as of March 31, 2002 has been prepared assuming the Stitch acquisition was completed March 31, 2002. The Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2002 has been prepared assuming the Stitch acquisition was completed on July 1, 2001. The Pro Forma Consolidated Statement of Operations for the year ended June 30, 2001 has been prepared assuming that the Stitch acquisition was completed on July 1, 2000.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Consolidated Balance Sheet and Statements of Operations do not purport to represent what USA`s actual financial position or results of operations would have been had the acquisition of Stitch occurred as of such dates, or to project USA`s financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Stitch are preliminary and the final allocations may differ from the amounts reflected herein. The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Statements of Operations should be read in conjunction with USA`s financial statements and notes thereto, and the historical financial statements of Stitch which are included elsewhere on this current report on Form 8-K.

                              USA Technologies Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (Unaudited)

                                                                                             Acquisition
                                                                  Stitch          USA        Adjustments      Pro Forma
                                                                  ------          ----      --------------   -----------
Assets:
Current assets:
  Cash and cash equivalents                                      $2,174,857     $1,328,455             -     $ 3,503,312
  Accounts receivable, net                                          113,927        237,047             -         350,974
  Due from related party                                             57,469              -             -          57,469
  Inventory                                                         227,966        876,765             -        1,104,731
  Subscriptions receivable                                                -         79,237             -          79,237
  Prepaid expenses and other current assets                          34,550        899,214             -         933,764
                                                                 --------------------------------------------------------
Total current assets                                              2,608,769      3,420,718             -        6,029,487

Property and equipment, net                                       1,520,554        576,939             -        2,097,493
Software development costs                                                -      5,326,186             -        5,326,186
Goodwill                                                                  -              - (1)   5,386,999      5,386,999
Intangible assets                                                         -              - (1)   3,268,000      3,268,000
Other assets                                                         32,638        408,215             -          440,853
                                                                ---------------------------------------------------------
Total assets                                                     $4,161,961     $9,732,058     $8,654,999   $  22,549,018
                                                                =========================================================

Liabilities and shareholder`s equity
Current liabilities:
   Accounts payable                                              $  650,525     $2,118,063             -       $2,768,588
   Accrued expenses                                                 300,791      1,346,017             -        1,646,808
   Equipment line of credit                                               -         34,632             -           34,632
   Current portion of long-term debt                              2,706,088         58,113             -        2,764,201
                                                                ---------------------------------------------------------
Total current liabilities                                         3,657,404      3,556,825             -        7,214,229

Long-term debt, less current portion                                629,910      4,605,370             -        5,235,280
Convertible debentures, less current portion                              -         51,667             -           51,667

Shareholders` equity:
  Series A convertible preferred stock, no par value;
    1,800,000 shares authorized; 540,789 issued and
    outstanding at March 31, 2002 (Unaudited)                        83,915      3,830,628 (1)     (83,915)     3,830,628
  Stitch Common Stock, $.01 par value; 17,000,000 shares
    authorized; 6,000,000 shares issued and outstanding at
    March 31, 2002 (Unaudited)                                       60,000              - (1)     (60,000)             -
  USA Common Stock, no par value; 85,000,000 shares
    authorized; 39,787,136 issued and outstanding shares at
    March 31, 2002 (Unaudited)                                   14,626,505     45,252,955 (1) (14,626,505)    45,252,955
  Deferred compensation                                                   -        (25,750)             -         (25,750)
  Additional paid-in-capital                                              -              - (1)   8,529,646      8,529,646
  Accumulated deficit                                           (14,895,773)   (47,539,637)(1)  14,895,773    (47,539,637)
                                                                --------------------------------------------------------
Total shareholders` equity (deficit)                               (125,353)     1,518,196       8,654,999     10,047,842
                                                                --------------------------------------------------------
Total liabilities and shareholders` equity                       $4,161,961     $9,732,058      $8,654,999  $  22,549,018
                                                                =========================================================

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2001
                                   (Unaudited)

                                                                                        Acquisition
                                                             Stitch           USA       Adjustments      Pro Forma
                                                          ------------   ------------   ------------     ----------
Revenues                                                  $    502,248   $  1,451,002             -      $ 1,953,250

Operating expenses:
      Cost of sales                                            318,067        816,239             -        1,134,306
      General and administrative                             1,298,648      4,666,636             -        5,965,284
      Compensation                                           3,009,020      2,966,776             -        5,975,796
      Research and development                                 761,078        961,378             -        1,722,456
      Depreciation and amortization                            828,059        209,646             -        1,364,505
Total operating expenses                                     6,214,872      9,620,675(2)     326,800      16,162,347
                                                          ------------   ------------    ------------   -------------
                                                            (5,712,624)    (8,169,673)     (326,800)     (14,209,097)

Other income (expense):
      Interest income                                          410,968         60,034             -          471,002
      Interest expense                                        (199,495)    (1,122,505)            -       (1,322,000)
      Other, net                                                 7,037        (40,100)            -          (33,063)
                                                          ------------   ------------    ----------     -------------
Total other income (expense)                                   218,510     (1,102,571)            -         (884,061)

Loss before cumulative effect of accounting change
      and extraordinary item                                (5,494,114)    (9,272,244)(2)   (326,800)    (15,093,158)
Cumulative effect of accounting change                               -       (821,000)            -         (821,000)
                                                          ------------   ------------    ----------     -------------
Loss before extraordinary item                              (5,494,114)   (10,093,244)     (326,800)     (15,914,158)
Extraordinary loss on exchange of debt                               -       (863,000)            -         (863,000)
                                                          ------------   ------------    ----------     -------------
Net loss                                                    (5,494,114)   (10,956,244)     (326,800)     (16,777,158)
Cumulative preferred dividends                                       -       (836,541)            -         (836,541)
                                                          ------------   ------------    ----------     -------------
Loss applicable to common shares                          $ (5,494,114)  $(11,792,785)   $ (326,800)    $(17,613,699)
                                                          ============   ============    ==========     =============

Loss per common share (basic and diluted)                                $     $(0.70)   $    (0.44)
                                                                         ============    ==========
Weighted average number of common shares
      outstanding (basic and diluted)                                      16,731,999     23,637,341      40,369,340
                                                                          ===========    ===========    =============


                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                    for the nine months ended March 31, 2002
                                   (Unaudited)

                                                                                        Acquisition
                                                             Stitch           USA       Adjustments      Pro Forma
                                                             ------           ---       -----------      ---------
Revenue                                                    $ 1,005,394    $ 1,118,271             -      $ 2,123,665

Operating expenses:
     Cost of sales                                           1,137,153        611,805             -        1,748,958
     General and administrative                                731,398      3,665,611             -        4,397,009
     Compensation                                            1,988,871      3,155,986             -        5,144,857
     Research and development                                  477,879        642,438             -        1,120,317
     Depreciation and amortization                             578,789        243,812             -        1,067,701
Total operating expenses                                     4,914,090      8,319,652 (3)    245,100      13,478,842
                                                           -----------    -----------    ----------     ------------
                                                            (3,908,696)    (7,201,381)      (245,100)    (11,355,177)

Other income (expense):
     Interest income                                             6,937         10,464             -           17,401
     Interest expense                                         (150,123)      (991,578)            -       (1,141,701)
     Other, net                                                 39,347              -             -           39,347
                                                           -----------    -----------    ----------     ------------
Total other income (expense)                                  (103,839)      (981,114)            -       (1,084,953)
                                                           -----------    -----------    ----------     ------------
Net loss                                                    (4,012,535)    (8,182,495) (3)  (245,100)    (12,440,130)
Cumulative preferred dividends                                       -       (822,561)            -         (822,561)
                                                           -----------    -----------    ----------     ------------
Loss applicable to common shares                           $(4,012,535)   $(9,005,056)   $  (245,100)   $(13,262,691)
                                                           ===========    ===========    ===========    ============

Loss per common share (basic and diluted)                                 $     (0.30)   $     (0.25)
                                                                          ===========    ===========
Weighted average number of common shares
  outstanding (basic and diluted)                                          30,186,045     23,637,341      53,823,386
                                                                           ==========    ===========     ===========

Notes to Unaudited Pro Forma Consolidated Financial Statements

   (1) To record the acquisition of Stitch at an assumed purchase price (calculated pursuant to the Merger Agreement dated May 14, 2002). The purchase price is assumed to be paid by the issuance of 22,762,341 shares of USA Technologies, Inc. Common Stock ($7,511,573), the issuance of 8,000,000 Common Stock warrants ($160,000), the issuance of 2,475,318 Common Stock options ($569,323), and the issuance of 875,000 shares of Common Stock ($288,750) to Technology Partners, LLC for payment of services rendered to the Company in connection with the acquisition. This adjustment also records the difference between the assumed purchase price of $8,529,646 and the net assets of Stitch to: intangible assets ($3,268,000) and goodwill ($5,386,999).

   (2) To amortize the intangible assets recorded in connection with the Stitch acquisition over a 10 year estimated useful life as if the acquisition occurred on July 1, 2000.

   (3) To amortize the intangible assets recorded in connection with the Stitch acquisition over a 10 year estimated useful life as if the acquisition occurred on July 1, 2001.

       PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

     Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

     Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.

 Securities and Exchange Commission - Registration Fee .     $ 3,470.63
 Printing and Engraving Expenses   . . . . . . . . . . .     $ 6,529.37
 Accounting Fees and Expenses      . . . . . . . . . . .     $15,000.00
 Legal Fees and Expenses    . . . . . . . . . . . . . . .    $15,000.00
                                                             ----------
              Total   . . . . . . . . . . . . . . . . . .    $40,000.00
                                                             ==========

 Item 26. Recent Sales of Unregistered Securities.

     During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

Private Placements.

     During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement.

     During early 2001, we sold 568.15 units or a total of $5,681,500 principal amount of 12% Convertible Senior Notes and 1,136,300 shares of common stock. Of this amount, $3,823,000 of the senior notes were purchased through the exchange of $3,823,000 of the old senior notes. Each unit consisted of a $10,000 principal amount Senior Note and 2,000 shares of common stock. Each 12% Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right in invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert - - 120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act. All of these investors are accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

     During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale of La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant. The offering of the warrant and the underlying shares was exempt from registration pursuant to
Section 4(2) of the Act. La Jolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement. The convertible debenture was issued pursuant to the exemption from registration set forth in Section 4(2) of the Act. La Jolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During the period from March 2001 through September 2001, we sold a total of 739.54 units in the 2001-B Private Placement Offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of common stock and 20,000 2001-B common stock purchase warrants. The offering was sold to 193 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During the period from September 2001 through October 19, 2001, we sold for our 2001-C offering an aggregate of 4,212,350 shares of common stock at $.50 per share for a total of $2,106,175. For each share of common stock purchased, each investor also received a 2001-C warrant. The offering was sold to 102 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During October 2001, the Company issued 200,000 shares to Ratner & Prestia, P.C., an accredited investor. The offering did not involve any general advertising or solicitation, and was therefore exempt from registration under
Section 4(2) of the Act. The proceeds from the sales of the shares will be applied by Ratner & Prestia towards the unpaid professional fees due to them by the Company. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During the period from November 2001 through June 30, 2002, the Company sold $4,814,593 principal amount of 12% Convertible Senior Notes due December 31, 2004. Each Senior Note is convertible into shares of common stock at $.40 per share anytime through maturity. The notes were sold to 230 accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     In January 2002, the Company issued shares of common stock to the following executive officers as a bonus: George R. Jensen, Jr.- 320,000 shares; Stephen P. Herbert- 300,000 shares; H. Brock Kolls-200,000 shares; Leland Maxwell-130,000 shares; and Michael Lawlor- 130,000 shares. The issuance of the shares was exempt from registration under Section 4(2) of the Act. All of these investors are accredited and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

     In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch become our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock and warrants to purchase up to 8,000,000 of our shares of common stock at $.40 per share at any time through June 30, 2002. We also issued to the former option holders of Stitch options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act.

     The Stitch stockholders acquiring our shares and warrants are all accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. The thirty-three former option holders of Stitch receiving our options consisted of directors, officers or key employees of Stitch, all of whom were sophisticated investors. In connection with the issuance of the options, we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

     In April 2002, the Company agreed to issue 400,000 shares of Common Stock to Alex Consulting, Inc., a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     In April 2002, the Company agreed to issue 90,000 shares of Common Stock to Larry Gershman, a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     In April 2002, the Company agreed to issue to Technology Partners (Holdings) LLC, our investment banker, a total of 150,000 shares of Common Stock. The shares are to be issued at the rate of 25,000 per month under the six month extension of their consultant agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002 (later extended to March 31, 2003), and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.


     Commencing during June 2002 and through October 2002, the Company sold to 186 accredited investors $4,144,008 principal amount of 12% Senior Notes due December 31, 2005 and 8,288,016 shares of Common Stock. For each $10,000 invested, the subscriber received a $10,000 note and 20,000 shares of Common Stock. The Company has received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,114,008, of which $2,585,000 has been deposited and the remainder for services. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     La Jolla Cove Investors converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Specifically, from inception through March 31, 2003, La Jolla converted $133,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 829,099 shares of stock, and exercised 8,290,990 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments at the time of and as part of the employee`s termination of employment. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. All of these eight former employees were sophisticated and wer afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from all of these investors and all the securities contained appropriate restrictive legends under the Act.

     In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Mynyk is a sophisticated investor, was afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from him and the securities contained appropriate restrictive legends under the Act.

     In October 2002 and January 2003, the Company issued 529,324 and 593,634 shares, respectively, (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarters ended September 2002 and December 2002, respectively. In addition, for these two quarters the Company granted warrants to purchase up to 1,122,958 shares at $.20 per share at any time prior to December 31, 2004. The offer and sale of the shares and warrants was exempt from registration under Rule 506 promulgated under the Act. All of these securities were sold to accredited investors and the offer and sale did not involve any general advertising or solicitation.

     In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Boyton is an accredited investor and a Director of the Company, we obtained investment representations from him and the securities contained appropriate restrictive legends under the Act.

     In October 2002, the Company sold to an investor, Kazi Management VI, Inc. 3,571,429 shares of Common Stock at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares of Common Stock at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representations from the investor and the securities contained appropriate restrictive legends under the Act.

     In October 2002, the Company sold to an investor, Alpha Capital Aktiengesellscharft, 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants issued was 10,360,025 and are exercisable at any time prior to March 31, 2003. If the holder exercises all of such holder`s warrants, the holder shall receive another identical warrant exercisable at any time prior to March 31, 2003. From November 2002 through March 31, 2003, 6,252,652 of these warrants were exercised at $.10 per share for a total of $625,265. The offer and sale of the warrants and these shares was exempt from registration under Rule 506 promulgated under the Act. All of the noteholders are accredited investors and already the holders of our notes. The warrants and the shares all contained appropriate restrictive legends under the Act.

     On October 31, 2002, eight employees of and two consultants to USA entered into subscription agreements with USA to receive an aggregate of 1,480,000 shares for services to be rendered to USA. The shares were valued at $.125 per share and were exempt from registration under Section 4(2) of the Act. All of the employees and consultants were sophisticated investors, made appropriate investment representations, were afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act.

     During the fiscal year and through August 7, 2003, the Company issued an aggregate of 85,601,130 shares to 398 accredited investors at $.10 per share for an aggregate of $8,560,113. Of the $8,560,113, $8,345,674 were for cash proceeds and $214,439 were for services rendered or to be rendered. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under the Act. In this regard, the offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. In connection with the offering, we paid commissions of $64,000 to Sloan Securities, Inc., a broker-dealer. We have agreed to use our best efforts to register all of these shares for resale under the Act for a period of one year.

     In February, 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust made an equity investment in USA Technologies at U.S.$0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$3,000,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies a U.S.$3,000,000 equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The shares to be issued to Jubilee by USA Technologies will not be registered under the Securities Act of 1933, as amended. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. The shares were issued to Jubilee by USA pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     In March 2003, we issued a warrant to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows: 3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus; and 3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     In April 2003, we issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

     During April 2003, we issued to Steve Illes, an accredited investor, an aggregate of 1,000,000 shares for $.10 per share and issued to him warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003. The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act. Mr. Illes is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares and the shares underlying the warrants for resale under the Act for a period of one year.

     During May 2003, we issued to Providence Investment Management, an accredited investor, an aggregate of 2,500,000 shares for $.10 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Providence Investment Management is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares for resale under the Act for a period of one year.

     During July 2003, we issued an aggregate of 10,500,000 shares to George R. Jensen, Jr., our Chairman and Chief Executive Officer, as part of the amendment to his employment agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Jensen is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Mr. Jensen has entered into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one year period and 8,000,000 of the shares for a two year period.

     In July 2003, we issued 191,250 shares and warrants to purchase up to 191,250 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended June 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

     On July 11, 2003, we issued 20,000,000 shares to Bayview Technology Group LLC, as part of our purchase of substantially all of the assets of Bayview. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising. Bayview has agreed not to sell any of the shares until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the Stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common Stock of USA. USA has agreed to use its best efforts to register all of the shares for resale by Bayview under the Securities Act of 1933, as amended, for a period of one year (from July 11, 2004 through July 11, 2005).

II. Stock Options

     In September 2000, we issued to Swartz Private Equity, LLC, a warrant to purchase up to 1,200,000 shares at a purchase price of $1.00 per share. The number of shares subject to the option and the exercise price are subject to adjustment.

     In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share. In February 2001, we extended the expiration date of those options until June 30, 2003.

     During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001. The expiration date of these options was extended until September 30, 2001. These options have expired.

     During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

     During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

     During April 2001, the Company issued options to the following  executives:
George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share.

     During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001. None of these options were exercised.

     During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

     In August 2001, we issued to Larry Gershman, a marketing and financial consultant, fully vested warrants to purchase an aggregate of 150,000 shares of our common stock at $.70 per share exercisable at any time through August 2, 2003. In September 2001, we issued fully vested options to the following employees or consultants: Adele Hepburn - 200,000 options; Frances Young - 100,000 options; and George O`Connell - 100,000 options. The options are exercisable at $.70 per share at any time through June 30, 2003.

     In November 2001, the Company authorized issuance of 1,080,000 fully vested options to purchase its Common Stock to its Executive Officers, provided that they were employed by the Company as of January 2, 2002. The amounts of options authorized were: George R. Jensen, Jr. - 320,000 options; Stephen P. Herbert - 300,000 options; Haven Brock Kolls 200,000 options; Leland Maxwell - 130,000 options; and Michael Lawlor - 130,000 options. Each option is exercisable at $.40 per share at any time and on or before June 30, 2003. These options vested during March, 2002.

     In November 2001, the Company issued the following fully vested options to purchase an aggregate of 650,000 shares: Gary Oakland - 100,000 options; Adele Hepburn - 300,000 options; and Frances Young - 250,000 options. These options vested during March, 2002.

     In April 2002, the Company granted to H. Brock Kolls an aggregate of fully vested options to purchase up to 50,000 shares exercisable at $.40 per share for a three year period following issuance.

     On December 31, 2002, a total of 778,000 options to purchase Common Stock were cancelled by members of the Board of Directors, and reported on Form 4 to the SEC. No new options have been issued.

     On December 31, 2002, a total of 1,290,000 options to purchase Common Stock were cancelled by executive officers, and reported on Form 4 to the SEC. No new options have been issued.

     The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

Item 27. Exhibits.

Exhibit
Number                          Description
------------------------------------------------------------------------------


2.1 Asset Purchase Agreement dated July 11, 2003 by and between USA and Bayview Technology Group LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed July 14, 2003)


3.1 Articles of Incorporation of USA filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995(Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration Statement No. 333-81591).

3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 12, 1999 (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration Statement No. 333-81591).

3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

3.1.12 Twelfth Amendment to Articles of Incorporation of USA filed on May 1, 2000. (Incorporated by reference to Exhibit 3.1.12 to Form SB-2 Registration Statement No. 333-101032).

3.1.13 Thirteenth Amendment to Articles of Incorporation of USA filed on March 22, 2002.(Incorporated by reference to Exhibit 3.1.13 to Form SB-2 Registration Statement No. 333-101032).

3.1.14 Fourteenth Amendment to Articles of Incorporation of USA filed on May 14, 2002.(Incorporated by reference to Exhibit 3.1.14 to Form SB-2 Registration Statement No. 333-101032).

3.1.15 Fifteenth Amendment to Articles of Incorporation of USA filed on October 31, 2002.(Incorporated by reference to Exhibit 3.1.15 to Form SB-2 Registration Statement No. 333-101032).

3.1.16 Sixteenth Amendment to Articles of Incorporation of USA filed on February 14, 2003.(Incorporated by reference to Exhibit 3.1.16 to Form SB-2 Registration Statement No. 333-101032).

3.1.17 Seventeenth Amendment to Articles of Incorporation of USA filed on June 30, 2003.(Incorporated by reference to Exhibit 3.1.17 to Form SB-2 Registration Statement No. 333-101032).

3.1.18 Eighteenth Amendment to Articles of Incorporation of USA filed on July 11, 2003.(Incorporated by reference to Exhibit 3.1.18 to Form SB-2 Registration Statement No. 333-101032).

3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

4.1 Warrant Agreement dated as of June 21, 1995 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit
        4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
        1995).

4.2 Form of Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit
        4.3 to Form SB-2 Registration Statement No. 333-09465).

4.4     Form of 1996 Warrant Certificate (Incorporated by reference to Exhibit
        4.4 to Form SB-2 Registration Statement No. 333-09465).

4.5 Form of 1997 Warrant (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

4.6 Form of 12% Senior Note (Incorporated by reference to Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

4.7 Warrant Certificate of I. W. Miller Group, Inc. (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

4.8 Warrant Certificate of Harmonic Research, Inc. (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

4.9 Registration Rights Agreement dated August 3, 2001 by and between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to
        Exhibit 4.9 to Form 10-KSB filed on October 1, 2001).

4.10 Securities Purchase Agreement dated August 3, 2001 between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
        4.10 to Form 10-KSB filed on October 1, 2001).

4.11 Form of Conversion Warrants to be issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.11 to Form 10-KSB filed on October 1, 2001).

4.12 $225,000 principal amount 9 3/4% Convertible Debenture dated August 3, 2001 issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.12 to Form 10-KSB filed on October 1, 2001).

4.13 Warrant certificate dated July 11, 2001 from the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.13 to Form 10-KSB filed on October 1, 2001).

4.14 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company (Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1, 2001).

4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to Exhibit 4.15 to Form SB-2 Registration Statement No. 333-72302).

4.16 Subscription Agreement dated October 26, 2002 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to Exhibit 4.16 to Form SB-2 Registration Statement No. 333-101032).

4.17 Stock Purchase Agreement dated October 26, 2002 by and between the Company and Kazi Management VI, Inc. (Incorporated by reference to
        Exhibit 4.17 to Form SB-2 Registration Statement No. 333-101032).

4.18 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi Management VI, Inc.(Incorporated by reference to Exhibit 4.18 to Form SB-2 Registration Statement No. 333-101032).

4.19 Registration Rights Agreement dated October 26, 2002 by and between the Company and Kazi Management, Inc.(Incorporated by reference to Exhibit
        4.19 to Form SB-2 Registration Statement No. 333-101032).

4.20 Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi Management VI, Inc.(Incorporated by reference to Exhibit 4.20 to Form SB-2 Registration Statement No. 333-101032).

4.21    Subscription Agreement dated November 4, 2002 by and between the Company
        and  Alpha  Capital   Aktiengesellschaft(Incorporated  by  reference  to
        Exhibit 4.21 to Form SB-2 Registration Statement No. 333-101032).

4.22 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of Alpha Capital Aktiengesellschaft(Incorporated by reference to Exhibit
        4.22 to Form SB-2 Registration Statement No. 333-101032).

4.23 Warrant Certificate (No. 196) dated March 17, 2003 in favor of La Jolla Cove Investors, Inc.(Incorporated by reference to Exhibit 4.23 to Form SB-2 Registration Statement No. 333-101032).

4.24 Form of 2004 Senior Note(Incorporated by reference to Exhibit 4.24 to Form SB-2 Registration Statement No. 333-101032).

4.25 Form of 2005 Senior Note(Incorporated by reference to Exhibit 4.25 to Form SB-2 Registration Statement No. 333-101032).

4.26 Stock Purchase Agreement dated May 2, 2003 by and between USA and Providence Investment Management.(Incorporated by reference to Exhibit
        4.26 to Form SB-2 Registration Statement No. 333-101032).

4.27    Stock Purchase  Agreement dated March, 2003 by and between USA and Steve
        Illes.(Incorporated   by   reference   to  Exhibit  4.27  to  Form  SB-2
        Registration Statement No. 333-101032).

**5.1   Opinion of Lurio & Associates, P.C.

10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

10.2 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992).

10.4 Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to
        Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

10.5 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

10.5.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

10.6 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).

10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to
        Exhibit 10.5 to Form S-8 Registration Statement No. 333-34106).

10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement No.333-09465).

10.9 Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

10.9.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

10.9.2 Second Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and the Company dated April 15, 2002 (Incorporated by reference to Exhibit 10.9.2 to Form SB-2 Registration Statement No. 333-101032).


10.9.3 Third Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and USA dated July 25, 2003 (Incorporated by reference to Exhibit 10.9.3 to Form SB-2 Registration Statement No. 333-101032).


10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No. 33-98808).

10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No. 33-98808).

10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

10.14 Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit
        10.39 to Form SB-2 Registration No. 33-98808)

10.14.1 Second Amendment to Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to Exhibit 10.4 to Form S-8 Registration Statement No. 333-34106)

10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No. 33-98808).

10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22,
        1997).

10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement 333-30853).

10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.46 to Form SB-2 Registration Statement No. 333-30853).

10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

10.21 Employment and Non-competition Agreement between USA and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to
        Exhibit 10.1 to Form 8-K filed on November 26, 1997).

10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999.

10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

10.21.3 Third Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated January 16, 2002 (Incorporated by reference to Exhibit 10.21.3 to Form SB-2 Registration Statement No. 333-101032).

10.21.4 Fourth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated April 15, 2002(Incorporated by reference to Exhibit 10.21.4 to Form SB-2 Registration Statement No. 333-101032).


10.21.5 Fifth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated July 16, 2003(Incorporated by reference to Exhibit 10.21.5 to Form SB-2 Registration Statement No. 333-101032).

10.21.6 Lock-Up Agreement dated July 16, 2003 by George R. Jensen, Jr. in favor of USA(Incorporated by reference to Exhibit 10.21.6 to Form SB-2 Registration Statement No. 333-101032).


10.22 Agreement between USA and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit 10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

10.26   Phillip A. Harvey Common Stock Option  Certificate dated as of April 22,
        1999   (Incorporated   by  reference  to  Exhibit  10.35  to  Form  SB-2
        Registration Statement No. 333-81591).

10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998)

10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

10.29 Financial Public Relations Agreement between USA and I. W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 21, 2000).

10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to Exhibit 10.4 to Form 8-K dated September 21, 2000).

10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

10.36 Agreement and Plan of Merger dated April 10, 2002, by and among the Company, USA Acquisitions, Inc., Stitch Networks Corporation, David H. Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-QSB for the quarter ended March 31, 2002).

10.37 Cancellation of subscription Agreement between USA and Ratner & Prestia, P.C. dated March 20, 2003 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration Statement No. 333-101032).

10.38 Agreement between USA and Mars Electronics, Inc. dated March 8, 2002 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-101032).

10.39 Strategic Alliance Agreement between USA and ZiLOG Corporation dated October 15, 2002 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-101032).

10.40 Vending Placement, Supply and Distribution Agreement between Stitch Networks Corporation, Eastman Kodak Company, Maytag Corporation and Dixie-Narco, Inc. dated December 2000 (Incorporated by reference to
        Exhibit 10.40 to Form SB-2 Registration Statement No. 333-101032).

10.41 Design and Manufacturing Agreement between USA and RadiSys dated June 27, 2000 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 333-101032).

10.42 Loan Agreement between Stitch Networks Corporation and US Bancorp dated May 22, 2001 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 333-101032).

**23.1  Consent of Ernst & Young LLP.


------------------------------------------------------------------------------
 ** -- Filed herewith.

Item 28.     Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant`s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on August 8, 2003.

                              USA TECHNOLOGIES, INC.


                              By: /s/ George R. Jensen, Jr.
                                  ------------------------------------
                                  George R. Jensen, Jr.,
                                  Chairman and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.

Signatures                         Title                         Date
-----------                        -----                         ----

 /s/ George R. Jensen, Jr.     Chairman of the Board,         August 8, 2003
----------------------------   and Chief Executive
George R. Jensen, Jr.          Officer (Principal and
                               Chief Executive Officer) Director

/s/ David M. DeMedio           Chief Financial Officer        August 8, 2003
----------------------------   (Principal Accounting
David M. DeMedio               Officer)

/s/ Stephen P. Herbert         President, Chief               August 8, 2003
----------------------------   Operating Officer,
 Stephen P. Herbert            Director

/s/ William W. Sellers          Director                    August 8, 2003
-----------------------------
William W. Sellers

                                Director                    August 8, 2003
----------------------------
William L. Van Alen, Jr.

                                Director                    August 8, 2003
----------------------------
Steven Katz

/s/ Douglas M. Lurio            Director                    August 8, 2003
----------------------------
Douglas M. Lurio

EXHIBIT INDEX

Exhibit Number               Description
--------------               -----------

5.1                 Opinion of Lurio & Associates, P.C.

23.1                Consent of Ernst & Young LLP

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